                                                                    Exhibit 10.1

                   MARKETING, DEVELOPMENT AND SUPPLY AGREEMENT



                           DUSA Pharmaceuticals, Inc.

                                      and

                                  Schering AG

                               November 22, 1999

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----

ARTICLE 1 DEFINITIONS...........................................................................................    2


         1.1      "Additional Collaboration Product"............................................................    2


         1.2      "Affiliate"...................................................................................    2

         1.3      "AK"..........................................................................................    2

         1.4      "ALA".........................................................................................    2

         1.5      "Applicator"..................................................................................    2

         1.6      "Collaboration Product".......................................................................    2

         1.7      "CMC".........................................................................................    2

         1.8      "Competing Product"...........................................................................    3

         1.9      "Control".....................................................................................    3

         1.10     "Cost of Goods"...............................................................................    3

         1.11     "Current Good Manufacturing Practices" or "cGMP"..............................................    3

         1.12     "Data"........................................................................................    3

         1.13     "Dermatological Disorders"....................................................................    4

         1.14     "Development Costs"...........................................................................    4

         1.15     "Development Plan and Budget".................................................................    4

         1.16     "Development Program".........................................................................    4

         1.17     "DUSA Technology".............................................................................    5

         1.18     "EMEA"........................................................................................    5

         1.19     "Existing MAA"................................................................................    5

         1.20     "FDA".........................................................................................    5

         1.21     "Field".......................................................................................    6

         1.22     "Finished Product"............................................................................    6

         1.23     "First Commercial Sale".......................................................................    6

         1.24     "Full Program Funding Period".................................................................    6

         1.25     "GAAP"........................................................................................    6

         1.26     "Initial Product".............................................................................    6

         1.27     "Kerastick Trademark".........................................................................    6

         1.28     "Levulan Trademark"...........................................................................    6

         1.29     "Major Country"...............................................................................    7

         1.30     "Manufacturing Standards".....................................................................    7

         1.31     "Marketing Approval"..........................................................................    7

         1.32     "Marketing Approval Application" or "MAA".....................................................    7

         1.33     "Net Sales"...................................................................................    7

         1.34     "PARTEQ License Agreement"....................................................................    8

         1.35     "Party or Parties"............................................................................    8

         1.36     "Product Territory"...........................................................................    8


                                TABLE OF CONTENTS
                                  (continued)


                                                                                                                   PAGE
                                                                                                                   ----

         1.37     "Region" and "Key Market".....................................................................    8

         1.38     "Specifications"..............................................................................    8

         1.39     "Sublicensee".................................................................................    8

         1.40     "Term of the Development Program".............................................................    8

         1.41     "Territory"...................................................................................    8

         1.42     "United States or U.S."........................................................................   8


ARTICLE 2 STEERING AND DEVELOPMENT COMMITTEES...................................................................    9

         2.1      Steering Committee............................................................................    9

         2.2      Development Committee.........................................................................    9

         2.3      No Committee Amendments; Authority............................................................   10


ARTICLE 3 DEVELOPMENT PLANS AND BUDGETS.........................................................................   11

         3.1      Development Plans and Budgets.................................................................   11

         3.2      Full Program Funding Period...................................................................   11

         3.3      Below Full Program Funding....................................................................   13

         3.4      Additional Projects...........................................................................   13

         3.5      Tail Period...................................................................................   14

         3.6      Wind-Down Period..............................................................................   15

         3.7      Funding Limit.................................................................................   16


ARTICLE 4 DEVELOPMENT PROGRAM...................................................................................   16

         4.1      Product Development...........................................................................   16

         4.2      Development Program Funding...................................................................   18

         4.3      Regulatory Matters............................................................................   18

         4.4      Step-In Rights................................................................................   20


ARTICLE 5 RECORD KEEPING; PUBLICATION...........................................................................   21

         5.1      Reports and Records...........................................................................   21

         5.2      Review of Publications........................................................................   21


ARTICLE 6 DEVELOPMENT PROGRAM FUNDING...........................................................................   22

         6.1      Development Costs.............................................................................   22

         6.2      Payment of Development Costs..................................................................   23

         6.3      Milestone Payments............................................................................   25

         6.4      Credit Against Future Royalties...............................................................   27


                                TABLE OF CONTENTS
                                  (continued)


                                                                                                                   PAGE
                                                                                                                   ----
ARTICLE 7 USE OF PRECLINICAL AND CLINICAL DATA..................................................................   27

         7.1      Exchange......................................................................................   27

         7.2      Use; Disclosure...............................................................................   27

         7.3      Regulatory Requirements.......................................................................   28


ARTICLE 8 MARKETING RIGHTS......................................................................................   28

         8.1      Schering Rights...............................................................................   28

         8.2      Ex-U.S. Light Source..........................................................................   29

         8.3      Rights Retained by DUSA.......................................................................   29

         8.4      Sublicensees and Affiliates...................................................................   29

         8.5      Restrictions..................................................................................   30

         8.6      Marketing Plans...............................................................................   30

         8.7      Marketing Materials...........................................................................   30

         8.8      Right of First Discussion.....................................................................   31

         8.9      Substitution..................................................................................   32


ARTICLE 9 MANUFACTURE AND SUPPLY................................................................................   34

         9.1      Manufacturing Rights..........................................................................   34

         9.2      Supply........................................................................................   34

         9.3      Forecasts.....................................................................................   35

         9.4      Orders........................................................................................   35

         9.5      Delivery......................................................................................   36

         9.6      Quality Guidelines............................................................................   36

         9.7      Collaboration Product Acceptance/Rejection....................................................   38

         9.8      Documentation.................................................................................   39

         9.9      Schering Right of Audit and Inspection........................................................   40

         9.10     Suppliers.....................................................................................   41

         9.11     Invoicing.....................................................................................   42

         9.12     Shortage of Supply............................................................................   42

         9.13     Schering's [c.i.] ............................................................................   44

         9.14     Supply of Light Source........................................................................   44


ARTICLE 10 COLLABORATION PRODUCT PAYMENTS TO DUSA...............................................................   45

         10.1     Prices........................................................................................   45

         10.2     Commercial Sales..............................................................................   45

         10.3     Minimum Supply Prices.........................................................................   47


                                TABLE OF CONTENTS
                                  (continued)


                                                                                                                   PAGE
                                                                                                                   ----
         10.4     Certain Quantities............................................................................    48

         10.5     Discounting...................................................................................    48

         10.6     Payments......................................................................................    48

         10.7     Adjustment to Commercial Supply Price [c.i.]..................................................    49

         10.8     Undue Hardship................................................................................    49


ARTICLE 11 THIRD PARTY ROYALTIES................................................................................    50


ARTICLE 12 PAYMENTS; BOOKS AND RECORDS..........................................................................    50

         12.1     Payment Method................................................................................    50

         12.2     Currency Conversion...........................................................................    50

         12.3     Taxes.........................................................................................    50

         12.4     Records; Inspection...........................................................................    51


ARTICLE 13 MARKETING EFFORTS....................................................................................    52

         13.1     Marketing Efforts.............................................................................    52

         13.2     Failure to File MAA...........................................................................    54

         13.3     Failure to Sell...............................................................................    54

         13.4     Other.........................................................................................    55


ARTICLE 14 INTELLECTUAL PROPERTY................................................................................    55

         14.1     Licenses to Schering..........................................................................    55

         14.2     Ownership of Inventions.......................................................................    55

         14.3     Patent Prosecution............................................................................    55

         14.4     Defense of Third Party Infringement Claims....................................................    57

         14.5     Enforcement...................................................................................    58

         14.6     Third Party Rights............................................................................    59

         14.7     No Rights Beyond Collaboration Products.......................................................    59

         14.8     Covenants.....................................................................................    59

         14.9     Patent Marking................................................................................    59


ARTICLE 15 TRADEMARKS...........................................................................................    59

         15.1     Display.......................................................................................    59

         15.2     License.......................................................................................    59

         15.3     Registration..................................................................................    60

         15.4     Ownership.....................................................................................    60

         15.5     Recordation...................................................................................    60


                                TABLE OF CONTENTS
                                  (continued)


                                                                                                                   PAGE
                                                                                                                   ----
         15.6     Mark Infringement.............................................................................    60
         ----     -----------------
         15.7     Approval of Representation of DUSA Marks......................................................    60
         ----     ----------------------------------------
         15.8     Termination...................................................................................    61
         ----     -----------

ARTICLE 16 REPRESENTATIONS AND WARRANTIES.......................................................................    61

         16.1     General Warranties............................................................................    61
         ----     ------------------
         16.2     Mutual Covenants of Exclusivity...............................................................    63
         ----     -------------------------------
         16.3     Warranties Regarding Products.................................................................    63
         ----     -----------------------------
         16.4     Notice........................................................................................    64
         ----     ------

ARTICLE 17 CONFIDENTIALITY......................................................................................    64

         17.1     Confidential Information......................................................................    64
         ----     ------------------------
         17.2     Permitted Disclosures.........................................................................    65
         ----     ---------------------
         17.3     Prior Non-Disclosure Agreements...............................................................    65
         ----     -------------------------------

ARTICLE 18 INDEMNIFICATION......................................................................................    65

         18.1     Indemnification of DUSA.......................................................................    65
         ----     -----------------------
         18.2     Indemnification of Schering...................................................................    66
         ----     ---------------------------
         18.3     General Indemnification of DUSA...............................................................    66
         ----     -------------------------------
         18.4     General Indemnification of Schering...........................................................    66
         ----     -----------------------------------
         18.5     Procedure.....................................................................................    66
         ----     ---------
         18.6     Insurance.....................................................................................    67
         ----     ---------

ARTICLE 19 TERM AND TERMINATION.................................................................................    67

         19.1     Term..........................................................................................    67
         ----     ----
         19.2     Termination for Cause.........................................................................    67
         ----     ---------------------
         19.3     Termination Upon Notice.......................................................................    69
         ----     -----------------------
         19.4     Effects of Expiration or Termination..........................................................    69
         ----     ------------------------------------
         19.5     Survival......................................................................................    71
         ----     --------

ARTICLE 20 MISCELLANEOUS........................................................................................    72

         20.1     Governing Law, Venue..........................................................................    72
         ----     --------------------
         20.2     Particular Disputes...........................................................................    72
         ----     -------------------
         20.3     Force Majeure.................................................................................    73
         ----     -------------
         20.4     No Implied Waivers; Rights Cumulative.........................................................    73
         ----     -------------------------------------
         20.5     Independent Contractors.......................................................................    73
         ----     -----------------------
         20.6     Notices.......................................................................................    73
         ----     -------

                                TABLE OF CONTENTS
                                  (continued)


                                                                                                                   PAGE
                                                                                                                   ----
         20.7     Assignment....................................................................................    74

         20.8     Affiliate Assignment..........................................................................    74

         20.9     Modification..................................................................................    74

         20.10    Severability..................................................................................    75

         20.11    Publicity Review..............................................................................    75

         20.12    Counterparts..................................................................................    75

         20.13    Headings......................................................................................    75

         20.14    Export Laws...................................................................................    75

         20.15    Entire Agreement..............................................................................    75



EXHIBIT 1.4                         AMINOLEVULINIC ACID HCL
EXHIBIT 1.17                        DUSA PATENTS
EXHIBIT 1.21                        U.S. STANDARD PACKAGING AND LABELING
EXHIBIT 1.38                        INITIAL PRODUCT SPECIFICATIONS
EXHIBIT 4.1.1                       INITIAL PRODUCT PLAN
EXHIBIT 8.1(b)                      REGIONS; KEY MARKETS
EXHIBIT 8.6                         INITIAL MARKETING PLAN
EXHIBIT 9.3                         SCHERING INITIAL FORECAST
EXHIBIT 9.7                         INITIAL PRODUCT INSPECTION CRITERIA
EXHIBIT 14.3                        CORE PATENTS
EXHIBIT 14.6                        THIRD PARTY LICENSORS
EXHIBIT 15.3                        REGISTRATION OF DUSA MARKS

                   MARKETING, DEVELOPMENT AND SUPPLY AGREEMENT

         This Marketing, Development and Supply Agreement (the "Agreement"), entered into as of November 22, 1999 (the "Execution Date"), is made by and between DUSA Pharmaceuticals, Inc., a New Jersey corporation, having offices at 25 Upton Drive, Wilmington, Massachusetts 01887, USA ("DUSA"), and Schering AG, a German corporation, having offices at 13342 Berlin, Germany ("Schering").

                                   BACKGROUND

         A. DUSA is developing aminolevulinic acid HCl (Levulan(R), as further defined below) photodynamic therapy and photodetection for the treatment and detection of human diseases. Certain of the underlying technology was in-licensed by DUSA from PARTEQ Research and Development Innovations.

         B. Schering and DUSA desire to collaborate on the development and commercialization of certain products utilizing Levulan(R) photodynamic therapy and photodetection of dermatological indications in humans, all on the terms and conditions set forth below.

         C. DUSA is willing to grant to Schering, and Schering desires to obtain, certain licenses with respect to the development and commercialization of Collaboration Products (as defined below), and DUSA will keep the right to manufacture and supply such products to Schering, all on the terms and conditions set forth below.

         D. In addition, DUSA and Schering have entered into a certain agreement of even date herewith (the "Light Source Agreement") pursuant to which DUSA will supply the light sources to be used with the Collaboration Products (the "Light Sources") directly to physicians, all on the terms and conditions set forth in the Light Source Agreement.

         E. Concurrently with this Agreement, DUSA and Schering Berlin Venture Corporation, an Affiliate (as defined below) of Schering have entered into a Stock Purchase Agreement, pursuant to which DUSA will sell and issue to Schering shares of DUSA Common Stock, on the terms and conditions set forth therein.

         NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:


                                       1-

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 "Additional Collaboration Product" shall mean any Collaboration Product that differs from the Initial Product or from any previously approved Collaboration Product in indication and which requires new pivotal clinical trials.

         1.2 "Affiliate" shall mean any person, corporation, partnership, firm, joint venture or other entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, DUSA or Schering, as the case may be . An entity shall be regarded as in control of another entity for purposes of this definition if it owns or controls more than fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority) or otherwise possesses the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of outstanding voting shares, by contract, or otherwise. A "Controlled Affiliate" shall mean an entity that is controlled by a Party to this Agreement.

         1.3 "AK" shall mean actinic keratosis.

         1.4 "ALA" shall mean 5-Aminolevulinic Acid HCl, as more particularly described on Exhibit 1.4 hereto. It is understood that ALA shall not include any prodrug form of the composition described in Exhibit 1.4.

         1.5 "Applicator" shall mean (i) the Kerastick(TM) applicator being used to apply the Collaboration Product, as defined in the Existing MAA, and/or (ii) such other applicator (including derivatives of the Kerastick(TM) applicator), in each case as is developed pursuant to the Development Program to administer the Collaboration Product for uses within the Field.

         1.6 "Collaboration Product" shall mean (i) the Initial Product; and
(ii) all formulations containing ALA but in each case solely to the extent that same are developed in the course of performing the Development Program to be marketed and sold within the Field. For clarification, a compound containing ALA which is developed in the course of the Development Program to be marketed and sold within the Field but which: (i) is for a different indication; (ii) and/or consists of a different formulation than other Collaboration Products; and (iii) which requires additional pivotal clinical trials for Marketing Approval, constitutes a separate Collaboration Product. The term "Collaboration Product" shall also include Additional Collaboration Products. Where applicable, the Collaboration Product shall include the appropriate Applicator. As used herein it is understood that "Collaboration Product" shall not include any light source to be used with such Collaboration Product. This definition is further subject to the provisions of Sections 3.4-3.6, 8.1(b), 13.2, and 13.3.

         1.7 "CMC " shall mean the chemistry, manufacturing and control data necessary for an investigational new drug application and related amendments or supplements or a new drug


                                       2-
application and related amendments or supplements to the FDA or any equivalent application to the EMEA or any other regulatory authority of the applicable Product Territory.

         1.8 "Competing Product" shall mean any topical photodynamic therapy product that is substantially identical to a Collaboration Product (including both dosage form and active ingredient), is approved for the same indication(s) as such Collaboration Product, and is legally marketed in any country in the Territory by an entity other than Schering, its Affiliate or Sublicensee.

         1.9 "Control" shall mean possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any third party.

         1.10 "Cost of Goods" shall mean all costs for the Finished or Collaboration Product calculated by using each Party's standard accounting procedures, in each case consistently applied. Such costs shall include, but not be limited to, the [c.i.] of [c.i. ]. Such costs shall exclude, without limiting the generality hereof, (i) all costs and charges related to or occasioned by [c.i.] not [c.i.] to be [c.i.] for [c.i.] of Collaboration Products; (ii) the [c.i.] at such Party's facilities; (iii) [c.i.] of [c.i.] not related to manufacturing of the Finished or Collaboration Product; (iv) allocation of [c.i.]; such Party's [c.i.], whether or not [c.i.] is [c.i.] to the manufacturing of any Collaboration Product; and (v) any [c.i.] associated with [c.i.]; provided that the Cost of Goods in case DUSA manufactures the Collaboration Products shall be [c.i.] to [c.i.] of the [c.i.] for such manufacture by the previous third party manufacturer ([c.i.] and other related manufacturing costs) Cost of Goods shall also include [c.i.] with respect to the manufacture, sale or use of Collaboration Products [c.i.] in [c.i.] by the respective other Party (it being understood that amounts paid to [c.i.] pursuant to the [c.i.] shall [c.i.] within Cost of Goods.)

         1.11 "Current Good Manufacturing Practices" or "cGMP" shall mean all applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products, or finished pharmaceutical products: (i) promulgated by any governmental body having jurisdiction over the manufacture of Collaboration Products, in the form of laws or regulations; (ii) promulgated by any governmental body having jurisdiction over the manufacture of Collaboration Products in the form of guidance documents, which guidance documents are being implemented within the pharmaceutical manufacturing industry for such Collaboration Products; or (iii) which [c.i.] to be current, in each case as in effect at the Execution Date and as amended, promulgated, or accepted from time to time during the term of this Agreement.

         1.12 "Data" shall mean any and all research data, clinical pharmacology data, CMC data, preclinical data, clinical data and/or all submissions made in association with an IND or NDA or other Marketing Approval Applications with respect to Collaboration Products within the Field.

         1.13 "Dermatological Disorders" shall mean all diseases and other medical disorders of [c.i.], including without limitation, the following diseases and disorders to the extent they manifest themselves primarily in [c.i.]: [c.i.] and all other diseases of [c.i.] and/or [c.i.] that manifest themselves [c.i.]. For clarification, Dermatological Disorders shall not include any disease or medical disorder that manifests itself primarily in [c.i.] or any other [c.i.] or any [c.i.] that does not


                                       3-
primarily manifest itself in [c.i.]. It is understood that as used in the
Section 1.13, the term "disorder" of [c.i.] includes any naturally occurring conditions of such systems (e.g., [c.i.]).

         1.14 "Development Costs" shall mean the [c.i.] incurred by, or on behalf of, either DUSA or Schering in conducting the Development Program according to the Development Plan and Budget. These costs shall include [c.i.] incurred by a Party or for its account which are [c.i.] as well as [c.i.] that are [c.i.] to preclinical, clinical and CMC/Manufacturing studies and activities conducted in accordance with the Development Plan and Budget. These costs shall include, but not be limited to, the cost of [c.i.] of a Collaboration Product, the cost of [c.i.], and [c.i.]and costs/related fees for [c.i.] for the purpose of submission to a governmental authority to obtain and/or maintain Marketing Approval of a Collaboration Product in the Territory. These costs shall also include [c.i.] for [c.i.] by [c.i.] and provided that such [c.i.] is shown [c.i.] on the balance sheet of [c.i.] in accordance with GAAP and [c.i.] the same are used in connection with the Development Program and [c.i.] to the Collaboration Product. These costs shall not include [c.i.] occurring from operation units that are [c.i.] in the [c.i.] under the Development Program.

         1.15 "Development Plan and Budget" shall mean the plan and budget for the Development Program in effect from time to time, as established in accordance with Article 3 below.

         1.16 "Development Program" shall mean all activities with respect to the research and development of products, other than the Initial Product, within the Field as outlined in the Development Plan and Budget established pursuant to
Article 3 of this Agreement, which may be comprised of preclinical, clinical and all other activities relating to the research and development of such products and/or applications (including MAAs and Marketing Approvals) for government approval to manufacture, market and distribute such products in the Territory in the Field. Development Program includes, but is not limited to, the pre-clinical development of such products (e.g., pre-clinical testing, pharmacokinetics, toxicology, immunology and related documentary and medical writing), the clinical development of such products (e.g., planning and execution of clinical studies and related documentary and medical writing) and the CMC development for the manufacture of such products (e.g., formulation, production, fill/finish, sourcing of components, raw materials and packaging supplies, development of regulatory methods and controls, including assays, quality assurance and stability protocols and related CMC documentary writing). It is understood that the Development Program may include such research and development activities relating to light sources as established in the Development Plans and Budgets in effect from time to time.

         1.17 "DUSA Technology" shall mean DUSA Patents and DUSA Know-How.

                  1.17.1 "DUSA Know-How" shall mean confidential information, tangible and intangible, and materials, including, but not limited to: pharmaceutical, chemical and biochemical products; technical and non-technical data and information, and/or the results of tests, assays, methods and processes; and drawings, sketches, plans, diagrams, software, specifications and/or other documents or materials containing said information and data; in each case that is possessed by, or the property of, DUSA or its Controlled Affiliates as of the Execution Date or discovered, developed or acquired by DUSA or its Controlled Affiliates during the term of this Agreement, to the extent such relates to the manufacture, sale or use of a

                                       4-

Collaboration Product for purposes within the Field and to the extent that DUSA or its Controlled Affiliates Control the same.

                  1.17.2 "DUSA Patents" shall mean all issued, unexpired patents and all reissues, renewals, re-examinations and extensions thereof, and patent applications therefor, and any divisions or continuations, in whole or in part, thereof, which claim the manufacture, sale or use of a Collaboration Product within the Field and that are Controlled by DUSA as of the Execution Date or that come into the Control of DUSA or its Controlled Affiliates during the term of this Agreement. DUSA Patents also includes a Supplementary Certificate of Protection of a member state of the European Union or any similar protective rights in any country. DUSA Patents shall not include any patent that has been held invalid or unenforceable by a court or other agency of competent jurisdiction or that has been admitted to be invalid or unenforceable through re-issue, re-examination, disclaimer or otherwise; provided however, that if the holding of a such court or agency is later reversed by a court or agency with overriding authority, such patent shall be reinstated as a DUSA Patent. The DUSA Patents existing as of the Execution Date are listed on Exhibit 1.17.

         1.18     "EMEA" shall mean the European Medicines Evaluation Agency.

         1.19 "Existing MAA" shall mean the DUSA MAA filed with the FDA on July 1, 1998.

         1.20     "FDA" shall mean the U.S. Food and Drug Administration.

         1.21 "Field" shall mean the topical administration to the external epidermis or dermis of products containing ALA, for the photodynamic therapy, and/or photodetection of, Dermatological Disorders in humans. The Field shall also include other routes of administration, (e.g., systemic and other local applications) as the Parties may agree from time to time of particular Collaboration Products containing ALA for the photodynamic therapy and/or photodetection of Dermatological Disorders in humans, as such routes of administration apply to the particular Collaboration Product. The Field shall exclude topical or other routes of administration of such products for applications other than Dermatological Disorders.

         1.22 "Finished Product" shall mean a single unit of Collaboration Product meeting the applicable Specifications for sale within the U.S., with such labeling, packaging and package inserts as is established pursuant to
Section 9.2.2 below.

         1.23 "First Commercial Sale" shall mean, with respect to each Collaboration Product in each country, the first bona fide commercial sale of such Collaboration Product following Marketing Approval in such country by or under authority of Schering, its Affiliates or Sublicensees;[c.i.] where such a first commercial sale [c.i.] in [c.i.] (for clarification, the Parties acknowledge that [c.i.] is [c.i.] in [c.i.]) and [c.i.] to [c.i.] for [c.i.], then [c.i.] shall [c.i.] until [c.i.] has been [c.i.].

         1.24 "Full Program Funding Period" shall mean the period starting with the Execution Date, continuing during each calendar year for which a Development Plan and Budget has been established in accordance with Section 3.1 below that provides for Schering to fund at least


                                       5-

US$3,000,000 per calendar year in Development Costs and DUSA to fund at least US$1,500,000 per calendar year, or such lesser amounts as the Parties may establish in accordance with Section 3.1, and in any calendar year thereafter until such period [c.i.] and in the time remaining in any calendar year in which the Full Program Funding Period [c.i.] in accordance with Article 3.

         1.25 "GAAP" shall mean U.S. generally accepted accounting principles.

         1.26 "Initial Product" shall mean the initial product that is the subject of the Existing MAA as of the Execution Date.

         1.27 "Kerastick Trademark" shall mean the "Kerastick" trademark, for which DUSA has applied for registration in connection with the Collaboration Products, or such other trademark that DUSA registers, and the Parties agree to use, for the Collaboration Products in countries in which "Kerastick" is not selected by the Parties for use.

         1.28 "Levulan Trademark" shall mean the "Levulan" trademark that DUSA has registered in connection with the Collaboration Products, or such other trademark that DUSA registers and the Parties agree to use for the Collaboration Products in countries in which "Levulan" is not selected by the Parties for use.

         1.29 "Major Country" shall mean [c.i.] and [c.i.].

         1.30 "Manufacturing Standards" shall mean, with respect to a particular Collaboration Product, cGMP as established by the FDA, as such regulations and guidance may be amended from time to time, together with such other standards as are necessary to comply with the laws and regulations of other countries of the applicable Product Territory, to the extent established pursuant to Section
9.6.2 below.

         1.31 "Marketing Approval" shall mean, with respect to each country of the Territory for a particular Collaboration Product, approval of the applicable MAA filed in such country by the health regulatory authority in such country that is the counterpart of the FDA. It is understood that Marketing Approval does not include pricing or reimbursement approval.

         1.32 "Marketing Approval Application" or "MAA" shall mean a New Drug Application, Premarket Approval Application, or Biologics License Application, respectively, as required under the United States Federal Food, Drug and Cosmetics Act and the regulations promulgated thereunder, or a comparable filing for Marketing Approval in a country, in each case with respect to a Collaboration Product for use within the Field in the Territory.

         1.33 "Net Sales" shall mean the total amount invoiced to third parties in connection with sales of Collaboration Products by Schering or DUSA, as the case may be, their Affiliates and their permitted Sublicensees, [c.i.] the following [c.i.] and [c.i.]: (i) [c.i.]; (ii) [c.i.] and any other [c.i.] upon the sale of a Collaboration Product; (iii) [c.i.] in the ordinary course of business in connection with the sale of a Collaboration Product; (iv) [c.i.] in the ordinary course of business in connection with the sale of a Collaboration Product; (v) [c.i.] in the ordinary course of business in connection with the sale of [c.i.] of such Collaboration Product; (vi) a [c.i.] for [c.i.] and (vii) [c.i.], to the extent


                                       6-
mutually agreed by the Parties. In the case of (i) and (ii) above, such amounts shall be [c.i.] only [c.i.] the same are [c.i.] by [c.i.] on the sale to the third-party purchaser; and in the case of (iii)-(v), such amounts shall be [c.i.] only to [c.i.] the same are [c.i.] to the customer [c.i.] to the customer. For the purpose of calculating a Party's Net Sales, the Parties recognize that (x) a Party's customers may include persons in the chain of commerce who enter into agreements with a Party as to price even though title to the Collaboration Product does not pass directly from a Party to such customers, and even though payment for such Collaboration Product is not made by such customers directly to a Party and (y) in such cases [c.i.] by a Party to a customer through a Third party (such as a wholesaler) [c.i.] by a Party [c.i.] in order to calculate a Product's Net Sales. Any [c.i.] listed above which [c.i.] by a Party shall be [c.i.] for the period in which the [c.i.] is made. For the avoidance of doubt, Net Sales shall not include sales by Schering to its Affiliates or Sublicensees for resale, provided that if Schering or DUSA sells a Collaboration Product to an Affiliate or Sublicensee for resale, Net Sales shall include the amounts invoiced by such Affiliate or Sublicensee to third parties on the resale of such Collaboration Product. A "sale" shall also include a transfer or other disposition for consideration other than cash, in which case such consideration shall be valued at the fair market value thereof.

         1.34 "PARTEQ License Agreement" shall mean the Amended and Restated License Agreement between PARTEQ Research and Development Innovations, having its principal place of business at Queens University in Kingston, Ontario, Canada ("PARTEQ") and DUSA, dated March 11, 1998, as amended and supplemented.

         1.35 "Party or Parties" shall mean DUSA and Schering or DUSA or Schering, as indicated by the context.

         1.36 "Product Territory" for a particular Collaboration Product shall have the meaning defined in Section 8.1(b). It is understood that the Product Territory for a particular Collaboration Product shall not include the Abandoned Regions (as defined in Section 8.1(b) or Article 13 below) for such Collaboration Product.

         1.37 "Region" and "Key Market" shall each have the meanings defined in
Section 8.1(b).

         1.38 "Specifications" shall mean, with respect to the Initial Product, and with respect to each subsequent Collaboration Product, those specifications as are required by the applicable Marketing Approval for the applicable Product Territory, or, for the purposes of Section 9.7 below, those specifications set forth in Exhibit 1.38 for the Initial Product and as supplemented at such later point in time as agreed by the Parties for subsequent Collaboration Products.

         1.39 "Sublicensee" shall mean, with respect to a particular Collaboration Product, a non-Affiliate third party to whom Schering or DUSA has granted directly or indirectly a right to distribute such Collaboration Product, provided that such third party is responsible for some or all of the marketing and promotion of such Collaboration Product within its region of the applicable Product Territory.

                                       7-

         1.40 "Term of the Development Program" shall mean the period from January 1, 2000 until this Agreement is terminated or the Term of the Development Program is ended in accordance with Section 3.6 below.

         1.41 "Territory" shall mean all countries world-world excluding Canada.

         1.42 "United States or U.S." shall mean the United States of America, including its possessions and territories.



                                    ARTICLE 2
                       STEERING AND DEVELOPMENT COMMITTEES

      2.1 Steering Committee. Schering and DUSA shall establish a steering committee to oversee, review and coordinate the research and development of Collaboration Products for applications within the Field throughout the Territory and the implementation thereof ("Steering Committee"). The Steering Committee will review and approve the Development Plan and Budget, modifications thereto and will make the final decision regarding an early termination of a clinical study (other than in accordance with the protocol), and it will make those specific decisions expressly designated to be made by the Steering Committee pursuant to Section 3.1 below.

                  2.1.1 Membership. The Steering Committee shall be comprised of an equal number of representatives from each of Schering and DUSA, selected by such Party. The exact number of such representatives shall be as the Parties agree, with each Party designating at least one (1) representative who shall be at the Vice President level or European equivalent or above. Subject to the foregoing provisions of this Section, DUSA and Schering may replace its Steering Committee representatives at any time, with prior written notice to the other Party. Steering Committee members may be employees of an Affiliate.

                  2.1.2 Steering Committee Meetings. During the performance of the Development Program, the Steering Committee shall meet semi-annually, or as otherwise agreed by the Steering Committee Members. Unless the Steering Committee Members agree otherwise, at least one (1) meeting of the Steering Committee per full calendar year will be held at each Party's facilities. At its meetings, the Steering Committee will (i) formulate and review the Development Program objectives, (ii) monitor the progress of the Development Program toward the respective objectives, and (iii) review and approve the Development Plan and Budget, pursuant to Article 3 below. With the consent of the Steering Committee Members, other representatives of DUSA or Schering may attend Steering Committee or subcommittee meetings as non-voting observers. Each Party shall bear its own personnel and travel costs and expenses relating to Steering Committee meetings.

                  2.1.3 Decision Making. Except as set forth in this Section 2.1.3, decisions of the Steering Committee shall be made by unanimous approval of all members present; provided that at least one representative of each Party is present and so approves. In the event the required approval for a decision cannot be reached within 30 days and all the members of each Party take the same opposing positions in a matter of importance, the matter shall be submitted to a senior executive

                                       8-
officer from each of DUSA and Schering, who shall meet and discuss in good faith to resolve such matter; provided, however, that if such meeting and good faith discussions do not result in mutual agreement, [c.i.] or [c.i.] shall have the [c.i.] the [c.i.] with respect to those matters set forth in Section 3.2.2. Non-attending members of the Steering Committee may represent themselves by proxies in any decision.

         2.2 Development Committee. Schering and DUSA shall establish a development committee to plan, implement and coordinate the conduct of the Development Program at the operational level ("Development Committee").

                  2.2.1 Membership. The Development Committee shall be comprised of an equal number of representatives from each of Schering and DUSA, selected by such Party. The exact number of such representatives shall be as the Parties may agree. Each Party shall at all times have at least one (1) representative on the Development Committee at the senior executive level. Subject to the foregoing provisions of this Section 2.2.1, DUSA and Schering may replace its respective Development Committee representatives at any time, with prior written notice to the other Party. Development Committee members may be employees of an Affiliate.

                  2.2.2 Development Committee Meetings. During the Term of the Development Program, the Development Committee shall meet quarterly, or as otherwise agreed by the Parties, at such locations in the U.S. as the Parties agree and once per year in Germany. At its meetings, the Development Committee will (i) formulate the Development Plans and Budgets, pursuant to Section 3.1 of this Agreement for approval by the Steering Committee, (ii) propose to the Steering Committee indications to be pursued and studies to be conducted, (iii) develop protocols for studies for approval by the Steering Committee; (iv) interact with the Steering Committee on a regular basis to keep it appraised of the progress of the Development Program and submit for its approval any changes to the Development Plan and Budget; and (v) undertake and/or approve such other matters as are provided for the Development Committee under this Agreement. With the consent of the Parties, other representatives of DUSA or Schering may attend Development Committee or subcommittee meetings as non-voting observers. DUSA's lead representative shall chair meetings of the Development Committee and shall be responsible for preparing the meeting agendas and minutes. Such minutes shall be distributed in draft form not later than thirty (30) days following each meeting and shall be deemed accepted and effective unless an authorized representative of Schering has objected to the same within thirty (30) days of Schering's receipt of such minutes; final minutes shall be promptly distributed to the Parties. Each Party shall bear its own personnel and travel costs and expenses relating to Development Committee meetings.

                  2.2.3 Decision Making. Decisions of the Development Committee shall be made by unanimous approval of the members present, provided that at least one (1) representative of each Party is present and so approves. In the event that a deadlock arises within the Development Committee, the dispute shall be referred to the Steering Committee.

         2.3 No Committee Amendments; Authority. Notwithstanding the creation of the Steering Committee, Development Committee or any subcommittee thereof, each Party to this Agreement shall retain the rights, powers, and discretion granted to it hereunder, and neither the Steering


                                       9-

Committee, Development Committee nor any subcommittee thereof shall be delegated or vested with any such rights, powers, or discretion unless such delegation or vesting is expressly provided for herein or the Parties expressly so agree in writing. Neither the Steering Committee, Development Committee nor any subcommittee shall have the power to amend or modify this Agreement, which may be amended or modified only as provided in Section 20.9 "Modification." It is understood and agreed that issues to be formally decided by the Development Committee are only those specific issues that are expressly provided in this Agreement to be decided by the Development Committee.



                                    ARTICLE 3
                          DEVELOPMENT PLANS AND BUDGETS

         3.1      Development Plans and Budgets.

                  3.1.1 Development Plans and Budgets. Within [c.i.] of the Execution Date, and by [c.i.] of each year thereafter during the Term of the Development Program, DUSA shall submit to the Development Committee a good faith proposed plan and budget for the activities to be undertaken as part of the Development Program in the next succeeding calendar year. After reviewing and considering such proposal, the Development Committee shall prepare a reasonably detailed Development Plan and Budget pursuant to which the Development Program will be carried out. For the purpose of facilitating the long-term planning of goals for the development of the Collaboration Products, the Development Committee shall also develop a reasonably detailed [c.i.] development plan for each Collaboration Product included in the Development Program (the "[c.i.] Plan").

                  3.1.2 Annual Review. Within [c.i.] from the Execution Date, and by [c.i.] of 2000 and of each year thereafter during the Term of the Development Program, the Development Committee shall submit to the Steering Committee the proposed plan and budget established under Section 3.1.1 above for the following calendar year. The Steering Committee shall review such proposal [c.i.] and shall establish and approve no later than [c.i.] and [c.i.] of subsequent years the final Development Plan and Budget for the next succeeding calendar year.

                  3.1.3 Periodic Reviews. The Development Committee shall review the Development Plan and Budget on an ongoing basis, and may propose changes thereto; provided, however, the Development Plan and Budget in effect for a year shall not be modified except as approved by the Steering Committee.

                  3.1.4 Development Priorities. It is the intent of the Parties to develop under the Development Program multiple Collaboration Products and indications of such Collaboration Products within the Field, giving due consideration to the priorities of both Schering and DUSA and to balance those priorities so as to mutually agree upon the priorities of particular Collaboration Products and indications to be collaboratively developed under the Development Program.

         3.2 Full Program Funding Period. It is understood that for the calendar years 2000 and 2001, Schering has committed that it will fund US$3 million, and DUSA has

                                      10-
committed that it will fund US$1.5 million, per calendar year in Development Costs (such amounts being referred to as the respective "Full Funding Commitment" of each Party) pursuant to the Development Plan and Budget, as provided in Section 6.1.1 below. For subsequent calendar years, it is understood that during the Term of the Development Program the funding level for the Development Program will be as mutually agreed by the Parties. The Full Program Funding Period shall [c.i.] as [c.i.] each Party [c.i.] to [c.i.] Full Funding Commitment for the Development Costs as set forth in the applicable Development Plan and Budget. If at the time during a calendar year when the Parties discuss the Development Plan and Budget for the following year (starting with the Development Plan and Budget for the year 2002) either Party [c.i.] its respective Full Funding Commitment for funding of Development Costs pursuant to the Development Plan and Budget, then [c.i.] may [c.i.], by so notifying the [c.i.] in writing; provided, however, if [c.i.] has [c.i.], [c.i.] to [c.i.] with [c.i.], in which case the Parties [c.i.] the [c.i.]. Notwithstanding the foregoing, if the Parties, by mutual agreement, set a total funding level of less than US$ 4.5 million for a calendar year ([c.i.]) and agree on the Development Plan and Budget for that funding level, then the [c.i.] will [c.i.].

         3.2.1 Budget Agreement. Provided that the Development Committee and the Steering Committee are able to establish and approve a Development Plan and Budget for the upcoming year on or before [c.i.] of any particular year (excluding 1999), or a dispute arose which was resolved thereafter by the Chief Executive Officer of DUSA and senior executive officer designated by Schering in accordance with Section 2.1.3 above, development priorities shall be in accordance with such Development Plan and Budget and Section 3.1.4 above.

         3.2.2 Budget Disagreement. Notwithstanding Section 3.1.4 above, if [c.i.] the Development Committee and the Steering Committee are unable to establish and approve a Development Plan and Budget for the upcoming year on or before [c.i.] of any particular year (excluding 1999) and thereafter the Chief Executive Officer of DUSA and senior executive officer designated by Schering are unable to resolve such dispute in accordance with Section 2.1.3 above, then the following shall apply:

         (a) Schering shall have the right to establish the priority of Collaboration Product indications and the projects to be conducted pursuant to the Development Program with respect to the amount of Development Costs funded by Schering. It is understood that this right of Schering shall not be deemed to limit Section 4.1.2(a) below.

         (b) DUSA shall have the right to establish the priority of Collaboration Product indications and the projects to be conducted pursuant to the Development Program with respect to the amount of Development Costs funded by DUSA.

         (c) Notwithstanding the foregoing paragraphs, subject to review and approval by the Development Committee, DUSA shall have the right to require that in each Development Plan and Budget an amount [c.i.] of Development Costs funded by the Parties pursuant to Section 6.1 below be expended towards Collaboration Products that are subject of clinical trials, studies and activities that are at an earlier stage of development than a Phase III clinical trial, including exploratory studies and investigator-sponsored studies.


                                      11-

                  3.2.3 Development [c.i.]. DUSA agrees that neither DUSA nor its Controlled Affiliates shall [c.i.] on any [c.i.] during [c.i.] other than:
(i) pursuant to the Development Program; (ii) with respect to [c.i.]; or (iii) in the event [c.i.] by the Parties.

         3.3 Below Full Program Funding. If at the time during a calendar year when the Parties discuss the Development Plan and Budget for the following year that will amount to less than US$ 4.5 million, and the Parties are unable to agree on a Development Plan and Budget of US$ 4.5 million, then the following provisions will apply:

          3.3.1   [c.i.]:

                  (a) Schering shall have the right to establish the priority of Collaboration Product indications and the projects to be conducted pursuant to the Development Program with respect to the Development Costs funded by Schering. It is understood that this right of Schering shall not be deemed to limit Section 4.1.2(a) below.

         (b) DUSA shall have the right to establish the priority of Collaboration Product indications and the projects to be conducted pursuant to the Development Program with respect to the Development Costs funded by DUSA.

         (c) Notwithstanding the foregoing paragraphs, subject to review and approval by the Development Committee, DUSA shall have the right to require that in each Development Plan and Budget an amount [c.i.] of Development Costs funded by the Parties pursuant to Section 6.1 below be expended towards Collaboration Products that are subject of clinical trials, studies and activities that are at an earlier stage of development than a Phase III clinical trial, including exploratory studies and investigator-sponsored studies.

                  3.3.2 Alternatively, either Party may [c.i.], by so notifying the other Party in writing. If such notice is given, then DUSA [c.i.] development projects for Additional Collaboration Products to Schering for inclusion in the Development Plan and Budget pursuant to Section 3.4. Should Schering agree to include such development projects for Additional Collaboration Products in the Development Plan and Budget pursuant to Section 3.4 such that the Parties [c.i.] their respective Full Funding Commitment or agree on a lesser amount, then [c.i.] shall [c.i.] during the applicable calendar year notwithstanding that the foregoing notice under this Section was given, and [c.i.] DUSA shall [c.i.] any products or Collaboration Products, [c.i.] pursuant to the Development Program. Should Schering not agree to fund its respective Full Funding Commitment or such lesser amount as the Parties agree on, then [c.i.] shall [c.i.], and either [c.i.] or [c.i.] will [c.i.], as described [c.i.]

         3.4 Additional Projects. Not more than [c.i.] per calendar year during the Tail Period (as defined below), DUSA [c.i.] to include in the Development Program up to [c.i.] development projects for Additional Collaboration Products within the Field not yet within, or proposed for, the Development Program for which DUSA has [c.i.] relating to such Additional Collaboration Products (including [c.i.] from independent investigators and/or scientific presentations/publications) together with a proposed good faith budget to develop such Additional Collaboration Products pursuant to the


                                      12-

Development Program (each an "Additional Collaboration Product Proposal"). Such Additional Collaboration Product Proposal shall be addressed to Schering's representatives on the Development Committee.

                  3.4.1 If Schering is interested in including any or all of such development projects for Additional Collaboration Products within the Development Program, Schering shall notify DUSA in writing [c.i.] after receiving such Additional Collaboration Product Proposal, specifying the development projects for Additional Collaboration Products in which Schering is so interested. Upon receipt of Schering's notice of interest in an Additional Collaboration Product Proposal, the Parties shall discuss in good faith a budget for such development project for an Additional Collaboration Product, and if the Parties so agree, the resulting budget shall be included within the Development Plan and Budget for such calendar year.

                  3.4.2 If Schering does not notify DUSA [c.i.] days after receiving an Additional Collaboration Product Proposal that Schering is interested in a particular Additional Collaboration Product identified in the Additional Collaboration Product Proposal, or (ii) Schering does not agree to include a particular development project for an Additional Collaboration Product in the Development Plan and Budget for such Additional Collaboration Product [c.i.] thereafter, then such Additional Collaboration Product shall be deemed a "Rejected Product". Provided, however, that development projects for Additional Collaboration Products which are subject to an Additional Collaboration Product Proposal or which have not been presented to either the Development Committee or to Schering shall not be deemed Rejected Products [c.i.] Schering is [c.i.], regardless of whether or not Schering accepts all of the development projects for Additional Collaboration Products pursuant to the Additional Collaboration Product Proposal.

                  3.4.3 It is understood by the Parties that DUSA's obligations under this Section 3.4 shall terminate at the end of the Tail Period.

             3.5 Tail Period. During the period, if any, succeeding [c.i.] for which period Schering has [c.i.] the development of one Collaboration Product for [c.i.] which is expected to [c.i.] of such Collaboration Product for [c.i.] with a [c.i.] than that of previous Collaboration Products (the "Tail Period"), the following shall apply:

                 (a) [c.i.] in accordance with Section 3.4 above, DUSA [c.i.] not more than [c.i.] new development projects for Additional Collaboration Products in the Additional Collaboration Product Proposal to Schering for inclusion in the budget for the subsequent calendar year, and following Schering's receipt of such, the procedures and provisions of Sections 3.4 above shall apply. If Schering agrees to include [c.i.] development projects for Additional Collaboration Products from the Additional Collaboration Product Proposal in the Development Program such that [c.i.] its [c.i.] (unless the Parties mutually agree on [c.i.]), [c.i.] will be [c.i.]. Those development projects from the most recent Additional Collaboration Product Proposal which Schering did reject shall not be considered Rejected Products [c.i.] Schering is [c.i.]. However, previously Rejected Products shall continue as such, and in the case that any Rejected Product is the subject of an agreement between DUSA and a third party, DUSA's obligations with respect to that Rejected Product under this Agreement shall be subject to that other agreement.



                                      13-

                  (b) Notwithstanding any other provisions of this Article 3, DUSA shall be free to develop and commercialize any Rejected Products (by itself or through others) without further obligation to Schering. Such Rejected Products [c.i.] to funded Collaboration Products in terms of [c.i.] and [c.i.]. The Parties agree that the intent of the immediately preceding sentence is to [c.i.] DUSA from [c.i.] Rejected Products for [c.i.] which Schering [c.i.] could have [c.i.] in the applicable Product Territory with Collaboration Products marketed and sold by Schering.

                  (c) Any disputes regarding this Section 3.5 shall be governed by Section 20.2.1 below.

         3.6 Wind-Down Period. Upon the end of the Tail Period or [c.i.] (if there is no Tail Period), the following shall apply:

                  (a) The Development Program shall continue for the Collaboration Products for which human clinical trials were being conducted under the last approved Development Plan and Budget, until completion of the then-current Phase of development (i.e., Phase I, Phase II or Phase III, as applicable) solely to the extent such Phase of development was authorized pursuant to a Development Plan and Budget (as the same may be extended as set forth below in this Section 3.6(a)); provided that a clinical trial can always be discontinued for drug safety reasons or by mutual agreement of the Parties; and the Parties shall continue to be obligated to fund the Development Costs of such activities in the ratio of one-third (1/3) for DUSA and two-thirds (2/3) for Schering (the "Wind-Down Period"). In the event that a Development Plan and Budget remains in effect for such activities, such reimbursement shall be in accordance with such Development Plan and Budget and Article 6 below. In the event that the Development Plan and Budget for such activities does not cover the full period in which such activities are to be concluded, then the last Development Plan and Budget shall be deemed extended through the completion of the respective Phase of development for each such Collaboration Product at the same quarterly funding level as was allocated to such Collaboration Product in such Development Plan and Budget or at such level as is necessary to fund such applicable Phase, and with the same percentage of the total Development Costs allocated to be incurred by DUSA and Schering, as each Party had been allocated in such prior Development Plan and Budget.

                  (b) Schering shall not have rights to market under this Agreement any products funded by the Development Program for which, by the end of the Term of the Development Program, an MAA has not been filed pursuant to the Development Program, and no such products shall be deemed Collaboration Products for purposes of this Agreement.

                  (c) The end of the Wind-Down Period shall constitute the termination of the Development Program.

         3.7 Funding Limit Notwithstanding the foregoing, it is understood that Schering's obligation to fund the Development Program is subject to and limited by Section 6.1.2 below and in any event DUSA shall be obligated to fund the amount of [c.i.] in any calendar year, except as otherwise mutually agreed. Further, in no event will DUSA be obligated to incur in any calendar year more than US$1.5 million in Development Costs that are not reimbursed by Schering under

                                      14-

Sections 6.1 and 6.2 below; nor shall Schering be obligated to incur or reimburse in any calendar year more than US$3 million in Development Costs, except by mutual agreement of the Parties.



                                    ARTICLE 4
                               DEVELOPMENT PROGRAM

              4.1 Product Development

                  4.1.1 Initial Product. With respect to the Initial Product, the Parties shall complete the following development activities:

                        (a) U.S. Development. Any additional development efforts and regulatory activities required by the FDA to obtain or to maintain Marketing Approval by the FDA will be performed by DUSA [c.i.]. The Parties acknowledge and agree that these activities as of the Execution Date are those specified in that certain letter dated 27 June 1999 to DUSA from the FDA (as the same may be modified by agreement between DUSA and the FDA) and in the Initial Product Plan attached hereto as Exhibit 4.1.1.

                        (b) Territory Outside U.S. All preclinical and clinical development and regulatory activities required to obtain Marketing Approval for countries of the applicable Product Territory outside the U.S. shall be performed by Schering [c.i.]; provided, however, that DUSA shall be responsible for preparing additional data required for the counterpart in any country of the CMC Section of an NDA in the United States, to the extent specifically required by the applicable health regulatory agency or otherwise reasonably requested by Schering, and Schering agrees [c.i.] DUSA [c.i.] towards [c.i.] of preparing such additional Data (i.e., in addition to [c.i.] to DUSA under Article 6 below).

                  4.1.2 Future Collaboration Products. With respect to the worldwide development of Collaboration Products other than the Initial Product, the following shall apply:

                        (a) All activities pursuant to the Development Program shall be undertaken by DUSA, itself or through subcontractors, provided, however, all activities pursuant to the Development Program outside of the U.S. shall be undertaken by Schering itself or through subcontractors unless the Parties otherwise agree. All Phase I and Phase II studies will take place in the U.S., but Phase III studies may involve [c.i.] of patients outside of the U.S., unless otherwise required by regulatory authorities for a particular Product Territory or unless otherwise agreed by the Parties. For the avoidance of doubt, any development activities with respect to Collaboration Products performed by Schering outside of the United States that are necessary in order to obtain Marketing Approval in any ex-US part of the Product Territory, and are in addition to those Phase I, Phase II and Phase III studies referred to above, shall be considered part of the Development Program and presented to the Development Committee for approval pursuant to Section 3.1.1; provided, however, that [c.i.] shall be [c.i.] pursuant to [c.i.].



                                      15-

                        (b) Schering shall take the lead in preparing all MAAs for Collaboration Products in countries of the applicable Product Territory other than the United States, in accordance with Section 4.3 below; provided that such activities shall [c.i.] under the Development Program, but, for the avoidance of doubt, shall nevertheless be considered part of the Development Program.

      4.1.3             Diligence. During the Term of the Development Program:

                        (a) Each Party shall proceed diligently to perform the work allocated to such Party in the Development Plan and Budget, including, without limitation, by using diligent efforts to allocate such resources to the Development Program as required under the Development Plan and Budget, and by using personnel with sufficient skills and experience, together with sufficient equipment and facilities to carry out its obligations under the Development Program and to accomplish the objectives of the Development Program in an expeditious manner;

                        (b) Each Party shall conduct those activities allocated to such Party under the Development Program in compliance in all material respects with all requirements of applicable laws, rules and regulations of the United States, and all other requirements of any good laboratory and clinical practices and cGMP applicable under the laws and regulations of the country where such activities are conducted, to attempt to achieve its objectives efficiently and expeditiously; and

                        (c) Each Party shall keep the Development Committee fully informed as to the progress and results of those portions of the Development Program conducted by such Party.

                        (d) The activities performed pursuant to the Development Program, unless otherwise [c.i.], shall be performed in a manner consistent with internationally accepted standards such as the standards agreed to by the International Conference on Harmonization ("ICH") or regulatory standards of EMEA in order to facilitate the preparation and approval of MAAs for Collaboration Products outside of the U.S. Any incremental increase in Development Costs over and above international standards or ICH standards on a per product basis specifically attributable to this provision shall be [c.i.].

                        (e) Each Party agrees to provide the other Party with a copy of all material correspondence between such Party and the FDA concerning the development of the Initial Product and all subsequent Collaboration Products.

         4.2 Development Program Funding. Monies contributed by the Parties to fund the Development Program shall be expended by the Parties in accordance with the Development Plan and Budget.

         4.3      Regulatory Matters

                  4.3.1 MAAs.

                        (a) It is understood that the Existing MAA has been filed in DUSA's name, and shall continue to be held in the name of DUSA. Following FDA approval, promptly upon

                                      16-
request by Schering, the Parties shall [c.i.] under which DUSA [c.i.] to [c.i.] regarding the Existing MAA and the resulting Marketing Approval. All other MAAs and Marketing Approvals for Collaboration Products other than the Initial Product or outside the U.S. shall be as set forth in paragraphs (b)-(e) below (it being understood that paragraphs (b)-(e) below shall not apply to the Initial Product in the United States).

                        (b) Responsibility for preparing and filing MAAs shall be as follows:

                            (i) With respect to countries other than the U.S.,
Schering shall be responsible for the preparation and filing of MAAs and related amendments and supplements for Collaboration Products for purposes within the Field in each such country in the applicable Product Territory up to and including Marketing Approval (subject to Section 13.2). All such activities with respect to MAAs of Collaboration Products within the Field in the applicable Product Territory shall be done in full consultation with the Development Committee. The Party manufacturing Collaboration Products in the U.S. shall also obtain any export approvals required by the FDA to export such Collaboration Products to other countries of the applicable Product Territory. With respect to the Initial Product, DUSA shall provide Schering with a copy of Data, in English and in electronic form, in each case if so available, as is necessary to file an MAA in countries outside the United States.

                            (ii) With respect to the U.S., DUSA shall be
responsible as part of the Development Program for the preparation and filing of INDs and MAAs and related amendments and supplements with the FDA.

                        (c) MAAs and Marketing Approvals in each country in the applicable Product Territory shall be filed jointly in the names of both DUSA and Schering, except that the MAA or Marketing Approval shall be only in the name of Schering (or its designated Affiliate or Sublicensee) in any country in the applicable Product Territory to the extent that it is legally required for Schering to be the sole owner thereof. In addition, an MAA or Marketing Approval shall be only in the name of Schering (or its designated Affiliate or Sublicensee) in any country in the applicable Product Territory where the Parties otherwise mutually agree. In any country of the applicable Product Territory where the MAA or Marketing Approval is to be only in Schering's name (or that of its Affiliate or Sublicensee), then subject to and upon the terms and conditions contained in this Agreement, in connection with and in furtherance of Schering's grant of rights as set forth in Article 8, DUSA shall transfer and assign to, or give Schering the right to file in the name of Schering (or its designated Affiliate or Sublicensee), such MAA or Marketing Approval for the Collaboration Product in such country. DUSA shall promptly execute, acknowledge and deliver such further instruments, and shall do such other acts which may be necessary to effectuate the filing of such MAAs or Marketing Approvals in each such country in the Territory.

                        (d) Schering shall, at DUSA's request and option, as promptly as reasonably practicable either provide DUSA with complete copies of any MAA or Marketing Approval filed by or under authority of Schering, including without limitation those held in the name of Schering (or that of its Affiliate or Sublicensee), or make the same available for inspection and/or copying by DUSA or its designee at a single location in the U.S. and/or Germany. Further, Schering

                                      17-
shall promptly provide DUSA or its designees with the relevant portions of (and make available for copying by DUSA or its designees), and the right to cross-reference, any MAA or Marketing Approval held in the name of Schering (or that of its Affiliate or Sublicensee) reasonably necessary or useful to enable DUSA or its designees to market products other than Collaboration Products within the Field in the applicable Product Territory, and Schering shall execute, acknowledge and deliver such further instruments, and shall do all such other acts, all as promptly as possible, which may be necessary or appropriate to effectuate such right in each such country and to otherwise make fully available to DUSA and its designees the benefits of such MAAs or Marketing Approvals for purposes of exercising any right not exclusively granted to Schering hereunder, upon the request of DUSA. In the event that any MAAs or Marketing Approvals are in the name of Schering (or that of its Affiliate or Sublicensee), Schering shall ensure that all such filings and registrations are assigned to DUSA [c.i.] after any termination of Schering's rights under this Agreement with respect to such Collaboration Product in such country pursuant to Sections 8.1(b), 13.2, 13.3 and Article 19. With respect to any MAA or Marketing Approval held in the name of a Sublicensee of Schering, Schering shall cause such Sublicensee to provide DUSA with a letter of authorization for the foregoing, in form and substance reasonably acceptable to DUSA, simultaneously with the granting of a distribution right by Schering to such Sublicensee.

                        (e) Schering agrees to keep DUSA informed as to material plans of the regulatory strategy and developments with respect to MAAs and Marketing Approvals, and any related applications for pricing and/or reimbursement approvals, filed by or under authority of Schering hereunder. Without limiting the foregoing, Schering agrees to promptly notify DUSA in the event a regulatory agency in any country requests a meeting with respect to a Collaboration Product or in the event Schering or its designee plans to request such a meeting, and upon request by DUSA in either such event, Schering agrees to use reasonable efforts (given the demands of the regulatory authority) to schedule such meeting so that DUSA or its representative may attend. All material communications with such regulatory authority by either Party with respect to an MAA within the Territory shall be approved in writing by the other Party, and such Party shall provide to the other Party copies of all documents sent to or received from such regulatory authority regarding such MAAs, together with English translations thereof, if such translations exist or if such translations do not exist, with English summaries thereof.

                  4.3.2 Reporting Adverse Drug Reactions/Experiences. Promptly following execution of this Agreement the Parties will prepare a standard operating procedure governing the collection, investigation, reporting, and exchange of information concerning adverse drug reactions, Collaboration Product quality and Collaboration Product complaints, sufficient to permit each Party to comply with its legal obligations. The standard operating procedure will be promptly updated if required by changes in legal requirements. Schering shall be responsible for reporting all adverse drug reactions/experiences to the appropriate regulatory authorities in the countries in which such Collaboration Product is being developed or commercialized, in accordance with the appropriate laws and regulations of the relevant countries and authorities. Schering shall ensure that its Affiliates and Sublicensees comply with such reporting obligations. These reporting obligations shall apply to non-serious adverse events as well, which shall mean adverse events occurring from product overdose or from product withdrawal, as well as any toxicity, sensitivity, failure of expected pharmacological action, or laboratory abnormality which is, or is thought by the reporter, to be



                                      18-
serious or associated with relevant clinical signs or symptoms. Each Party will designate a regulatory affairs liaison to be responsible for communicating with the other Party regarding the reporting of adverse drug reactions/experiences. In addition to the above, DUSA shall keep Schering informed about any adverse drug reactions DUSA experiences or is informed about regarding the use of a Collaboration Product in the Field and outside the applicable Product Territory.

                  4.3.3 Protocols. All protocols for clinical trials within the Field to be conducted for a Collaboration Product in the applicable Product Territory shall be subject to the approval of the Development Committee.

         4.4 Step-In Rights. Without prejudice to any other remedies available under this Agreement or at law, if a Party (the "Defaulting Party") materially fails to carry out reasonable Development Program activities allocated to it under this Agreement in accordance with the time lines and other conditions allocated to it under the Development Plan and Budget and this Agreement generally, the other Party (the "Other Party") may, after [c.i.] prior written notice to the Defaulting Party, undertake that particular task ("Work") and complete it at its own expense, subject to the reimbursement set forth below, if the Defaulting Party has not at such time begun to carry out such Work in a manner reasonably likely to cure its default. The Other Party shall be entitled to [c.i.] cooperation and assistance from the Defaulting Party to accommodate its efforts if necessary to permit the exercise by the Other Party of its rights under this Section 4.4. All costs [c.i.] by the Other Party in carrying out such Work [c.i.] by the Defaulting Party [c.i.], or may, at the Other Party's option, [c.i.] any [c.i.] to the Defaulting Party under this Agreement; provided that [c.i.] shall [c.i.] of the amount budgeted for such activities under the Development Plan and Budget then in effect.



                                    ARTICLE 5
                           RECORD KEEPING; PUBLICATION

         5.1 Reports and Records

             5.1.1 Records. DUSA and Schering shall maintain records of the Development Program (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the Development Program (including all data substantially in the form required under any applicable governmental regulations necessary for obtaining Marketing Approvals). Each Party shall allow the other to have reasonable access to all records, materials and Data generated by or on behalf of such Party with respect to each Collaboration Product within the Field at reasonable times and in a reasonable manner.

             5.1.2 Reports. Each Party shall periodically provide the Development Committee with a written report summarizing the progress of the Development Program performed by such Party with respect to each Collaboration Product during the preceding calendar quarter. Unless otherwise agreed, such reports shall be due [c.i.] prior to the next succeeding meeting of the Development Committee.


                                      19-

         5.2 Review of Publications. As soon as is practicable prior to the oral public disclosure, and prior to the submission to any outside person for publication of a manuscript describing any scientific data resulting from the Development Program, in each case to the extent the contents of the oral disclosure or manuscript have not been previously disclosed pursuant to this
Section 5.2 before such proposed disclosure, DUSA or Schering, as the case may be, shall disclose to the other Party a copy of the manuscript, or a written summary of any oral disclosure, to be made or submitted, and shall allow the other Party [c.i.] to determine whether such disclosure or manuscript contains subject matter for which patent protection should be sought prior to publication or which either Party believes should be modified to avoid disclosure of Confidential Information or regulatory or other problems. With respect to publications by investigators or other third parties, such publications shall be subject to review by the other Party under this Section 5.2 only to the extent that DUSA or Schering (as the case may be) has the right to do so; provided that each Party shall use reasonable efforts to secure the other Party's right to require and permit such review. It is understood that each Party shall only have the right to publish under this Section 5.2 scientific data which such Party (or its third party contractors) generated in performing the Development Program.

             5.2.1 Publication Rights. After the expiration of [c.i.] from the date of receipt of such disclosure or manuscript, unless DUSA or Schering has received the written notice specified in Section 5.2.2, the authoring Party shall be free to submit such manuscript for publication or to orally disclose or publish the disclosed research results in any manner consistent with academic standards; provided that, in any publication permitted under this Section 5.2, each Party shall acknowledge its collaboration with the other Party under this Agreement unless the other Party requests that such acknowledgement not be made.

             5.2.2 Delay of Publication. Prior to the expiration of [c.i.] period specified in Section 5.2.1 above, the other Party may notify in writing the submitting Party of its determination that such oral presentation or manuscript contains Confidential Information of such other Party or objectionable material or material that consists of patentable subject matter for which patent protection should be sought. The notified Party shall withhold its proposed public disclosure and confer with the other Party to determine the best course of action to take in order to modify the disclosure (including removing Confidential Information of the other Party) or to obtain patent protection. After resolution of the confidentiality, regulatory or other issues, or the filing of a patent application or due consideration as to whether a patent application can reasonably be filed, but in no event [c.i.] after notification of the submitting Party as provided above, the submitting Party shall be free to submit the manuscript and/or make its public oral disclosure in a manner consistent with academic standards. If the submitting Party declines to file an appropriate patent application, then either DUSA or Schering, as the case may be, may undertake to file such application in accordance with Section
14.3 below.



                                    ARTICLE 6
                           DEVELOPMENT PROGRAM FUNDING



                                      20-

         6.1 Development Costs. Schering and DUSA shall fund the Development Costs to be incurred by DUSA and Schering, subject to Section 4.1.2(a) during the Term of the Development Program in accordance with the Development Plan and Budget as follows:

             6.1.1 Funding Requirements

                  (a) Schering shall commit Three Million Dollars (US $3,000,000), and DUSA shall commit One Million Five Hundred Thousand Dollars (US $1,500,000), per year for each of the calendar years 2000 and 2001 to be used to reimburse Development Costs incurred by DUSA and Schering subject to Section 4.1.2(a) in such years (or such lesser or greater amounts as the Parties agree) under the respective Development Plan and Budget then in effect. In the event the Parties agree pursuant to Article 3 to a Development Plan and Budget in an amount other than US $4,500,000, Schering and DUSA shall fund such budget in the ratio of 2:1 (i.e., Schering funding two-thirds and DUSA funding one-third), provided that in no event shall either Party be obligated to spend amounts in excess of the funding limits set forth in Section 3.2 unless such Party so agrees. Each year after 2001 [c.i.] the Development Program, Schering shall be required to fund two-thirds, and DUSA shall be required to fund one-third, of the Development Costs reflected in the applicable Development Plan and Budget. In the event that the Parties do not agree on an applicable Development Plan and Budget for a calendar year, Schering shall continue to be required to fund two-thirds, and DUSA shall continue to be required to pay one-third, of the development costs incurred pursuant to this Agreement.


                  (b) For purposes of determining the Development Costs incurred by Schering and/or DUSA to be counted towards the Parties' funding commitment under paragraph (a) above and the Development Plan and Budget in effect from time to time, the costs of studies, clinical trials and other activities conducted [c.i.] for [c.i.] shall be [c.i.]; and to the extent that any study, clinical trial or activity is designed or undertaken to meet the requirements of a particular country other than the United States, the costs of such study or trial (or [c.i.] of the study that is so designed to meet such non-U.S. requirements) shall be [c.i.].

                  (c) It is understood that, as described in [c.i.], the Parties may agree that certain activities pursuant to the Development Program will be undertaken by [c.i.] rather than [c.i.]. In such event, it is understood that a portion of the funding described in paragraph (a) above shall be used [c.i.] for the Development Costs it incurs in performing such activities in accordance with the Development Plan and Budget.

            6.1.2 Excess Costs. Unless otherwise mutually agreed by the Parties, neither Party shall be obligated to incur Development Costs in excess of the amounts set forth for such Party in the then-current Development Plan and Budget. To the extent the actual Development Costs incurred by a Party for the calendar year [c.i.] the Development Costs budgeted to be so incurred by such Party in the Development Plan and Budget then in effect the [c.i.] in accordance with this Section 6.1 [c.i.] but any portion over such excess Development Costs [c.i.] unless the other Party approves such excess Development Costs, which approval shall [c.i.] to the [c.i.] of such excess costs was [c.i.] of the Party who incurred such excess costs.


                                      21-

         6.2      Payment of Development Costs.

                  6.2.1      Payment.

                             (a) During [c.i.], payment for Development Costs
shall be made in accordance with this paragraph (a). The Parties will share the Development Costs incurred in accordance with the Development Plan and Budget in the ratio of two-thirds by Schering and one-third by DUSA, balancing payments shall be made as follows: On or before [c.i.] of [c.i.], commencing [c.i.], the Party who is budgeted to incur Development Costs during such [c.i.] (as reflected in the then-current Development Plan and Budget) in an amount less than its share of the Development Costs (i.e., two-thirds (2/3) for Schering and one-third (1/3) for DUSA) (such Party being referred to as the "Reimbursing Party," and its percentage share being referred to as the "Reimbursing Party's Share") shall pay to the other Party (the "Receiving Party") an amount equal to
(i) the Reimbursing Party's Share of the total Development Costs budgeted to be incurred by both Parties during such [c.i.], less (ii) the Development Costs to be incurred by the Reimbursing Party during such [c.i.], all in accordance with the Development Plan and Budget then in effect. Unless otherwise specified in the applicable Development Plan and Budget, amounts budgeted for the full year will be deemed budgeted in equal amounts over [c.i.].

                             (b) During [c.i.], payment for Development Costs
shall be made in accordance with this paragraph (b). [c.i.] following the end of [c.i.], each Party shall provide to the other a summary of the Development Costs actually incurred in the [c.i.] by such Party in accordance with the Development Plan and Budget. The following payments should be made:

                                 (i) if the actual Development Costs incurred by
DUSA exceed one-third of the total Development Costs incurred by both Parties during such quarter, Schering shall pay to DUSA [c.i.] after receipt of DUSA's report an amount equal to such excess, not to exceed the amounts established under the Development Plan and Budget (subject to Section 6.1.2 above); or

                                 (ii) if the actual Development Costs incurred
by Schering exceed two-thirds of the total Development Costs incurred by both Parties during such quarter, DUSA shall pay to Schering [c.i.] after receipt of Schering's report an amount equal to such excess, not to exceed the amounts established under the Development Plan and Budget (subject to Section 6.1.2 above).

         Every payment pursuant to this Section 6.2.1(b) is subject to both Parties' verification of those expenses during [c.i.] period following receipt of the other Party's report. To the extent the Receiving Party's report of Development Costs is established to overstate the amount due, a reconciling payment shall be due to the Reimbursing Party.

                             (c) With respect to payments made pursuant to
Section 6.2.1(a), [c.i.] following the end of [c.i.], each Party shall provide to the other a summary of the Development Costs actually incurred by such Party during [c.i.], in a form mutually agreed by the Parties, including a reasonably detailed accounting supporting the indirect costs included in the Development Costs. If the actual Development Costs incurred by DUSA in such [c.i.] are less than the amounts budgeted for DUSA for such [c.i.] under the Development Plan and Budget, then [c.i.] of the difference will be

                                      22-

[c.i.] and [c.i.] the payment [c.i.] for [c.i.]; and if the Development Costs incurred by Schering in such period are less than the amounts budgeted for Schering for such period under the Development Plan and Budget, then [c.i.] to [c.i.] as soon as possible [c.i.] the Development Program in the next succeeding [c.i.]. Subject to Section 6.1.2 above, if a Party incurs in such period Development Costs in excess of the amounts budgeted for such Party for such period, the other Party agrees to pay its share of the difference within [c.i.] of receiving an appropriate invoice, subject to Section 6.1.2 above and subject to verification of those expenses during a [c.i.] after receiving an appropriate invoice.

                  6.2.2 Interim Periods. In the event the Steering Committee is unable for any reason to establish a Development Plan and Budget for any period during the initial Term of the Development Program (calendar years 2000 and 2001), Schering shall nonetheless make payments to DUSA, at the level required to reimburse DUSA for its costs incurred in carrying out the [c.i.] Plan then in effect for each Collaboration Product under development in the calendar years 2000 and 2001. If no Development Plan and Budget is established for calendar years 2000 and 2001, then Schering shall pay to DUSA [c.i.] and [c.i.], during the year 2000 and 2001, the amounts set forth under Section 6.2.1 (a), until such a Development Plan and Budget is established. DUSA shall expend any amounts [c.i.] by Schering solely for conducting [c.i.] and/or [c.i.] with respect to the Collaboration Products within the Field.

         6.3      Milestone Payments.

                  6.3.1 Milestones. Schering agrees to make the following payments to DUSA upon the occurrence of each milestone specified below:


                              MILESTONE                                                            CASH AMOUNT

1.     Execution Date of this Agreement.                                                        US  $ 5,000,000

2.     Upon receipt of official correspondence from the FDA of a recommendation that DUSA's ALA supplier is in full compliance with cGMP with respect to the manufacture of 5-ALA at its facilities and/or recommendation by the
       FDA of approval for its use in an NDA.                                                   US  $ 3,750,000

3.     First Commercial Sale in the United States of the first Collaboration
       Product for an indication within the Field (the "First Indication"), provided that such Collaboration Product is approved by the regulatory
       authority [c.i.], and provided further that DUSA has [c.i.] for [c.i.]                   US  $ 7,000,000


4.     For each of the next three (3) additional indications within the Field after the First Indication: (a) upon receipt of a separate
       Marketing Approval in [c.i.] to market any existing
       Collaboration Product for each additional indication within the Field; or
       (b) upon the First Commercial Sale in [c.i.] of a new Collaboration
       Product approved for one or more indications within the Field (for each such indication), provided that [c.i.] for [c.i.] (if required) has been
       [c.i.]                                                                                     US [c.i.]
                                                                                                (each occurrence)
         Concurrent with Schering's Milestone 2 payment, and pursuant to the
Stock Purchase Agreement executed between the Parties, Schering shall also make a capital investment in DUSA as

                                      23-
provided for in that Stock Purchase Agreement. Further, concurrent with Schering's Milestone 3 payment, Schering shall also pay US$ 8,000,000 to DUSA for DUSA's future research and development efforts. DUSA shall be free to allocate such money in its sole discretion, either inside or outside the Field, and DUSA shall have no obligations to Schering with respect to the results of any such research and development efforts.

       (a) Notwithstanding the foregoing, Milestone 3 and Milestone 4 [c.i.] to [c.i.] if at the time of such First Commercial Sale DUSA [c.i.] of [c.i.] that DUSA [c.i.] to customers in the [c.i.] as of the date of such First Commercial Sale, all in accordance with the Light Source Agreement; and in such event, Milestone 3 and Milestone 4 [c.i.] (respectively) [c.i.] when DUSA [c.i.]. Similarly, in the event that [c.i.] for [c.i.] has [c.i.] in [c.i.] at the time of First Commercial Sale, as required under Milestone 3 or 4 above, that Milestone [c.i.] at such time as [c.i.] for [c.i.] has been [c.i.].

       (b) In any event, Milestone 2 shall be deemed to have occurred no later than the time a Collaboration Product receives Marketing Approval in the United States. For purposes of Milestone 4 above, "additional indication" shall mean the Marketing Approval to allow the marketing and sale of such Collaboration Product to treat a Dermatological Disorder other than one which was covered by a Marketing Approval previously obtained for a Collaboration Product, such Collaboration Product [c.i.] in the applicable Product Territory for such additional indication in [c.i.] after First Commercial Sale of [c.i.], and, for clarification purposes, shall not mean that a Collaboration Product is approved to be marketed and sold, to the extent such Marketing Approval only permits a previously approved Collaboration Product to be marketed and sold in another dosage, formulation or strength. In the event the Parties are unable to agree upon [c.i.] for [c.i.], the same shall be determined pursuant to Section 20.2.3 below. In addition, for purposes of Milestone 4, a "separate" Marketing Approval shall mean a Marketing Approval granted pursuant to a separate filing, it being understood, however, that such a filing may be an amendment or supplement to a previously granted Marketing Approval (such as, for example, a Supplemental
NDA).

       (c) Notwithstanding the foregoing, with respect to each of the Milestones 3 and 4 above if a particular Milestone is met with respect to [c.i.] prior to such Milestone being met with respect to [c.i.] then [c.i.] of the payment that would otherwise be due when such Milestone is met with respect to [c.i.] shall be due and payable at the occurrence of such Milestone with respect to such [c.i.] and all amounts so paid [c.i.] at such [c.i.] of the same Milestone for such Collaboration Product with respect to [c.i.]. For purposes of example, if Schering completes the First Commercial Sale [c.i.] of a Collaboration Product for the First Indication, a total of [c.i.] would be due and payable to DUSA for Milestone 3 ([c.i.] for DUSA's future research and development efforts), and then when Schering later completes the First Commercial Sale in [c.i.] to market such Collaboration Product for the First Indication [c.i.] would be due and payable to DUSA ([c.i.] for DUSA's future research and development efforts).

       (d) For the avoidance of doubt, it is understood and agreed that with respect to Milestones 1, 2 and 3 payments shall be payable by Schering with respect to each of the Milestones set forth above only one (1) time and that with respect to Milestone 4, the payment shall be made no more than three (3) times.

                                      24-

                  6.3.2 Other. In the event that Milestone 3 is achieved prior to the achievement of Milestone 2 the payment corresponding to all such Milestones shall then be due. The payments set forth in this Section 6.3 hereof shall each be due and payable [c.i.] after the occurrence of the applicable Milestone event, except Milestone 1 shall be due [c.i.] from the Execution Date. For Milestones accomplished by DUSA, such payment shall be due [c.i.] after written notice thereof to Schering, subject to Schering's verification during [c.i.] period that the Milestone occurred. DUSA and Schering agree to promptly notify the other in writing of its achievement of any Milestone.

              6.4 Credit Against Future Royalties. [c.i.] of the amounts paid pursuant to Milestone 4 [c.i.] a [c.i.] (i) the [c.i.] and the [c.i.] of the [c.i.] by Schering to DUSA under [c.i.] below on [c.i.] and (ii) the [c.i.] (as defined in [c.i.]). The [c.i.] of such [c.i.] shall be [c.i.] until the end of the [c.i.] after each occurrence of the Milestone 4 for which the amount was paid, and [c.i.]. In the event that such [c.i.] the [c.i.] and the [c.i.] of the [c.i.] to DUSA combined with [c.i.] the [c.i.] have not permitted Schering to [c.i.] pursuant to Milestone 4 then from and after [c.i.] of the [c.i.], DUSA shall [c.i.] a [c.i.] to [c.i.] of the [c.i.] ([c.i.] in the same manner as [c.i.] where "Collaboration Product" shall be deemed to refer to any such product in the Field [c.i.]) until [c.i.] have been [c.i.]. Such [c.i.], if any, shall be [c.i.] within [c.i.] from the end of each [c.i.] and shall be [c.i.] showing in reasonable detail the [c.i.]. It is understood that such [c.i.] shall [c.i.] at such time as the [c.i.] under this Section 6.4, [c.i.] of the [c.i.] by DUSA under this Section 6.4, [c.i.].



                                    ARTICLE 7
                      USE OF PRECLINICAL AND CLINICAL DATA

         7.1 Exchange. Schering and DUSA, respectively, shall provide to each other all Data generated in the course of the performance of the Development Program for use of each DUSA and Schering for the purposes stipulated in this Agreement in a timely fashion and as promptly as possible upon request of each DUSA or Schering.

         7.2 Use; Disclosure. DUSA may only use or provide Data to third parties as is reasonably necessary or useful for commercialization of Collaboration Products for applications outside the Field or outside the applicable Product Territory, or of products other than Collaboration Products, including without limitation for use by third parties and for cross-referencing drug master files or other regulatory filings provided that the disclosure of such Data to a non-governmental third party is made under reasonable and customary confidentiality restrictions. Schering will only use and disclose Data to third parties as required to obtain Marketing Approvals for Collaboration Products for purposes within the Field in the applicable Product Territory and as may be necessary in performing its obligations and exercising its rights under this Agreement, i.e. development activities, marketing activities, medical education activities, professional services activities and public relations activities; for purposes of obtaining consultation services in the normal course of business (such as business consultants, advertising agencies, law firms, accounting firms, etc.) in each case solely to the extent necessary for development and commercialization of Collaboration Products in the Field in the applicable Product Territory; or as may otherwise be agreed by DUSA and Schering. Schering may not use any Data (or permit any third party to use Data) outside the Product Territory

                                      25-
of the Collaboration Products for which such Data is used, or outside the Field or for any products other than the Collaboration Products.

         7.3 Regulatory Requirements. In all agreements with third parties or Affiliates involving the development of Data, Schering and DUSA, respectively, shall require that such third parties and Affiliates provide the other Party access to all such Data, to the extent that such Data is required for preparation of MAAs and filing of MAAs with the applicable regulatory authorities throughout the Territory in accordance with this Agreement.



                                    ARTICLE 8
                                MARKETING RIGHTS

         8.1          Schering Rights.

                      (a) Schering shall have the exclusive right to market, sell and distribute each Collaboration Product for use in the applicable Product Territory within the Field, subject to paragraph (b) and Section 8.5 below. This
Section 8.1 shall not be deemed to limit the licenses granted to Schering under
Section 14.1 below.

                      (b) Schering shall have the option, with respect to each Collaboration Product, to retain its rights hereunder in countries of the Territory on a region by region basis as further described below, or to terminate its rights in such regions with respect to such Collaboration Product. The regions ("Region(s)") and corresponding key markets ("Key Market(s)") of each Region of the Territory are as set forth on Exhibit 8.1(b). With respect to the Initial Product, Schering shall notify DUSA in writing [c.i.] after the Execution Date of the Regions in which Schering has elected to retain its rights to such Initial Product, and Schering's rights to the Initial Product with respect to all other Regions shall thereupon terminate. For each Collaboration Product other than the Initial Product for which an MAA has been filed in the U.S. pursuant to the Development Program, Schering shall [c.i.] from the filing of such MAA notify DUSA of the Regions in which Schering elects to retain its rights with respect to such Collaboration Product, and Schering's rights to such Collaboration Product with respect to all other Regions shall thereupon terminate. In the event Schering fails to notify DUSA [c.i.] period, Schering shall be deemed to have elected not to retain its rights to such Collaboration Product in all Regions (i.e., Schering's rights to such Collaboration Product shall terminate with respect to all Regions). With respect to each Collaboration Product for which Schering has elected to continue its rights, the Regions in which Schering has so elected to retain its rights, shall be referred to as the "Product Territory". For Collaboration Products for which Schering has not elected to retain its rights in the entire Territory, then, with respect to the Regions in which Schering has not so elected to retain its rights to such Collaboration Product, such product shall be referred to herein as an "Abandoned Product" and such Region shall be referred to as an "Abandoned Region." Once Schering's rights with respect to a Collaboration Product have terminated pursuant to this Section 8.1(b) for any Abandoned Region, then Schering shall have no further rights with respect to such Collaboration Product in such Abandoned Region for any purpose; accordingly, for example, if Schering elects to terminate its rights to a Collaboration Product in any Region as provided above, and such same Collaboration


                                      26-

Product later becomes approved for other indications, Schering shall have no rights to such new indications of such Collaboration Product in the Abandoned Regions for such Collaboration Product.

                      (c) It is further understood and agreed that DUSA shall have the right to commercialize (itself or through others) any Abandoned Product in the applicable Abandoned Regions, both within and outside the Field.

                      (d) In [c.i.] and [c.i.] under the Development Program DUSA agrees [c.i.] Schering [c.i.] from [c.i.] in the respective Abandoned Regions [c.i.] (it being understood that, for purposes of this paragraph [c.i.] and [c.i.] shall have the meanings defined in Sections [c.i.] and [c.i.] above, [c.i.] in such definitions). For Abandoned Products for which Schering, in accordance with the Development Plan and Budget for such Abandoned Product, [c.i.] in [c.i.] of such Abandoned Region at the time of Schering's election under Section 8.1(b), DUSA [c.i.] of [c.i.] of such Abandoned Product in all the countries of the Abandoned Region [c.i.] from the date of the [c.i.] of such Abandoned Product. For an Abandoned Product for which [c.i.] has [c.i.] in [c.i.] of the Abandoned Region at the time of Schering's election under Section 8.1(b) above, DUSA [c.i.] of [c.i.] of such Abandoned Product in the Abandoned Region for [c.i.] from the date of the [c.i.] of such Abandoned Product. For purposes of clarification, the [c.i.] shall [c.i.] to Abandoned Products for which [c.i.] in [c.i.] pursuant to the Development Program; and notwithstanding only the foregoing, this Section 8.1(d) shall not apply to the Initial Product.

                  8.2 Ex-U.S. Light Source. In order to allow Schering to make its decision with respect to the election of Regions outside the U.S. within which it wishes to market the Initial Product, Schering and DUSA, promptly after the Execution Date, shall begin good faith negotiations on the manufacture, promotion, and distribution of the Light Source in connection with the sale of the Initial Product outside the U.S. DUSA will also prepare and provide to Schering [c.i.] for [c.i.] as expected at the time of approval outside of the U.S. [c.i.] after the conclusion of such negotiations [c.i.] after the Effective Date, and on a Region-by-Region basis, Schering shall notify DUSA [c.i.] to [c.i.] with DUSA to use [c.i.] in connection with the promotion, marketing and sale of the Initial Product outside the U.S.

                  8.3 Rights. It is understood that DUSA retains the right, directly or through third parties, to market, sell and distribute the Collaboration Products, for use outside the applicable Product Territory and/or for purposes outside the Field.

                  8.4 Sublicensees and Affiliates. Schering may authorize Affiliates and Sublicensees to market, sell or distribute any Collaboration Product for use in the applicable Product Territory within the Field. Schering shall promptly provide notice to DUSA of any sublicense or Affiliate authorization to be granted pursuant to this Section 8.4. In the event that Schering or its Affiliate receives any up-front license fee, milestone payment or similar payments from a Sublicensee, directly or indirectly, in connection with the granting of rights to such Sublicensee pursuant to this Section 8.4, Schering shall pay to DUSA [c.i.] of such payments with respect to the Initial Product and [c.i.] of such payments with respect to future Collaboration Products, [c.i.] of such receipt. Schering agrees to use [c.i.] efforts to obtain reasonable cash consideration with respect to the grant


                                      27-
of such rights to a Sublicensee. Such payments by Schering to DUSA shall be in addition to the payments made pursuant to Section 6 above and Section 10 below.

             8.5 Restrictions. Schering [c.i.] outside the applicable Product Territory in relation to each Collaboration Product [c.i.] customers or engaging in marketing activities. DUSA [c.i.], inside the applicable Product Territory in relation to each Collaboration Product, [c.i.] customers or engaging in marketing activities. This provision is not intended to limit customers within [c.i.] from placing unsolicited orders for Collaboration Products from either Party.

             8.6 Marketing Plans. Schering shall prepare overview-marketing plans for the overall Territory and [c.i.] marketing plans for each Key Market, such plans to include plans related to the prelaunch, launch, promotion and sale of Collaboration Products which shall include [c.i.] the number of sales representatives, and [c.i.] of the marketing and advertising campaigns proposed to be conducted, for each Collaboration Product (the "Marketing Plans"). The Marketing Plans shall be designed to fulfill Schering's undertakings pursuant to
Section 13.1. Schering shall provide copies of the Marketing Plans to DUSA by [c.i.] of each calendar year during the term of this Agreement. The draft Marketing Plan for the Initial Product is attached as Exhibit 8.6 and shall be supplemented by the final Marketing Plan for the Initial Product [c.i.], but in no case later than [c.i.] At a reasonable time thereafter, Schering shall meet with DUSA to review the Marketing Plans and the actual results as compared with prior Marketing Plans. In addition, Schering agrees to keep DUSA informed, [c.i.] with respect to the marketing, sales and promotion of the Collaboration Products. Subject to the provisions of this Agreement, and subject to compliance with the Marketing Plans, as modified or adjusted from time to time by [c.i.], Schering shall have full control and authority of the day-to-day commercialization of Collaboration Products in the Territory within the Field and implementation of the corresponding Marketing Plans, at Schering's expense. No later than [c.i.] prior to the start of the forecasted year, Schering shall provide forecasts of estimated aggregate annual Net Sales for the Territory.

             8.7 Marketing Materials. Schering shall use [c.i.] to keep DUSA informed regarding the preparation of promotional materials, samples, advertising and materials for training sales representatives with respect to a Collaboration Product and, subject to Section 15.7, will provide DUSA with copies of such materials, in advance of distribution [c.i.]. Schering [c.i.] incorporation of any reasonable suggestions or comments promptly made by DUSA in such materials if such comments or suggestions are received [c.i.] of DUSA being provided the materials.

             8.8      Right of First Discussion.

                      8.8.1 Notice. During the period specified in Section 8.8.3 below, [c.i.] prior to DUSA entering into material and substantial negotiations to grant to a third party the right to market and distribute for use outside the Field a product containing ALA (including, for the avoidance of doubt, a Collaboration Product) within [c.i.] that is part of the Subject Territory (as defined below), DUSA agrees to notify Schering in writing, together with a summary description of the product(s) or field to be proposed that would be the subject of such negotiations ("Initial Notice"). Upon request by Schering following its receipt of such Initial Notice, DUSA and Schering shall discuss the terms and conditions under which DUSA would grant such rights to Schering. In the event that the Parties


                                      28-
have not agreed upon such terms and conditions pursuant to which such rights and license would be granted to Schering, [c.i.] after the date DUSA provided the Initial Notice to Schering, DUSA shall be free to grant to any third party the right to market and distribute such products containing ALA outside the Field, without further obligations to Schering, and on any terms that DUSA considers appropriate. It is understood that, because DUSA will be providing the Initial Notice to Schering prior to the commencement of material and substantial negotiations with a third party, DUSA may not be able to define the entire or exact scope of the product, field or rights to be granted, and accordingly, so long as the Initial Notice describes a product, field or rights that overlap with the product, field or rights actually negotiated with, or granted to, a third party, DUSA shall be deemed to have satisfied its obligations, under this
Section 8.8.1; also, it is understood that DUSA need only provide one such Initial Notice hereunder before engaging in such material and substantial negotiations with the first third party, and that DUSA is not obligated to provide any further notice if DUSA subsequently engages in discussions with more than one third party with respect to subject matter described in the Initial Notice. As used in this Section 8.8.1, "Subject Territory" shall mean Regions
(i) in which Schering has elected to retain its rights to the Initial Product under Section 8.1(b) above, or (ii) for which, at the time the Initial Notice is required, Schering has previously elected under Section 8.1(b) above to retain its rights to any Collaboration Product (i.e. where Schering has made such election following the filing of an MAA in the U.S. with respect to such Collaboration Product).

                      8.8.2 No Implied Obligations. The only obligations of Schering and DUSA under Section 8.8.1 above are as expressly stated therein, and there are no further implied obligations relating to the matters contemplated therein. Without limiting the foregoing, it is further understood and agreed that the subject product(s) containing ALA may or may not be discovered or reduced to practice to any particular degree or at all at the time of the Initial Notice under Section 8.8.1, and that further modification and/or variations of a product may be developed after the date of such Initial Notice; accordingly, so long as DUSA includes with the Initial Notice a good faith summary of the product as it then exists, or a summary of the field in which the rights would be granted, the requirements of Section 8.8.1 above shall be deemed satisfied with respect to any and all modifications, variants or derivatives of the product developed or reduced to practice after the date of the Initial Notice. Without limiting the foregoing, it is further acknowledged and agreed
(i) that: this Section 8.8 shall not be deemed to apply to a transaction by which a third party acquires substantially all of the business or assets of DUSA, if such third party agrees to be bound by the terms of this Agreement in accordance with Section 20.7 below; and (ii) if DUSA enters into a transaction with a third party in accordance with this Section 8.8 that includes the grant by DUSA of an option or other contingent right to acquire the right to market and distribute one or more products containing ALA (including, for the avoidance of doubt, a Collaboration Product) (each such option or right being referred to as a "Contingent Right"), then the grant of rights by DUSA upon a third party's exercise of such Contingent Right shall not be subject to this Section 8.8 so long as the grant of such Contingent Right was made in a transaction entered into with the third party in compliance with Section 8.8.1; and (iii) DUSA is not obligated under this Section 8.8 to provide to Schering any particular information other than as expressly stated in Section 8.8.1, and that DUSA may require a separate confidentiality agreement as a condition to any disclosure of information in connection with Section 8.8.1. Any dispute under this Section 8.8 shall be resolved in accordance with Section 20.2.1 below.

                                      29-

                      8.8.3 Termination. DUSA's obligations under Section 8.8.1 shall terminate effective upon the earlier of (i) [c.i.] the Execution Date or
(ii) the [c.i.] under Section [c.i.] above, or upon the giving of notice of termination of this Agreement under Sections 19.2 or 19.3, whichever occurs first.

                      8.8.4 Notice. Until the earlier of (i) [c.i.] the Execution Date or (ii) the [c.i.] under Section [c.i.] above, or upon the giving of notice of termination of this Agreement under Sections 19.2 or 19.3, whichever occurs first, either Party shall notify the other [c.i.] prior to the commencement of any clinical trial conducted or sponsored by or in cooperation with itself or its Affiliates in which ALA is to be used.

             8.9 Substitution. Notwithstanding the restrictions in Section 8.5 above, the Parties acknowledge the possibility, although potentially remote, that Collaboration Products sold by DUSA for use outside the Field or Rejected Products sold for use inside the Field could be substituted for uses within the Field by pharmacists, health care providers or others, and similarly, Collaboration Products sold by or under authority of Schering for use within the Field could be substituted for uses outside the Field. Accordingly, to compensate the Parties at least in part for the negative impacts of such substitution, the following provisions shall apply:

                      8.9.1 Substitution within the Field. If in any [c.i.] consecutive [c.i.] the total dollar Substitution Sales by DUSA, its Affiliates and Sublicensees of a Collaboration Product or Rejected Product in the applicable Product Territory for uses within the Field (as measured by a reputable, independent market surveillance firm agreed upon by the Parties), [c.i.] of [c.i.] of the Collaboration Product, then DUSA shall pay to Schering [c.i.] of the Substitution Proceeds received by DUSA or its Affiliate; provided that if DUSA reasonably demonstrates that the negative profit impact to Schering, its Affiliates and Sublicensees is less than the amount so required to be paid to Schering, the foregoing percentage of such Substitution Proceeds to be so paid to Schering shall be reduced to reasonably equate to such negative profit impact.

                      8.9.2 Substitution Outside the Field. If in any [c.i.] consecutive [c.i.], the total dollar Net Sales by Schering, its Affiliates and Sublicensees of a Collaboration Product in the applicable Product Territory for uses outside the Field (as measured by reputable, independent market surveillance, e.g. [c.i.]) [c.i.] of [c.i.] of the Collaboration Product in the applicable Product Territory, then Schering shall pay to DUSA [c.i.] of the Substitution Proceeds received by Schering or its Affiliates; provided that if Schering reasonably demonstrates that the negative profit impact to DUSA, its Affiliates, or Sublicensees, of such substitution is less than the amount so required to be paid to DUSA, the foregoing percentage of such Substitution Proceeds shall be reduced to reasonably equate to such negative profit impact.

                      8.9.3 Dispute. In the event the Parties are unable to agree upon the percentages of Substitution Proceeds payable under Section 8.9.1 or 8.9.2 above, then such percentages shall be determined by an arbitrator pursuant to Section 20.2.3 below, [c.i.] after a request by either Party to initiate such arbitration. In determining the appropriate rate, which shall not exceed the maximum rates specified in this Section 8.9, the arbitrator(s) shall take into account, among other considerations, any negative financial impact of such substitution as well as any positive effects of

                                      30-
the substitution on the market for the Collaboration Product (such as overall increased sales of the Collaboration Product, by reason of greater market awareness of the Collaboration Product or other positive effects).

                      8.9.4 Adjustment. After a Party becomes obligated to make payments under this Section 8.9 with respect to a Collaboration Product, if in any [c.i.] consecutive [c.i.] the conditions for invoking such payments specified in Section 8.9.1 or 8.9.2, respectively, do not exist, then from and after the end of such subsequent [c.i.] period, the payments under such Section shall no longer be due; it being understood, however, that substitution in later periods may again trigger a new adjustment pursuant to this Section 8.9. Similarly, in the event DUSA or Schering believes that a change in circumstances after a percentage was established under this Section 8.9 warrants a different percentage, either Party may request that the percentage be renegotiated, and if the Parties cannot agree on an adjustment to such percentage, the same shall be established in accordance with Section 8.9.3 and 20.2.3.

                      8.9.5 Certain Terms. As used in this Section 8.9, the following terms shall have the following meanings:

                            (a) "Substitution Sales" shall mean the total amount
invoiced to third parties with respect to sales of Collaboration Products or Rejected Products, as the case may be, for final sale and consumption in the applicable Product Territory by DUSA, its Affiliates and Sublicensees, determined on the same basis as the calculation of Net Sales for Schering specified in Section 1.33 above (i.e., substituting in such Section 1.33 "DUSA" for each reference to "Schering," and similarly substituting "DUSA" for each reference to "Schering" in the corresponding definitions of Sublicensee).

                            (b) "Substitution Proceeds" shall have the following
meanings: (i) with respect to amounts received by Schering for purposes of determining the payments due to DUSA under Section 8.9.2 above, "Substitution Proceeds" shall mean [c.i.] of Net Sales [c.i.] by Schering and its Affiliates with respect to sales of Collaboration Products used outside the Field; and (ii) with respect to amounts received by DUSA for purposes of determining the payments to due to Schering under Section 8.9.2 above, "Substitution Proceeds" shall mean [c.i.] of Substitution Sales [c.i.] by DUSA and its Affiliates with respect to Substitution Sales; provided that in each of cases (i) and (ii), Substitution Proceeds shall be [c.i.] by [c.i.] by Schering and DUSA, respectively, for the Collaboration Product or Rejected Product that generated such Substitution Proceeds. It is understood and agreed that in each case Substitution Proceeds shall not include amounts received by a Sublicensee on sales of a Collaboration Product or Rejected Product, as the case may be, but shall instead include the sales price received by Schering and DUSA, respectively (and their respective Affiliates) on sales of the particular Collaboration Product or Rejected Product, as the case may be, to their respective Sublicensees for final sale and consumption in the applicable Product Territory, as well as royalty payments received by Schering and DUSA, respectively (and their respective Affiliates) from Sublicensees calculated on sales of Collaboration Products or Rejected Products, as the case may be, in such Product Territory by or under authority from such Sublicensees. Substitution Proceeds shall not include any up-front license fees or any other amount that is not the purchase price of a Collaboration Product or Rejected Product, as the case may be, in such Product


                                      31-

Territory or running royalties calculated on the basis of such purchase price and payable on a per-unit basis (i.e., as a percentage of such sales or a per-unit amount).

                            (c) In the event that the Parties are unable to
agree upon the level of Substitution Sales (i.e., as to whether payments are due under this Section 8.9) or as to the level of Substitution Proceeds, in each case by reason of the inability to agree on the level of sales of the particular Collaboration Product or Rejected Product outside or inside the Field, then such levels shall be determined by a mutually agreed third party market share auditing firm. If the Parties cannot agree on such firm, it shall be appointed by an arbitrator under the procedures established pursuant to Section 20.2.3 below. The costs of such audit shall be [c.i.].



                                    ARTICLE 9
                             MANUFACTURE AND SUPPLY

         9.1 Manufacturing Rights. Except as otherwise provided herein, DUSA shall have the exclusive right to manufacture or have manufactured Collaboration Products for use within the Field.

         9.2          Supply

                      9.2.1 Generally. Subject to the terms and conditions of this Article 9, DUSA shall supply Schering with Finished Products for sale in the U.S. and with Collaboration Products (in bulk) for sale in the ex-U.S. part of the Product Territory for use within the Field, and Schering shall purchase from DUSA all of Schering's requirements of Collaboration Products. It is understood that Light Sources for use with the Collaboration Products in the Field are not covered by this Article 9, but instead shall be supplied in accordance with the Light Source Agreement.

                      9.2.2 Packaging. Schering and DUSA shall agree upon the packaging of the Finished Products for the U.S., and DUSA shall supply the Finished Products packaged as so agreed. For the ex-U.S. part of the applicable Product Territory, DUSA shall supply Schering with the Collaboration Products in bulk, and Schering will perform final packaging.

         9.3 Forecasts. Schering's initial forecast of the quantities of Collaboration Products estimated to be required on [c.i.] during the [c.i.] after the Execution Date (and which shall serve as the [c.i.] forecast required by this Section) is attached as Exhibit 9.3. Thereafter, [c.i.] prior to the start of each calendar quarter ("Q1") beginning after [c.i.] (i.e., [c.i.]), Schering shall provide DUSA with a [c.i.] forecast of the quantities of Collaboration Products estimated to be required on a month-by-month basis during Q1 and the next three (3) quarters ("Q2", "Q3" and "Q4", respectively). Each forecast shall indicate the estimated quantities of Collaboration Products identified by the SKU numbers (if applicable) designated by DUSA (which shall be categorized, among other things, by whether the unit is for sale to the trade or is a Sample, as "Sample" is defined below in Section 10.4). Each forecast shall also identify each anticipated launch date for a Collaboration Product in any country in the Territory during the upcoming [c.i.]. Schering shall only be obligated to purchase the quantities set forth in such forecast to the extent stipulated in Section 9.4.2 below.

                                      32-

         9.4          Orders.

                      9.4.1 Orders. Together with each forecast provided under
Section 9.3 above (other than the initial forecast provided as Exhibit 9.3) (the "Current Forecast"), Schering shall place its firm order with DUSA, setting forth trade units, delivery dates and shipping instructions with respect to each shipment, for delivery in Q1 of that quantity of Collaboration Products equal to or greater than (i) the quantity of Collaboration Products reflected for Q1 in the Current Forecast, (ii) [c.i.] of the quantity of Collaboration Products forecast for Q2 in the Forecast provided under 9.3 above for the immediately preceding calendar quarter (the "First Preceding Forecast"), and (iii) [c.i.] of the quantity of Collaboration Products forecast for Q3 in the Forecast immediately preceding the First Preceding Forecast (the "Second Preceding Forecast"). DUSA shall accept such orders from Schering, subject to Section 9.5 and the remaining terms and conditions of this Agreement, provided that DUSA shall not be obligated to accept orders for Q1 to the extent the quantity ordered exceeds the lesser of (i) [c.i.] of the quantity of Collaboration Products forecast for Q1 of the Current Forecast; (ii) [c.i.] of the quantity of Collaboration Products forecast for Q2 in the First Preceding Forecast, or (iii) [c.i.] of the quantity of Collaboration Products forecast for Q3 in the Second Preceding Forecast, but shall use [c.i.] efforts to fill orders for such excess quantities from available supplies. For the Initial Product, all orders shall take into account the batch size, which is [c.i.] units (i.e., all orders shall be in multiples of [c.i.]); for Collaboration Products other than the Initial Product, the Parties shall agree upon a minimum batch size consistent with manufacturing requirements.

                      9.4.2 Form of Order. Schering's orders shall be made pursuant to a purchase order which is in a form mutually acceptable to the Parties, and shall provide for shipment in accordance with reasonable delivery schedules. DUSA shall notify Schering within [c.i.] from receipt of an order of its ability to fill any amounts of such order in excess of the quantities that DUSA is obligated to supply. ANY TERMS OR CONDITIONS OF ANY PURCHASE ORDER OR ACKNOWLEDGMENT GIVEN OR RECEIVED WHICH ARE ADDITIONAL TO OR INCONSISTENT WITH THIS AGREEMENT SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXCLUDED.

         9.5 Delivery. DUSA shall ship quantities of Finished Products (or Collaboration Products, as the case may be) that DUSA is obligated to supply pursuant to Section 9.2 to arrive on or about the dates specified in Schering's purchase orders submitted and accepted in accordance with Section 9.4 above and as required by Section 9.7; provided, however, that DUSA shall only be required to use [c.i.] efforts to ship, in any [c.i.], quantities of Finished Products (or Collaboration Products, as the case may be) ordered in excess of: (i) [c.i.] increase over the amount ordered by Schering for delivery in the immediately preceding [c.i.] or (ii) a [c.i.] increase over the amount ordered by Schering for delivery in the immediately preceding [c.i.], whichever is greater. All Finished Products (or Collaboration Products, as the case may be) delivered pursuant to the terms of this Agreement shall be suitably packed for shipment by DUSA and marked for shipment to the destination point indicated in Schering's purchase order. Each shipment of Finished Products (or Collaboration Products, as the case may be) hereunder shall be accompanied by the documentation specified in Section 9.8(e). All Finished Products (or Collaboration Products, as the case may be) will be delivered [c.i.] designated by [c.i.]. The carrier shall be selected by [c.i.]. The packaging for

                                      33-
shipment shall be in accordance with good commercial practice with respect to protection of the Finished Products (or Collaboration Products, as the case may be) during transportation. All shipping shall be [c.i.]. [c.i.] will be responsible for the insurance of the Finished Products (or Collaboration Products, as the case may be) during the transportation at its own cost and discretion.

         9.6          Quality Guidelines.

                      9.6.1 Compliance with Manufacturing Standards and Specifications. All Finished Products (or Collaboration Products, as the case may be) supplied by DUSA hereunder shall comply with the Manufacturing Standards and Specifications in accordance with the regulatory specifications and methods described and approved in the Marketing Approval.

                      9.6.2 Changes to Regulatory Requirements. In the event that Schering notifies DUSA of (i) additional standards for the manufacture of a Finished Product (or Collaboration Products, as the case may be) that are required to comply with the laws or regulations of any country of the applicable Product Territory (other than the U.S.), or (ii) additional specifications for a Collaboration Product that are required by a Marketing Approval in a country of the applicable Product Territory (other than the U.S.) to comply with the laws or regulations of such country, the Parties shall modify the Manufacturing Standards and the Specifications, respectively, for such Finished Product and/or Collaboration Product to incorporate such additional standards and specifications; provided that Schering [c.i.] DUSA for the [c.i.] of implementing such additional standards and specifications (i.e., in addition to the [c.i.]) and provided that such modified Manufacturing Standards and Specifications would become effective after a mutually agreed period of time or within the period specifically required and requested by the applicable regulatory authority. It is understood that the [c.i.] to be so [c.i.] Schering would be [c.i.] required to [c.i.] and [c.i.], but the [c.i.] produced in compliance with such additional Manufacturing Standards and Specifications shall be [c.i.] within the [c.i.] for the Finished Products and Collaboration Products produced for the particular country; in no event shall Schering be [c.i.] DUSA for any [c.i.] more than once.

                      9.6.3 Modification of Manufacturing Process. DUSA will notify Schering in writing prior to modifying any process or procedure contained in the Manufacturing Standards or Specifications or changing the equipment used in the manufacture of a Finished Product and/or Collaboration Product. Schering shall have [c.i.] after receipt of DUSA's notice to determine whether or not such modification or change will require affirmative approval of the FDA or other health regulatory authority of a country in the Product Territory in which the Finished Product and/or Collaboration Product is being marketed prior to implementing the modification. If Schering determines that such modification or change will not require such affirmative approval or fails to notify DUSA [c.i.] period that Schering has determined that such approval is required, then DUSA may proceed with such change or modification. If Schering determines that such modification or change will require such affirmative approval in such countries, then Schering shall have [c.i.] to approve such modification or change, including securing the approval of the MAA holder for the affected Product Territory.


                                      34-

                      9.6.4 Third Party Complaints. If Schering communicates to DUSA material objections by physicians, consumers, or health regulatory agencies to the quality of a Collaboration Product, DUSA will review the batch documentation, carry-out tests as necessary and present Schering the results [c.i.] after receipt of notice of the objections from Schering, addressing in detail the reasons for the defects and information on the measures taken by DUSA to ensure that such defects will be prevented in the future.

                      9.6.5 Recalls and Withdrawals. In the event that Schering or DUSA is required by any health regulatory agency to recall a Collaboration Product, or the Parties mutually agree to withdraw a Collaboration Product from any country in the Territory, in either case if the action is the result of a breach of this Agreement by a Party, then that Party shall bear the expenses of such recall or withdrawal, and otherwise [c.i.] shall [c.i.] for such costs. Furthermore, each Party at its sole discretion and expense, after consultation with the respective other Party, shall have the right to recall or withdraw a Collaboration Product from any country in the Territory, provided, however, if such recall or withdrawal is a result of a breach by a Party, then the breaching Party shall bear the expenses of such recall or withdrawal. The foregoing does not restrict either Party's ability to recover such costs from a third-party, in which case any recovery shall [c.i.].

                      9.6.6 Lab-to-Lab Validation. Other than for the Initial Product, DUSA shall conduct a lab-to-lab validation of all validated test methods, involving those departments of Schering and DUSA which are responsible for quality control. DUSA will confirm to Schering the successful lab-to-lab validation in writing. This confirmation is the pre-condition for the use of the test methods for quality testing and the release of Collaboration Products (other than the Initial Product) by Schering. [c.i.] shall [c.i.] for [c.i.] pursuant to this Section, which [c.i.] is not part of the Development Program.

                      9.6.7 Annual Product Reviews. DUSA shall conduct an annual product review for annual evaluation of the quality standards for each Collaboration Product to determine the need for changes in the Specifications or manufacturing or control procedures. DUSA shall submit a copy of such annual product review to Schering.

                      9.6.8 Stability Data. DUSA shall annually make available to Schering copies of stability data for the Collaboration Products. Any significant trends should be promptly reported.

         9.7          Collaboration Product Acceptance/Rejection.

                            (a) Schering shall, promptly upon receipt of each
shipment perform customary inspection according to the inspection criteria laid out in Exhibit 9.7. All shipments (i.e., quantities or packaging of Finished Product and/or Collaboration Product) and [c.i.] shall be deemed correct unless DUSA receives from Schering, [c.i.] after Schering's receipt of a given shipment (except with respect to Finished Product and/or Collaboration Product containing latent defects, in which case the [c.i.] shall commence at such time as Schering becomes aware of such latent defects), a written notice specifying the shipment, the purchase order number, and the exact nature of the discrepancy between the order and the shipment or the exact nature of the discrepancy in the shipping or other charges, as applicable.


                                      35-

                            (b) DUSA shall, within the shortest possible time,
deliver replacement quantities of such Finished Product and/or Collaboration Product to Schering , but [c.i.] after receipt of the returned Finished Product and/or Collaboration Product. The replacement of returned Finished Products and/or Collaboration Products shall have priority over the supply of Finished Products Products and/or Collaboration Products ordered for shipment. DUSA shall give Schering written instructions as to how Schering should, [c.i.], dispose of or rework any non-conforming Finished Product and/or Collaboration Product, and such instructions shall comply with all appropriate governmental requirements.

                            (c) DUSA shall analyze Finished Product and/or
Collaboration Product rejected by Schering for nonconformity and shall inform Schering [c.i.] upon receipt of the rejected unit of Finished Product and/or Collaboration Product of the results of the analysis, including DUSA's determination of the reasons for the defect/nonconformity, if so confirmed by DUSA, and the measures taken or to be taken to ensure that such defect/nonconformity will not occur again. In the event that either Party becomes aware that any shipment of Collaboration Product and/or Finished Product has a nonconformity, despite DUSA's testing and quality assurance activities and despite Schering's acceptance, such Party shall immediately notify the other Party. In the event that Schering and DUSA agree (or there is an independent finding) that any quantity of Finished Product and/or Collaboration Product failed to comply with such Specifications and Manufacturing Standards at the time of shipment to Schering, the [c.i.] will [c.i.]. In case of a disagreement between the Parties, the claim shall be [c.i.] and [c.i.] to an [c.i.] which [c.i.] or a [c.i.] within the [c.i.] mutually agreed upon by the Parties (the "[c.i.]"), the [c.i.] of which shall not be unreasonably withheld or delayed by either Party. The [c.i.] of such [c.i.] with respect to all or part of any shipment of Finished Product and/or Collaboration Product shall be [c.i.] the Parties. The [c.i.] of the [c.i.] making such [c.i.] shall be [c.i.] the [c.i.]

         9.8 Documentation. DUSA agrees to comply with the following, provided that Schering agrees to promptly reimburse DUSA for its costs of such compliance (at DUSA's Cost of Goods, where applicable), to the extent this Section 9.8 imposes requirements greater than those required by the FDA, the Manufacturing Standards or the Specifications:

                            (a) For Collaboration Products for
commercialization, DUSA shall retain appropriately identified reserve samples that are representative of each lot in each shipment of each active ingredient. The amount of samples retained shall be [c.i.] the quantity (in case of Collaboration Products for use in the U.S.) and [c.i.] the quantity (in case of Collaboration Products for use outside the U.S.) necessary for all tests required to determine whether the active ingredient meets the Specifications, except for sterilization and pyrogen testing. Schering shall be [c.i.] of the retained reference samples, and they [c.i.] to Schering upon Schering's request. DUSA shall retain the samples for [c.i.] after the [c.i.] of the [c.i.] of the Collaboration Products containing the active ingredient. Thereafter, DUSA shall [c.i.].

                            (b) For Collaboration Products for
commercialization, DUSA shall retain appropriately identified reserve samples that are representative of each lot or batch of Collaboration Product and shall store these under conditions consistent with product labeling. The samples shall be stored in the same immediate container closure system in which the Collaboration


                                      36-

Product is marketed. The amount of samples retained shall be [c.i.] the quantity (in case of Collaboration Products for use in the U.S.) and [c.i.] the quantity (in case of Collaboration Products for use outside the U.S.) necessary for all tests required to determine whether the Collaboration Product meets the Specifications, except for sterilization and pyrogen testing. Schering shall be [c.i.] of the retained reference samples, and they [c.i.] to Schering upon Schering's request. DUSA shall retain the samples for [c.i.] after the [c.i.]of the [c.i.] of the Collaboration Product. Thereafter, DUSA shall [c.i.]

                            (c) DUSA shall retain any production, control or
distribution record that is specifically associated with a batch of a Collaboration Product for [c.i.] after the [c.i.] of the Collaboration Product.

                            (d) For Collaboration Products for development
purposes, DUSA shall retain the manufacturing records (including batch records) and reports for [c.i.] after the Collaboration Product has received Marketing Approval; or, if an MAA is not approved for the drug, until [c.i.] after shipment and delivery of the Collaboration Product for investigational use is [c.i.] and [c.i.]

                            (e) Each shipment of Finished Product and/or
Collaboration Product shall be accompanied by the following written documentation: (A) the date of manufacture, (B) delivered amount of Finished Product units (or bulk Collaboration Product, as the case may be), (C) a certificate of analysis setting forth the results of tests performed by DUSA as reasonably required by Schering in accordance with the Specifications and Manufacturing Standards, (D) a certificate of compliance from DUSA, stating that the Finished Products and/or Collaboration Product were manufactured in compliance with the respective Specifications and Manufacturing Standards, that the quality was tested according to the testing standards and Specifications and that the results meet the agreed testing standards and Specifications as provided for in the Marketing Approval, and (E) complete batch documentation for manufacturing and packaging.

                            (f) DUSA will inform Schering by attachment to the
batch record in writing if DUSA determines there has been a substantive deviation of a batch of Finished Product and/or Collaboration Product shipped to Schering from the respective Manufacturing Standards, the manufacturing process, the in-process controls or the testing or the Specifications. This duty of information will not limit DUSA's contractual obligations under this Agreement.

         9.9 Schering Right of Audit and Inspection. DUSA shall, upon written request of Schering, permit Schering's authorized representatives (the number of which is subject to any restrictions in DUSA's agreements with applicable third-party manufacturers or suppliers) to audit and inspect the following: (i) all manufacturing and quality control records for the manufacture of the Finished Products and/or Collaboration Products; (ii) quality control records of all starting materials and packaging materials used in the manufacture of the Finished Products and/or Collaboration Product; (iii) all process, cleaning and method validation documents associated with the manufacturing, packaging and testing of the Collaboration Products; and (iv) all stability data for the Collaboration Product; provided that, in each case (unless otherwise agreed) such inspection shall be limited to the extent necessary to determine compliance with cGMP, the applicable


                                      37-

Manufacturing Standards and Specifications. In addition, Schering shall be entitled during normal working hours and upon [c.i.] prior notice to DUSA to audit and inspect all DUSA facilities utilized for the manufacture, storage or quality control of Finished Products and/or Collaboration Products or such facilities of any third party manufacturer or quality control operations engaged by DUSA; provided that such inspection shall similarly be limited to determining compliance of the facility and procedures applied with cGMP, the Manufacturing Standards and Specifications, and in the number of authorized representatives. DUSA shall promptly inform Schering in writing of the results of any inspection by relevant authorities of manufacturing, storage, or quality control facilities of DUSA or of any third party manufacturer and shall provide copies to Schering of any FDA Form 483 observations, warning letters, field alerts and any associated correspondence. All of Schering's representatives shall have agreed to be bound by the confidentiality provisions of Article 17.

         9.10         Suppliers.

                      9.10.1 Third Party Contractors. Without limiting DUSA's responsibility under this Agreement, DUSA shall have the right at any time to enter into agreements with third parties engaged to perform services or supply facilities or goods in connection with the manufacture, testing, and/or packaging of Finished Products (or Collaboration Products, as the case may be) subject to sentences three and four of this Section 9.10.1. Schering acknowledges that DUSA currently engages North Safety Products, Rhode Island, to supply the Applicator and that DUSA intends to manufacture the Applicator through a third party or itself as a second source of supply. Prior to using a third party other than North Safety Products as the primary final producer of Finished Product and/or Collaboration Product (i.e., not other vendors that supply component parts or services) for DUSA with respect to units to be shipped to Schering, DUSA shall notify Schering in writing [c.i.]; DUSA's use of such alternative supplier [c.i.] to [c.i.] Schering, which [c.i.], and in any event [c.i.] unless Schering establishes that such alternative supplier would not be a competent subcontractor. In the event that Schering [c.i.] in writing, stating the reasons [c.i.], [c.i.] after receipt of DUSA's notice, such alternative supplier [c.i.] Schering. In any event DUSA shall use reasonable efforts to undertake such manufacture or qualify a second source for supply of the Applicator by the end of [c.i.]. DUSA shall ensure that all such facilities comply with the applicable Manufacturing Standards and cGMP and that such facilities are approved by FDA and will give Schering prior written notice, in accordance with Section 9.6.3, of any such arrangement to the extent that such arrangement would require changes to any Marketing Approval for the Territory.

                      9.10.2 Maintenance of Inventory. Until such time as DUSA has qualified a second source for ALA besides the current supplier Sochinaz S.A., Switzerland, DUSA agrees to maintain a level of inventory reasonably calculated [c.i.] of ALA for supply of Collaboration Products or Finished Products, as the case may be, to Schering, based on the minimum quantities that Schering is obligated to order under Section 9.4 above, and taking into consideration [c.i.] of Collaboration Products or Finished Products, as the case may be, held by DUSA and by Schering and [c.i.] of bulk ALA held by DUSA for the supply of Collaboration Products to Schering. Inventory held by [c.i.] shall be [c.i.]

                      9.10.3 Schering Qualification. Schering [c.i.] to qualify itself, or a third party on behalf of itself, as a supplier of ALA, subject to DUSA's rights to supply Collaboration Products


                                      38-
and [c.i.] of supply under the agreement between DUSA and Sochinaz S.A. providing Sochinaz S.A. [c.i.] to supply ALA for [c.i.]. If Schering has qualified itself as a second source of supply of ALA, upon Sochinaz S.A.'s [c.i.] as supplier of ALA to DUSA, by way of [c.i.] between the parties or otherwise, Schering may supply a portion of DUSA's requirements of ALA for use in Collaboration Products and/or Finished Products to be supplied to Schering, and provided that such supply is at a price, and on terms and conditions [c.i.] to DUSA than DUSA could obtain elsewhere, and provided that both Schering and DUSA agree, each at their own discretion, that Schering's acting as such a supplier is in both Schering's and DUSA's best interests.

         9.11 Invoicing. DUSA shall submit the respective invoice to Schering upon shipment of Finished Products and/or Collaboration Products ordered by Schering hereunder. All invoices shall be sent to Schering's address for notices hereunder, and each such invoice shall state DUSA's Cost of Goods for Finished Products and/or Collaboration Products in a given shipment, [c.i.] or [c.i.] incident to the purchase or shipment [c.i.] but to [c.i.] pursuant to Section [c.i.].

         9.12         Shortage of Supply.

                      9.12.1 Joint Efforts.

                             (a) The Parties shall establish a committee (the
"Joint Manufacturing Committee") to oversee the manufacturing activities, and formulate strategic manufacturing and capacity plans, relating to the production of Collaboration Products for the applicable Product Territory and only with respect to addressing such events. The Committee will consist of two representatives from each Party but shall not be constituted until such time as the events described in Section 9.12.1(b) have occurred. Decisions of the Joint Manufacturing Committee shall be by majority approval, with an equal number of representatives of both Schering and DUSA voting on the matter; provided, however, if the Joint Manufacturing Committee cannot reach agreement on a matter, the dispute shall be referred to a designated senior executive officer of each Party with overall responsibility for the Collaboration Products, who shall meet promptly and negotiate in good faith to resolve the dispute.

                             (b) If at any time DUSA becomes aware of a
deficiency in its manufacturing capabilities or the manufacturing capabilities of any third party which is supplying DUSA, and concludes that such deficiency will result in the inability to supply Schering's requirements for Finished Products or Collaboration Products as required pursuant to Section 9.4, or the Parties conclude the same, then in such event the Joint Manufacturing Committee shall immediately convene to address the problem, which may include [c.i.] and [c.i.] to [c.i.] and identifying other actions necessary to resolve the problem. DUSA [c.i.] established by the Joint Manufacturing Committee to prevent potential shortage.

                             (c) In the event there is a disagreement among the
Joint Manufacturing Committee that cannot be resolved by the senior executives of DUSA and Schering as to commercially reasonable efforts that should be undertaken to remedy or prevent a shortfall, the matter shall be resolved in accordance with Section 20.2 below.


                                      39-

               9.12.2 Allocation. In the event that DUSA is selling or has additional distributors of a Finished Product or a Collaboration Product (either outside the Field or outside the applicable Product Territory) and, despite the foregoing measures, is unable to supply all of the worldwide requirements of a Finished Product or a Collaboration Product (on a product-by-product basis), if any, and quantities ordered by Schering under Section 9.4 above due to force majeure or otherwise, DUSA shall allocate the quantities of Finished Product and/or Collaboration Product that DUSA has in inventory, and that DUSA is able to produce, so that [c.i.] of available supplies as determined based on reasonable forecasts (taking into consideration past sales and sales performance against forecast) of Schering, DUSA and DUSA's other distributors.

               9.12.3 Right to [c.i.]. If for any [c.i.] consecutive [c.i.], or for [c.i.] out of any [c.i.] consecutive [c.i.], beginning [c.i.] after the First Commercial Sale of the first Finished Product or the first Collaboration Product, as the case may be, in the first Major Country (and such [c.i.] period beginning again for each new Collaboration Product if such Collaboration Product requires a significant change in the manufacturing process or for a change in manufacturer of such Collaboration Product), DUSA [c.i.] Schering's requirements of such Finished Product (and/or bulk Collaboration Product) as required pursuant to Section 9.4, provided that [c.i.] or [c.i.] of [c.i.] of such Finished Product or Collaboration Product, as the case may be, to the [c.i.] and is [c.i.] to action or inaction of [c.i.], and the Joint Manufacturing Committee determines that [c.i.] will [c.i.] the [c.i.] within [c.i.], then Schering [c.i.] pursuant to Section 9.13 below the quantity of Finished Products or Collaboration Products, as the case may be, for sale in the Territory for use within the Field. Such right in such event shall [c.i.] for a period [c.i.] from the date Schering [c.i.] a unit of Finished Product or Collaboration Product, as the case may be, [c.i.] to Schering's [c.i.] as defined below under Section 9.13; provided that DUSA may [c.i.] of Schering prior to the end of [c.i.] if DUSA agrees to [c.i.] Schering for the [c.i.] incrementally [c.i.] Schering in establishing Schering's [c.i.] such Finished Products or Collaboration Products, as the case may be, and provided further that Schering is able to [c.i.] which Schering might have [c.i.], when DUSA provides Schering [c.i.] and demonstrates that it is able to [c.i.] Schering's requirements of Finished Products or Collaboration Products, as the case may be, for the Territory. A [c.i.] Schering's requirements" shall mean, with respect to a particular Finished Product and/or Collaboration Product, a [c.i.] Schering, in any [c.i.] such [c.i.], [c.i.] of the lesser of: (i) [c.i.] Schering for such [c.i.] as calculated based upon the [c.i.] by Schering under Section [c.i.] above prior to such [c.i.] period, and (ii) the [c.i.] that DUSA is [c.i.] under Section [c.i.] above for such [c.i.].

               9.12.4 Exclusive Remedies: Disclaimer. EXCEPT FOR WILLFUL BREACH BY DUSA OF ITS OBLIGATIONS TO SUPPLY SCHERING THE QUANTITIES OF FINISHED PRODUCT AND/OR COLLABORATION PRODUCT ORDERED PURSUANT TO SECTION 9.4 ABOVE OR REQUIRED BY SECTION 9.12.2 ABOVE, WHICHEVER IS LESS, (A) DUSA'S LIABILITY FOR ANY MATERIAL BREACH BY DUSA OF ITS OBLIGATIONS TO SUPPLY FINISHED PRODUCT AND/OR COLLABORATION PRODUCT TO SCHERING IN ACCORDANCE WITH THIS AGREEMENT SHALL NOT EXCEED [c.i.] FOR DAMAGES UNDER THIS AGREEMENT AND SHALL NOT EXCEED [c.i.] FOR DAMAGES WITH RESPECT TO [c.i.] FOR A TOTAL NOT TO EXCEED [c.i.], AND (B) DUSA SHALL NOT BE LIABLE FOR [c.i.] DAMAGES INCURRED BY SCHERING AS A RESULT OF SUCH A FAILURE.




                                      40--

          9.13 Schering's [c.i.] DUSA hereby [c.i.] Schering, and Schering hereby [c.i.] (the "[c.i.]") under [c.i.] necessary to [c.i.] anywhere in the world (which [c.i.]) for [c.i.] within the Field in the applicable Product Territory. Such [c.i.] shall be subject to all other terms and conditions of this Agreement and the following:

               9.13.1 Exercise of [c.i.]. Schering agrees to [c.i.] under the [c.i.], only to the extent expressly permitted in Section 9.12.3 above or
Section 19.4.2(c) below. In such event, DUSA shall provide to Schering, no later than [c.i.], copies of all documentation within DUSA's control that is reasonably necessary for Schering to [c.i.] Finished Products and/or Collaboration Products, and shall reasonably cooperate with Schering to establish [c.i.], including [c.i.]. In the event that Schering has Collaboration Products [c.i.], such [c.i.] shall enter into a [c.i.] with DUSA to protect against the [c.i.] and [c.i.] of DUSA's [c.i.].

               9.13.2 [c.i.]. In the event of [c.i.] by or under authority of Schering pursuant to the [c.i.], Schering's [c.i.] to DUSA, set forth in Section [c.i.] of this Agreement shall not be operative. Instead, Schering [c.i.] to DUSA an [c.i.] (the "[c.i.]") on [c.i.] of such Collaboration Products by Schering, its Affiliates and Sublicensees, which [c.i.] shall be [c.i.] to [c.i.] that would have been [c.i.] under Article [c.i.] below, [c.i.] of [c.i.] by Schering or a third party pursuant to this Section 9.13.

         9.14 Supply of Light Source. The Parties have entered into a separate agreement governing supply of the Light Source in the U.S. as of the Execution Date in connection with the Initial Product. The Parties agree that Collaboration Products may be promoted with alternate light sources, but for safety and health regulatory reasons, such alternate light sources must be of similar safety and efficacy and approved by the appropriate regulatory authorities, the Collaboration Products must be specifically labeled for use with such alternate light sources, and the protocols used to gather data for approval of the light source must have been approved by the Development Committee. It is understood and agreed that any [c.i.] with respect to [c.i.] shall be the [c.i.] and shall not be included as part of the Development Program unless otherwise agreed in writing.


                                   ARTICLE 10
                     COLLABORATION PRODUCT PAYMENTS TO DUSA

         10.1 Prices. The supply price to Schering for each of the Collaboration Products shall be as follows (the "Supply Price", which shall mean, as applicable, the Commercial Supply Price, Minimum Supply Price or Samples Supply Price).

         10.2 Commercial Sales. With respect to Collaboration Products intended for commercial sale, Schering shall pay to DUSA the amounts provided in 10.2.1 or 10.2.2, depending upon whether such Collaboration Products are sold for use in the United States or countries other than the United States.



                                      41--

               10.2.1 U.S. Sales. For Collaboration Products that are sold for use in the U.S., the Supply Price shall be equal to the sum of the amounts set forth in (a) and (b) below for U.S. sales, (the "Commercial Supply Price"):

                  (a) an amount equal to [c.i.] of the Net Sales price of such unit of Collaboration Product (the "Product Component"); plus

                  (b) an amount equal to a percentage of the Net Sales price of such unit of Collaboration Product, with such percentage determined in accordance with the following percentages of Annual U.S. Net Sales in the particular calendar year (the "Royalty"):


Annual U.S. Net Sales                                Royalty
---------------------                                -------
[c.i.] of Annual U.S. Net Sales                      [c.i.] of such Annual U.S.
                                                     Net Sales

Annual U.S. Net Sales greater                        [c.i.]of such Annual U.S.
than [c.i.]                                          Net Sales

Annual U.S. Net Sales greater                        [c.i.] of such  Annual U.S.
than [c.i.]                                          Net Sales


               10.2.2 ROW Sales. With respect to Collaboration Products sold for use in a country other than the U.S., the Supply Price shall equal the sum of the amounts set forth in (a) and (b) below, subject to paragraphs (c) and (d) below (the "Commercial Supply Price").

                    (a) [c.i.] of such Collaboration Products; plus

                    (b) the Applicable Percentage (as defined below) of the Total Gross Margin (as defined below) from sales of such Collaboration Product in such country (the amount calculated by multiplying the Applicable Percentage by the Total Gross Margin being referred to as the "Gross Margin Percentage"). For such purposes:

                              (i) The "Total Gross Margin" means the Net Sales
of such Collaboration Product in the particular country, less DUSA's Cost of Goods for such Collaboration Product.

                              (ii) The "Applicable Percentage" shall vary
depending upon the Annual ROW Net Sales during the particular calendar year, as follows:


Annual ROW Net Sales                                 Applicable Percentage
--------------------                                 ---------------------
[c.i.] of  Annual ROW Net Sales                      [c.i.]



                                      42--

Annual ROW Net Sales greater                         [c.i.]
than [c.i.]

Annual ROW Net Sales greater                         [c.i.]
than [c.i.]


                              (c) Notwithstanding the foregoing, for the [c.i.]
of Annual ROW Net Sales, the Commercial Supply Price for a unit of Collaboration Product included in such Annual ROW Net Sales shall [c.i.] of the [c.i.] of such unit (subject to Section 10.3 below).

                              (d) In addition, Schering may offset against the
Gross Margin Percentage from Net Sales of Collaboration Products in a particular country up to [c.i.] of the Recoupable Development Costs (as defined below) for such Collaboration Product in such country; provided that the amount of the Gross Margin Percentage shall not be so reduced [c.i.]. However, this paragraph
(d) shall not apply with respect to any units of a Collaboration Product for which the Commercial Supply Price is capped according to paragraph (c) above (i.e., Section 10.2.2(c)). "Recoupable Development Costs" for a country means [c.i.] by Schering [c.i.] with respect to the development of Collaboration Products and obtaining Marketing Approvals in such country; provided that [c.i.] costs that may be included in Recoupable Development Costs for all countries combined in any particular calendar year may not exceed [c.i.] (and any such costs so excluded [c.i.] and [c.i.] to Recoupable Development Costs [c.i.]). Schering shall provide to DUSA [c.i.] after the end of each calendar year an accounting of all Recoupable Development Costs for such Collaboration Product in each country, and any costs that are not so included in such a report may not later be included in Recoupable Development Costs. This paragraph (d) shall not operate to reduce the Supply Price below the applicable Minimum Supply Price.

                  10.2.3 Certain Terms. For purposes of this Agreement, "Annual U.S. Net Sales" shall mean all Net Sales of all Collaboration Products hereunder (i.e., combined) that are sold for use in the U.S. in the calendar year; and "Annual ROW Net Sales" shall mean all Net Sales of Collaboration Products hereunder (combined) that are sold for use in the Product Territory outside the U.S. in the calendar year. Units of Collaboration Product shall be considered sold when the units are invoiced to a customer. It is understood that if the Cost of Goods for units of a Collaboration Product shall be determined on a unit by unit basis, so that if the Cost of Goods for units of a Collaboration Product sold for use in a particular country is different from the Cost of Goods for another country, the actual Cost of Goods of the particular unit shall be used for purposes of this Article 10. Where Cost of Goods is referred to in this
Article 10, it is understood that such term refers to the Cost of Goods of the Collaboration Product in the form of Finished Product. For purposes of the Agreement, references to the "Royalty" portion of the Supply Price shall refer only to that portion of the Commercial Supply Price calculated on Annual U.S. Net Sales under Section 10.2.1(b) above.

         10.3 Minimum Supply Prices. Notwithstanding Section 10.2 above, the Supply Price to be paid to DUSA for units of Collaboration Products sold for commercial use during a calendar year shall not be less than the following minimum price ("Minimum Supply Price"):




                                      43--

               10.3.1 U.S. Sales. For Collaboration Products sold for use in the United States, the Minimum Supply Price shall be as follows:

                    (a) with respect to each Collaboration Product other than the Initial Product, (i) the Minimum Supply Price shall equal [c.i.] for such units [c.i.]of [c.i.], or (ii) for the Initial Product, the Minimum Supply Price shall equal [c.i.]), [c.i.] of which represents payment of the Product Component and [c.i.] of which represents the Royalty.

                    (b) The Minimum Supply Price set forth in clause (ii) of the preceding paragraph (i.e., Section 10.3.1(a)(ii)) for the Initial Product shall be adjusted commencing at the end of each calendar year to reflect the aggregate change, if such change is in excess of [c.i.]), in the Producer Price Index for Pharmaceutical Manufacturers ([c.i.]) (the "PPI") during the preceding year. If the change in the PPI during such period is [c.i.], then the PPI shall be reviewed every year thereafter until the aggregate change since [c.i.] is [c.i.], at which time such adjustment shall be made. Thereafter, the PPI shall be reviewed every year and the Minimum Supply Price set forth in Section 10.3.1(a)(ii) shall be adjusted at the end of each such calendar year to reflect the aggregate change, if such change is [c.i.], in the PPI during the period since the immediately preceding adjustment. The Parties recognize that PPI figures are published by the United States government, and that calendar year figures are not available until some time after the end of the applicable calendar year. As a result, year end adjustments will be made when PPI figures are available, and will be retroactive to the beginning of the relevant calendar year.

               10.3.2 ROW Sales. For Collaboration Products sold for use in countries other than the United States, the Minimum Supply Price shall equal the [c.i.] for such Collaboration Product, plus [c.i.] of [c.i.] of such Collaboration Product in such country. If Schering shall choose not to market a Collaboration Product because the Minimum Supply Price would render such sales as not commercially viable, such Collaboration Product shall be deemed an Abandoned Product for the purposes of this Agreement, and DUSA agrees that it [c.i.] the [c.i.] to any other third party [c.i.] any more [c.i.] than those [c.i.] to Schering.

               10.3.3 Certain Other Terms. Notwithstanding any other provision of this Agreement, in no event shall the Commercial Supply Price paid to DUSA under this Article 10 be less than the applicable Minimum Supply Price, and in no event shall the Royalty be [c.i.] by [c.i.]).

          10.4 Certain Quantities. With respect to quantities described in the following Sections 10.4.1 through 10.4.3, the Supply Price shall be as follows:

               10.4.1 Samples. With respect to Collaboration Products intended for uses other than commercial sale, including without limitation as samples for training programs, educational programs or customer demonstration (collectively, "Samples") Schering shall pay to DUSA an amount [c.i.] for such Samples (the "Samples Supply Price"); provided that units ordered as Samples shall be designated as Samples at the time of order.



                                      44--

               10.4.2 Obsolete Inventory. With respect to any units of Collaboration Products originally purchased for commercial sale that expire or that are accidentally destroyed by Schering, Schering shall pay to DUSA [c.i.].

               10.4.3 Clinical Trial Materials. The cost applicable to Collaboration Products supplied for use in connection with the Development Program shall be [c.i.] for such units and to the extent such materials are used in the performance of the Development Program pursuant to the Development Plan and Budget, the applicable cost shall be included within the Development Cost to be reimbursed pursuant to Article 6 above.

         10.5 Discounting. If Schering or its Affiliate or Sublicensee sells any Collaboration Product to a customer who also purchases other products or services from Schering, its Affiliates or Sublicensees, Schering agrees not to, and to require its Affiliates and Sublicensees not to, discount or price the Collaboration Products in a manner that would disadvantage the Collaboration Products in order to benefit sales or prices of other products offered for sale by Schering, its Affiliates or Sublicensees to such customer.

          10.6 Payments. Payments due to DUSA under Sections 10.1 through 10.4 above shall be made as follows:

               10.6.1 On Delivery. [c.i.] of delivery to Schering of each unit of Finished Product and/or bulk shipment of Collaboration Product and invoice, Schering shall pay to DUSA, [c.i.], on a [c.i.] basis.

               10.6.2 Reconciliation.

                    (a) Not later than [c.i.] following the end of each [c.i.], Schering shall: (i) deliver to DUSA a report summarizing the Net Sales of Collaboration Products for such [c.i.] on a product-by-product and country-by-country basis, such report also setting forth a calculation of the Supply Price for all quantities sold by Schering in such [c.i.]; and (ii) pay to DUSA an amount equal to the Supply Price sold in such [c.i.], less the amount paid as [c.i.] pursuant to 10.6.1 above with respect to such units.

                    (b) Not later than [c.i.] following the end of each [c.i.], Schering shall prepare and deliver to DUSA a final report summarizing the Net Sales of Collaboration Products on a product-by-product and country-by-country basis for the immediately preceding [c.i.]. The amounts paid pursuant to (a) above for the applicable [c.i.] shall be reconciled to the Supply Price pursuant to Sections 10.1 through 10.4 as determined using the actual Net Sales of Collaboration Products for the applicable [c.i.] In the event the payments made by Schering under (a) above for such [c.i.] are less than the amounts actually payable under such Sections, Schering shall be required to pay to DUSA such shortfall [c.i.] such [c.i.] sales report and reconciliation is due. In the event the payments made by Schering under Section 10.6 and 10.6.2 (a) above for such [c.i.] are greater than the amounts actually payable under such Sections, DUSA shall be required to pay to Schering such excess [c.i.] after delivery of the [c.i.] sales report and reconciliation.




                                      45--

         10.7 Adjustment to Commercial Supply Price [c.i.] In the event that:
(i) a Collaboration Product [c.i.], or [c.i.], [c.i.] with respect to the [c.i.] included in a Collaboration Product for an approved indication in any country in the applicable Product Territory during the term of this Agreement (e.g., due to the [c.i.], and/or [c.i.]), (ii) [c.i.] are [c.i.] for [c.i.] in such country, and (iii) such [c.i.] represents a [c.i.] for [c.i.] of [c.i.] of such Collaboration Product and such [c.i.] in the aggregate, in such country in any [c.i.], determined by the [c.i.] given for such Collaboration Product and such [c.i.], in the aggregate, during such [c.i.] (as measured by a [c.i.] or other mechanism agreed upon by the Parties) and Schering reasonably determines that Schering is [c.i.] such [c.i.] (a "[c.i.]"), then Schering shall thereafter [c.i.] to DUSA an adjusted Commercial Supply Price for Net Sales of such Collaboration Product in such country [c.i.] to the [c.i.] in the [c.i.] or [c.i.] of such Commercial Supply Price otherwise payable pursuant to Section 10.2.1(b) and pursuant to Section 10.2.2(b).

         10.8 Undue Hardship. If the terms of this Article 10 impose an unanticipated burden on Schering or DUSA, and in particular if such performance would create a material, adverse imbalance of the economic result hereunder, then the terms and conditions of this Article 10 shall be equitably adjusted by the Parties to remedy such burden or imbalance.



                                   ARTICLE 11
                              THIRD PARTY ROYALTIES

              If, after the Execution Date, Schering and DUSA through the Development Committee agree to utilize in connection with a Collaboration Product other technologies licensed or acquired after the Execution Date from third parties by DUSA, or by Schering, then Schering and DUSA shall share the costs associated with acquiring such technologies including any royalties, license fees, or milestone payments due to third parties with respect to such technologies as mutually agreed. It is understood that unless the Parties so agree, such other acquired technologies or intellectual property shall be excluded from the DUSA Technology for purposes of this Agreement. If the Parties do agree to so utilize technologies or intellectual property licensed or acquired from a third party, DUSA's and Schering's rights in such technologies and intellectual property shall be, as between DUSA and Schering, as mutually agreed in writing between them.



                                   ARTICLE 12
                           PAYMENTS; BOOKS AND RECORDS

         12.1 Payment Method. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the Party to which such payments are due. All dollar amounts specified in this Agreement, and all payments made hereunder, are and shall be made in U.S. dollars. Any payments due under this Agreement which are not paid by the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the [c.i.] publicly announced by [c.i.]on [c.i.] on the date such payment is due, [c.i.], computed on the basis of a three hundred sixty (360) day year, actual days elapsed. The applicable interest rate shall be adjusted each time there shall be a change in the [c.i.]



                                      46--
announced by [c.i.]. This Section 12.1 shall in no way limit any other remedies available to the Parties.

         12.2 Currency Conversion. Where payments to DUSA by Schering under this Agreement are based on Net Sales in countries other than the U.S., the amount of such Net Sales expressed in the currency of each country shall be converted into [c.i.] at the exchange rate of the last day of the applicable [c.i.]. The applicable exchange rate will be the [c.i.] published by [c.i.]. If no [c.i.] is determined for the relevant currency, the Parties shall agree upon another reference rate. Finally, the [c.i.] shall be [c.i.] at the [c.i.] published by the [c.i.] or a successor thereto, and on [c.i.] on the last day of the applicable [c.i.].

         12.3 Taxes. In the event that Schering is required to withhold any tax to the tax or revenue authorities in any country in the Territory regarding any payment to DUSA due to the laws of such country, such amount shall be deducted from the payment to be made by Schering and Schering shall notify DUSA and promptly furnish DUSA with copies of any tax certificate or other documentation evidencing such withholding. Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect. Likewise, if DUSA has the legal obligation to collect and/or pay any sales, use, excise or value added taxes, the appropriate amount shall be added to Schering's invoice and paid by Schering, unless Schering provides DUSA with a valid tax exemption certificate authorized by the appropriate taxing authority.

         12.4 Records; Inspection

               12.4.1 Schering. Schering shall keep, and require its Affiliates and Sublicensees to keep, complete, true and accurate books of accounts and records for the purpose of determining the amounts payable pursuant to this Agreement. Such books and records shall be kept at the principal place of business of Schering, its Affiliates and Sublicensees for [c.i.] following the end of the [c.i.] to which they pertain. Such records will be open for inspection during such [c.i.] by an independent auditor chosen by DUSA and reasonably acceptable to Schering for the purpose of verifying the amounts payable by Schering hereunder Such inspections may be made no more than [c.i.], at reasonable times and on reasonable notice. The independent auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 12.4.1 shall be at the expense of DUSA, unless a variation or error producing an underpayment in amounts payable [c.i.] of the amount paid for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period and any unpaid amounts that are discovered shall be paid by Schering, together with interest on such unpaid amounts at the rate set forth in Section 12.1 above. The Parties will endeavor to minimize disruption of Schering's normal business activities to the extent reasonably practicable.

               12.4.2 DUSA. DUSA shall keep complete, true and accurate books of accounts and records for the purpose of determining payments due pursuant to this Agreement. Such books and records shall be kept open at the principal place of business of DUSA and be for [c.i.] following the end of the [c.i.] to which they pertain. Such records will be open for inspection during such [c.i.] by



                                      47--
an independent auditor chosen by Schering and reasonably acceptable to DUSA for the purpose of verifying the amounts payable by Schering hereunder. Such inspections may be made no more than [c.i.], at reasonable times and on reasonable notice. Schering's independent auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 12.4.2 shall be at the expense of Schering, unless a variation or error producing an overpayment in amounts payable [c.i.] of the amount paid for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period and any overpaid amounts that are discovered will be paid by DUSA, together with interest on such overpaid amounts at the rate set forth in Section 12.1 above. The Parties will endeavor to minimize disruption of DUSA's normal business activities to the extent reasonably practicable.



                                   ARTICLE 13
                                MARKETING EFFORTS

         13.1 Marketing Efforts.

               13.1.1 General. Schering agrees to use [c.i.] efforts (a) to launch each Collaboration Product in each Key Market of each Region of the applicable Product Territory, as soon as possible after receipt of Marketing Approval for such Collaboration Product in such country, and in each other country of the applicable Product Territory as soon as [c.i.]; and (b) after the First Commercial Sale of a Collaboration Product in a country of the applicable Product Territory within the Field, maximize Net Sales in such country.

               13.1.2 Minimum Royalties.

                    (a) Without limiting the foregoing, in the event that the sum of the Royalties and Gross Margin Percentage paid to DUSA by Schering with respect to all Collaboration Products (combined) sold by Schering throughout the Product Territory in a particular Year (as defined below) fails to meet the minimum amounts set forth below for such Year ("Minimum Royalties"), then DUSA may terminate this Agreement upon [c.i.] notice; provided that such right of termination shall not be operative (i) during any [c.i.] in which [c.i.] remains in effect, or (ii) in the event Minimum Royalties were not achieved, Schering makes payments to DUSA, [c.i.] after receipt of such termination notice, in the amount of the shortfall between actual Royalties and Gross Margin Percentage and the Minimum Royalty amounts set forth below for the respective period. Provided further that [c.i.] to [c.i.] shall not apply if Schering's failure to achieve Minimum Royalties is due to: (i) a [c.i.] to [c.i.] such Collaboration Products as required under Article [c.i.]; or (ii) [c.i.] of the Light Source Agreement which [c.i.] Schering's [c.i.] the Initial Product in the U.S.. In either case the foregoing right of termination [c.i.] and [c.i.].


                                              Minimum
              Year                           Royalties
              ----                           ---------
             [c.i.]                      [c.i.]



                                      48--

             [c.i.]                      [c.i.]
             [c.i.]                      [c.i.]
             [c.i.]                      [c.i.]
             [c.i.]                      [c.i.]
             [c.i.]                      [c.i.]



                    (b) In addition to the provisions of paragraph (a) above, the following shall apply:

                              (i) Beginning with Year 1, in the event that the
total Royalties and Gross Margin Percentage paid to DUSA by Schering with respect to all Collaboration Products (combined) in a particular Year are less than the Minimum Royalties for that year and Schering does not make up the shortfall amount as provided by Section 13.2.1(a) above, then notwithstanding any other provision of this Agreement, DUSA shall have the right (directly and/or through third parties) to promote the Collaboration Products which have been [c.i.] for a [c.i.], in the applicable Product Territory.

                              (ii) Should DUSA exercise its right to promote the
applicable Collaboration Product, it is understood that Schering [c.i.] the [c.i.] to sell and distribute the applicable Collaboration Product in the applicable Product Territories, so that DUSA's right to promote would be [c.i.] of a [c.i.], in which DUSA and/or its designee promote the applicable Collaboration Product (including the Initial Product),[c.i.]. It is further understood, however, that DUSA will have the right to control the promotion activities undertaken pursuant to this right.

                              (iii) In the event that DUSA exercises its right
to [c.i.] of a Collaboration Product pursuant to this Section 13.1.2(b), then for each Year in which DUSA exercises such right, Schering shall pay to DUSA an amount of the Co-Promotional Net Sales of such Collaboration Product in such Year in the countries in which DUSA exercises such right which is proportional to the level of effort expended by DUSA (relative to Schering) in exercising such right, but in no event [c.i.] of such total amount. For such purposes, "Co-Promotional Net Sales" shall mean the Net Sales of such Collaboration Product in such country in such Year, less the Net Sales of the Collaboration Product in such country in the Year immediately preceding the Year in which DUSA first exercised its promotion right in such country. In the event that DUSA exercises such right for less than a full Year, the Co-Promotional Net Sales shall be calculated on a pro rata temporis basis. The Parties' relative level of effort shall be measured by auditing and comparing the incremental costs incurred by DUSA and Schering in promoting such Collaboration Product in the countries in which DUSA has exercised such right. In particular, the incremental costs for Schering will be determined by comparing its marketing costs for such Collaboration Product in such countries before DUSA exercised its co-promotion right to such Collaboration Products in such countries to its costs for the same Collaboration Products and countries after DUSA's exercise of its co-promotion right. Such comparison shall be completed [c.i.] after the end of each calendar year in which DUSA exercises this right.

                    (c) For purposes of this Section 13.1, "Year 1" shall mean the first calendar year in which the First Commercial Sale of the Initial Product occurs, provided that if the




                                      49--
first Commercial Sale occurs after September 30 of any year, "Year 1" shall be the following calendar year; "Years" 2, 3, 4, 5, shall mean the successive calendar years after Year 1.

                    (d) Such termination pursuant to this Section 13.1 shall be effective [c.i.] written notice and shall be deemed a termination of the Agreement under Section 19.3 below.

          13.2 (a) Failure to File. Subject to Section 13.2.1, if Schering fails to file an MAA in any country [c.i.] after the first filing of an MAA for such Collaboration Product (except for the Initial Product, for which the period shall be [c.i.] after [c.i.]) in the first Major Country, or if Schering thereafter fails to continue using reasonable efforts to obtain and maintain a Marketing Approval for such Collaboration Product in such country, then in either such event such Collaboration Product shall be deemed an Abandoned Product in such country; and such country shall be deemed an "Abandoned Country" for such Abandoned Product. In addition, if Schering determines that it is commercially unreasonable to file an MAA or thereafter maintain such MAA or Marketing Approval for a Collaboration Product in any country of the Product Territory on the terms of this Agreement, Schering may, upon reasonable notice to DUSA, terminate its rights and obligations under this Agreement with respect to such Collaboration Product for such country, and such country shall cease to be a part of the Product Territory with respect to such Collaboration Product for all purposes of this Agreement and all rights to distribute such Collaboration Product in such country shall revert to DUSA as of DUSA's receipt of Schering's notice of cancellation. This Section 13.2 shall not limit any other remedies DUSA may have under applicable law.

                  (b) MAA Filing after Additional Trial. If, because of marketing considerations or regulatory requirements in a specific country, additional development activities for a Collaboration Product are necessary before Schering can file an MAA for such Collaboration Product in such country, then [c.i.] described under Section 13.2(a) shall not be applicable. Instead, a period of [c.i.] is complete or [c.i.] after the clinical follow-up work on the last patient of such trial is complete (as determined by the protocol for such trial), whichever is less, shall be the applicable deadline for filing of such MAA for such Collaboration Product in such country.

         13.3 Failure to Sell. If Schering fails to launch a Collaboration Product in any country [c.i.] from the date of Marketing Approval for such Collaboration Product in such country, then such country shall be deemed an Abandoned Country for such Collaboration Product and such Collaboration Product shall be deemed an Abandoned Product in such country; provided that such failure is not due to [c.i.] as required by Article [c.i.] (or due to [c.i.] of the Light Source Agreement which [c.i.] the Initial Product in the U.S.). In addition, if Schering determines that [c.i.] to [c.i.] of a Collaboration Product in a particular country on the terms of this Agreement Schering may, upon [c.i.] notice to DUSA, [c.i.] or [c.i.] in such country and such country shall cease to be a part of the Product Territory for such Collaboration Product for all purposes of this Agreement, and all rights to distribute such Collaboration Product in such country shall revert to DUSA as of DUSA's receipt of Schering's notice [c.i.] This Section 13.3 shall not limit any other remedies DUSA may have under applicable law.




                                      50--

         13.4 Other. It is understood that if a country is deemed an Abandoned Country under this Article 13 with respect to a Collaboration Product, such Collaboration Product shall be deemed an Abandoned Product in such Abandoned Country.



                                   ARTICLE 14
                              INTELLECTUAL PROPERTY

         14.1 Licenses to Schering. Subject to the terms and conditions of this Agreement, including Article 9 above, DUSA hereby grants to Schering a license under the DUSA Technology to (i) promote, market, sell, have sold, import and otherwise distribute Collaboration Products for use solely within the Field in the applicable Product Territory, and (ii) to carry out those activities assigned to Schering under the Development Program in accordance with the Development Plan and Budget in effect from time to time hereunder. The license granted in (i) shall be exclusive, and the license granted in (ii) shall be non-exclusive (it being understood that such non-exclusivity shall not limit Schering's obligations under Section 16.2), and in each case shall include the right to grant sublicenses, subject to the other terms and conditions of this Agreement, including without limitation Section 8.5 above.

         14.2 Ownership of Inventions. Title to all inventions and other intellectual property made solely by Schering personnel in connection with the Development Program shall be owned by Schering. Title to all inventions and other intellectual property made solely by DUSA personnel in connection with the Development Program shall be owned by DUSA. Title to all inventions and other intellectual property made jointly by personnel of DUSA and Schering in connection with the Development Program shall be jointly owned by Schering and DUSA. Except as expressly provided in this Agreement, it is understood that neither Party shall have any obligation to account to the other for profits, or to obtain any approval of the other Party to license or exploit a joint invention, by reason of joint ownership of any invention or other intellectual property.

         14.3     Patent Prosecution.

               14.3.1 Solely Controlled.

                    (a) Prosecution by DUSA.

                              (i) DUSA and Schering shall establish a patent
review committee to consider joint funding of patent prosecution and maintenance activities (e.g., the conducting of any interferences, re-examinations, reissues, oppositions or requests for patent term extensions relating to the DUSA Technology using counsel of its choice) for those core DUSA Patents listed in Exhibit 14.3 and of prosecution and maintenance for those additional DUSA Patents not listed in Exhibit 14.3 which DUSA brings forward, in its sole discretion, to the committee. This patent review committee shall be composed of an equal number of representatives from each of DUSA and Schering, with a total number of members as the Parties may agree. Each of the Parties may replace its members upon notice to the other Party. The patent review committee shall meet on an ad hoc basis, as requested by DUSA upon reasonable notice.



                                      51--

                              (ii) The patent review committee shall consider
those patent issues brought before it by DUSA and shall make recommendations, on a majority basis, regarding any joint funding for the issues brought before it. DUSA shall not be obligated to adopt the patent review committee's recommendations, but such adoption, if it includes joint funding by the Parties, shall obligate Schering to reimburse DUSA, [c.i.] of [c.i.] for such activities, for [c.i.] of the costs [c.i.], however, if DUSA enters into a license agreement or research and development collaboration with a third party or parties involving products covered by a patent or patent application that is the subject of such DUSA Patents and such third party pays a portion of the costs, Schering's reimbursement shall be reduced proportionately on a pro rata basis (e.g., Schering's percentage would be reduced to [c.i.] if DUSA enters into [c.i.], or [c.i.] if DUSA enters into [c.i.]). Notwithstanding the foregoing, in case the patent review committee does not reach agreement with respect to funding patent related expenses for DUSA's core patents listed in Exhibit 14.3. Schering's share of patent expenses related to DUSA's core patents shall be [c.i.], unless a majority of the committee has a reasonable basis to allocate a different share.

                              (iii) The Parties acknowledge that the DUSA
Patents listed in Exhibit 14.3 shall remain DUSA Patents for the purpose of this Agreement regardless of whether or not Schering reimburses DUSA for patent-related costs.

                              (iv) With respect to DUSA Patents or proposed
patents not listed in Exhibit 14.3, if the patent review committee does not recommend joint funding for a proposed patent activity, then Schering shall not be obligated to contribute a [c.i.] share of the resulting costs for such patent activity and such patent shall be excluded from the terms of this Agreement (and such patent or application (and any patents issuing on such application) shall thereafter be excluded from the definition of DUSA Patents hereunder), and Schering shall have no right or license under this Agreement with respect to such patent or patent application (or any patent issuing thereon) ("Rejected Patents"). Notwithstanding the foregoing, [c.i.] such Rejected Patents [c.i.] of this Agreement by [c.i.] of the [c.i.] incurred by [c.i.] with respect to such DUSA Patents from the date on which the patent review committee declined to recommend joint funding of such Rejected Patent and [c.i.] of the [c.i.].

                              (v) Irrespective of recommendations of the patent
review committee, DUSA retains the right, at its expense, to control the preparing, filing, prosecuting and maintaining of solely owned patent applications and patents within the DUSA Technology worldwide, in such countries as it deems appropriate, and the conducting of any interferences, re-examinations, reissues, oppositions or requests for patent term extensions relating to the DUSA Technology using counsel of its choice. DUSA shall be obligated to maintain the DUSA Patents listed in Exhibit 14.3 in those countries where they have been filed as of the Execution Date.

                    (b) Prosecution by Schering. In the event that DUSA declines to file or, having filed, declines to further prosecute and maintain any such patent applications or patents in accordance with 14.3.1(a) above, or conduct any interferences or oppositions, or request any re-examinations, reissues or extensions of patent term with respect to the DUSA Patents, Schering shall have the right to file, prosecute and maintain such patent applications or patents or conduct




                                      52--
such interferences, at its own expense, in the name of DUSA in any country. If DUSA declines to pursue prosecution of a pending patent application in any country, or not to maintain an issued patent in any country, it shall notify Schering [c.i.] prior to the date the next action or filing is due to be taken with respect to the subject patent application or patent. Notwithstanding the foregoing, Schering shall not take any such action that could adversely affect a patent or application owned by DUSA, unless such action is mutually agreed by the Parties.

                  14.3.2 Joint Inventions. DUSA shall have the first right to pursue patent or other intellectual property protection for inventions that are owned jointly by Schering and DUSA under Section 14.2 above. To exercise this right, DUSA shall propose such action to the patent review committee (as established by Section 14.3.1(a)). If the committee recommends joint funding, Schering shall promptly reimburse DUSA for [c.i.] of [c.i.] in connection with such activities as they are incurred, and all right, title and interest in and to such patent or application (as the case may be) and any patents issuing thereon will be jointly owned. If the committee does not recommend such joint funding and either Party chooses to pursue patent protection for such joint invention in a particular country, then all right, title and interest in and to such patent or application (as the case may be) and any patents issuing thereon shall be owned by the Party pursuing such patent or application DUSA shall notify Schering [c.i.] prior to the date the next action or filing is due to be taken with respect to a jointly owned invention, patent application or patent, as to whether DUSA intends to take any of the foregoing actions with respect to such invention, patent application or patent. If, at that time, DUSA chooses not to propose patent protection for such joint invention to the patent review committee, then Schering may exercise its right hereunder to do so.

                  14.3.3 Cooperation. DUSA shall keep Schering reasonably informed as to the status of patent matters pertaining to the DUSA Technology, including providing to Schering upon request copies of any significant documents that such Party receives from or sends to patent offices, such as notices of interferences, re-examinations, oppositions or requests for patent term extensions, all as reasonably requested by the other Party. DUSA and Schering shall each cooperate with and assist the other in connection with such activities.

         14.4     Defense of Third Party Infringement Claims.

                  14.4.1 Defense. If the production, sale or use of any Collaboration Product within the Field pursuant to this Agreement results in a claim, suit or proceeding alleging patent infringement against DUSA or Schering (or their respective Affiliates or Sublicensees) (collectively, "Actions"), such Party shall promptly notify the other Party hereto in writing. The Party subject to such Action shall have the exclusive right to defend and control the defense of any such Action (including the conclusion of a potential settlement (but limited to the rights granted pursuant to this Agreement)) using counsel of its own choice, and the Action, subject to Sections 18.1 and 18.2, shall be at such Party's own expense; provided, however, that the other Party may participate in the defense and/or settlement thereof at its own expense with counsel of its choice. The Party in the Action agrees to keep the other Party hereto reasonably informed of all material developments in connection with any such Action.




                                      53--

                  14.4.2 [c.i.]. [c.i.] shall have the [c.i.] the [c.i.] payable to [c.i.] hereunder with respect to the Collaboration Product that is the subject of such Action (including a [c.i.] pursuant to Section [c.i.]), [c.i.] of [c.i.] in an Action, and [c.i.] of the [c.i.] such Action (including the [c.i.] and other reasonable [c.i.]).

         14.5 Enforcement. Subject to the provisions of this Section 14.5, in the event that Schering reasonably believes that any DUSA Technology necessary for the manufacture, use or sale of a Collaboration Product within the Field is infringed or misappropriated by a third party or is subject to a declaratory judgment action arising from such infringement in such country, in each case with respect to the manufacture, sale or use of a product in the Territory with application within the Field, Schering shall promptly notify DUSA. In such event, DUSA shall have the initial right (but not the obligation) to enforce DUSA Patents with respect to such infringement, or defend any declaratory judgment action with respect thereto (for purposes of this Section 14.5, an "Enforcement Action").

               14.5.1 Initiating Actions. In the event that DUSA fails to initiate an Enforcement Action to enforce the DUSA Patents, against a commercially significant infringement by a third party in a country in the Territory, which infringement consists of the manufacture, sale or use of a product in the Field in such country, within [c.i.] of a request by Schering to initiate such Enforcement Action, Schering may initiate an Enforcement Action against such infringement with DUSA's prior written approval, which approval shall not be unreasonably withheld. DUSA shall cooperate in such Enforcement Action at Schering's expense, provided that Schering indemnifies DUSA against any liability arising therefrom. The Party initiating or defending any such Enforcement Action shall keep the other Party hereto reasonably informed of the progress of any such Enforcement Action, and such other Party shall have the right to participate with counsel of its own choice.

               14.5.2 DUSA Enforcement. With respect to Enforcement Actions initiated by DUSA in a country, with [c.i.] and [c.i.], Schering shall [c.i.] of the costs and expenses (including [c.i.] and [c.i.]) of such Enforcement Action. Any recovery received as a result of any Enforcement Action to enforce DUSA Patents pursuant to this Section 14.5 shall be used first to reimburse the Parties for the costs and expenses (including [c.i.] and [c.i.]) incurred in connection with such Enforcement Action, and the remainder of the recovery shall be shared (to the extent the same represents damages from sales of products within the Field) equally between the Parties; provided, however, if either Party initiates the Enforcement Action and the other Party does not agree [c.i.] of the costs and expenses thereof, the non-funding Party shall not be entitled to any amount recovered in such Enforcement Action to the extent the same represents damages from sales of products within the Field.

         14.6 Third Party Rights. The foregoing provisions of Sections 14.3 through 14.5 shall be subject to and limited by any agreements pursuant to which DUSA acquired or licensed any particular DUSA Technology, all of which that exist as of the Execution Date are listed on Exhibit 14.6.



                                      54--

         14.7 No Rights Beyond Collaboration Products. Except as expressly provided herein, nothing in this Agreement shall be deemed to grant to Schering rights in products or technology other than the Collaboration Products; nor shall any provision of this Agreement, be deemed to restrict DUSA's right to exploit any DUSA Technology in products other than Collaboration Products or outside the Field or outside the Territory or applicable Product Territory.

         14.8 Covenants. It is understood that, with respect to any particular Collaboration Product, whether or not the manufacture, use or sale of such Collaboration Product by DUSA and/or Schering in any country requires a license under intellectual property rights of the other, neither DUSA nor Schering shall market, sell or distribute a Collaboration Product anywhere in the world except in accordance with this Agreement, including Article 8.

         14.9 Patent Marking. Schering agrees to mark and have its Affiliates and Sublicensees mark all patented Collaboration Products they sell or distribute pursuant to this Agreement in accordance with the applicable patent statutes or regulations in the country or countries of manufacture and sale thereof.



                                   ARTICLE 15
                                   TRADEMARKS

         15.1 Display. All packaging materials, labels and promotional materials for the Initial Product sold in the U.S. shall display the Levulan Trademark and the Kerastick Trademark, and the Parties shall agree as to which trademarks shall be displayed on such labels and materials for other Collaboration Products sold in the U.S. [c.i.] the trademarks to be displayed on packaging materials, labels and promotional materials for Collaboration Products sold ex-U.S. In addition, all such materials and labels shall display the trade name of Schering and DUSA, it being understood that the [c.i.] name shall be the more prominently displayed of the two names. The Schering trademarks, the Alternative Schering Marks (as defined below), trade dress, style of packaging and the like with respect to each Collaboration Product may be determined by Schering so as to be consistent with Schering's standard trade dress and style.

         15.2 License. DUSA hereby grants to Schering a [c.i.] license, to use the Levulan Trademark, Kerastick Trademark and DUSA trade name (collectively, the "DUSA Marks"), in each country of the Territory for the term of this Agreement in connection with the marketing and promotion of Collaboration Products for use and sale within the Field as contemplated in this Agreement. Such license shall be exclusive for use and sale within the Field. DUSA shall grant Schering a [c.i.] license to use such additional trade names as may be developed by DUSA for Collaboration Products pursuant to this Agreement, which shall also be included within the DUSA Marks. The ownership and all goodwill from the use of the DUSA Marks shall vest in and inure to the benefit of DUSA. DUSA reserves all rights not expressly granted herein.

         15.3 Registration. DUSA agrees to file, register and maintain a registration for the DUSA Marks in such countries of the Territory listed in
Exhibit 15.3 hereto and such other countries as are agreed by the Parties, for the term of this Agreement, at DUSA's expense, for use with Collaboration



                                      55--

Products. In those countries of the Territory where "Levulan" or "Kerastick" is not selected [c.i.] for use and registration in connection with Collaboration Products, Schering will develop, file, register and maintain a registration for such alternative trademark [c.i.] In such event, such alternative mark shall be deemed an "Alternative Schering Mark", and, notwithstanding the other Sections of Article 15, the following provisions shall apply:

                  (i) Schering shall grant DUSA a royalty-free license for the term of this Agreement to use such Alternative Schering Marks for each Abandoned Product in each Abandoned Country in which they are registered. Goodwill from the use of the Alternative Schering Marks shall vest in and inure to the benefit of Schering.

                  (ii) DUSA agrees that at no time during or after term of this Agreement will DUSA challenge or assist others to challenge the Alternative Schering Marks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to such Alternative Schering Marks.

         15.4 Ownership. DUSA recognizes the exclusive ownership by Schering of any proprietary Schering name, logo, or trademark furnished by Schering (or Schering's Affiliates) or Alternative Schering Mark for use in connection with the Collaboration Products. DUSA shall not, during the term of this Agreement or thereafter, register, use, or attempt to obtain any right in and to any such name, logo, Alternative Schering Mark or trademark (other than those rights granted herein) or in and to any name, logo or trademark confusingly similar thereto. Schering hereby acknowledges DUSA's exclusive ownership rights in the DUSA Marks, and accordingly agrees that at no time during or after the term of this Agreement to challenge or assist others to challenge the DUSA Marks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to such DUSA Marks.

         15.5 Recordation. In those countries where a trademark license must be recorded, DUSA will provide and record a separate trademark license for Schering for the DUSA Marks. Schering shall cooperate in the preparation and execution of such documents. In those countries where a trademark license must be recorded, Schering will provide and record a separate trademark license for DUSA for the Alternative Schering Marks. DUSA shall cooperate in the preparation and execution of such documents.

         15.6 Mark Infringement. Each Party shall notify the other promptly upon learning of any actual, alleged, or threatened infringement of a DUSA Mark or an Alternative Schering Mark applicable to a Collaboration Product or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or similar offenses.

         15.7 Approval of Representation of DUSA Marks All representations of DUSA Marks that Schering intends to use shall first be submitted to DUSA for approval (which [c.i.]) of design, color, and other details or shall be exact copies of those used by DUSA and shall in any event comply with DUSA's usage guidelines as established from time to time. Schering shall submit representative promotional materials, packaging and Collaboration Product using any DUSA Mark




                                      56--
to DUSA for DUSA's review and comment prior to their first use and prior to any subsequent change or addition to such promotional materials.

         15.8 Termination. Schering's right to use the DUSA Marks shall terminate in each country of the Territory in which Schering's rights to distribute the Collaboration Product are terminated in accordance with this Agreement (subject to Section 19.4.3 below). Schering shall cooperate in the cancellation of any trademark licenses recorded or entered into in such countries. If Schering's rights to distribute a Collaboration Product in a country in the Territory are terminated and an Alternative Schering Mark was used in connection with the marketing and promotion of such Collaboration Product in such country, then Schering shall execute an irrevocable assignment of the Alternative Schering Mark in such country in favor of DUSA and cooperate with DUSA in accomplishing such assignment, including any documents necessary to transfer the registration of such Alternative Schering Mark in such country to DUSA.



                                   ARTICLE 16
                         REPRESENTATIONS AND WARRANTIES

          16.1 General Warranties.

               16.1.1 DUSA Warranties. DUSA warrants and represents to Schering that:

                    (a) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein;

                    (b) it has not previously granted and will not grant any rights in conflict with the rights and licenses granted herein;

                    (c) as of the date of the Agreement DUSA has not received from a third party notice that the manufacture, sale or use of a Collaboration Product within the Field would infringe any intellectual property rights of such third party and to its knowledge and belief, no action, suit or claim has been initiated or threatened against DUSA with respect to the DUSA Technology or DUSA's right to enter into and perform its obligations under this Agreement, other than the Japanese patent opposition received by DUSA on February 12, 1999 and previously disclosed to Schering;

                    (d) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to the DUSA Technology, or any portion thereof, to manufacture, sell or use a Collaboration Product that is in conflict with the rights or licenses granted under this Agreement.

                    (e) to the best of its knowledge, as of the Execution Date, it is not aware of any prior act or any fact which causes it to conclude that any DUSA Patent is invalid or unenforceable, PROVIDED, HOWEVER, THAT DUSA EXPRESSLY DOES NOT WARRANT THAT ANY DUSA PATENT IS VALID OR ENFORCEABLE;




                                      57--

               (f) it has complied in all material respects with each license agreement under which DUSA obtained DUSA Technology including but not limited to the PARTEQ License Agreement, and during the term hereof will comply in all material respects, and use all reasonable efforts to keep in full force and effect, each such license agreement; neither this Agreement, nor any of the transactions contemplated hereby will, with the giving of notice, constitute a default or breach of any such license agreement, and

               (g) except for those agreements listed on Exhibit 14.6, (i) DUSA has obtained all right, title and interest in and to the DUSA Technology and
(ii) the DUSA Technology is free and clear of any liens, encumbrances or rights to repurchase, and is subject only to obligations of DUSA under the agreements specified in Exhibit 14.6;

               (h) during the term hereof, DUSA will not grant a lien or other encumbrances on any of the subject matter of this Agreement or on any of DUSA's rights, benefits, or obligations hereunder or on the DUSA Technology, which would conflict with the rights of Schering hereunder;

               (i) it has provided to Schering all material Data and other information in its possession or of which DUSA is aware as of the Execution Date, concerning efficacy, side effects, injury, toxicity, or sensitivity, reaction and incidents or severity thereof, associated with any preclinical use, clinical use, studies, investigations, or tests with Collaboration Products (humans or animals). Such disclosure includes information contained in publicly available filings with the U.S. Securities and Exchange Commission;

               (j) it has conducted or has caused its contractors or consultants to conduct, and will in the future conduct, the preclinical and clinical studies of Collaboration Products and those activities which it is responsible for under the Development Program, in accordance with applicable United States law, known or published standards of the FDA and with respect to future conduct, standards of the EMEA specifically agreed upon by the Development Committee, as applicable, and the scientific standards applicable to the conduct of such studies and activities in the United States;

               (k) it has employed and will in the future employ individuals of appropriate education, knowledge, and experience to conduct or oversee the conduct of DUSA's clinical and preclinical studies of Collaboration Products and DUSA's activities under the Development Program;

               (l) it has not employed (and, to the best of its knowledge, has not used a contractor or consultant that has employed) and in the future will not employ (or, to the best of its knowledge, use any contractor or consultant that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of EMEA), or, to the best knowledge of DUSA, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMEA), in the conduct of the preclinical or clinical studies of Collaboration Products and DUSA's activities under the Development Program; and



                                      58--

                    (m) in the course of Developing Collaboration Products, it has not conducted (other than as has been disclosed to Schering regarding activities at Sochinaz S.A.), and during the course of this Agreement it will not conduct, any material development activities in violation of good laboratory and clinical practices and cGMP, in each case as applicable under the laws and regulations of the country where such activities are conducted, and will conduct such activities in accordance with Section 4.1.3(d).

               16.1.2 Schering Warranties. Schering warrants and represents to DUSA that (i) it has the full right and authority to enter into this Agreement and grant the rights granted herein; (ii) to the best of its knowledge as of the Execution Date, Schering is not engaged in contract negotiations with respect to in-licensing or acquiring any specific product or technology in the Field; and
(iii) in the course of performing those activities assigned to it under the Development Program, Schering will not conduct any material activities in violation of good laboratory and clinical practices and cGMP, in each case as applicable under the laws and regulations of the country where such activities are conducted, and will conduct such activities in accordance with Section 4.1.3(d).

               16.1.3 Mutual Warranty. Each Party warrants and represents to the other that the Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor to such Party's knowledge, violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

          16.2 Mutual Covenants of Exclusivity. During the Term of the Development Program, Schering covenants that neither Schering nor any of its Affiliates shall research or develop a Collaboration Product outside the Development Program or except as pursuant to this Agreement. Without limiting the operation of Sections 3.2.3 and 3.3.2 above, during the Term of the Development Program, DUSA covenants that neither DUSA nor any of its Controlled Affiliates shall research or develop a Collaboration Product inside the Field inside the applicable Product Territory except as is permitted herein.

          16.3 Warranties Regarding Products. DUSA represents and warrants that:
(i) all quantities of Finished Products and/or Collaboration Products will comply with all applicable Specifications and Manufacturing Standards at the time of shipment to Schering and through the applicable expiration date; and
(ii) the Initial Product will be having a [c.i.] of [c.i.] from date of shipping.

          16.4 Notice.

               16.4.1 DUSA agrees to provide Schering prompt written notice of any condition or circumstance which DUSA concludes would likely give rise to a condition of breach or any notice or in the event DUSA receives a notice of an alleged breach by DUSA under the PARTEQ License Agreement which, if uncured, would entitle PARTEQ to terminate the PARTEQ License Agreement. In such event, if DUSA is [c.i.] Schering [c.i.] to [c.i.] to PARTEQ [c.i.] DUSA shall provide Schering with [c.i.] to Schering's [c.i.] within [c.i.] of the Effective Date. Schering shall




                                      59--

[c.i.] against [c.i.] to PARTEQ or any other party to the extent [c.i.] were [c.i.] to cure the default and were [c.i.] to PARTEQ or any other party [c.i.].

          16.5 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF ANY PATENTS ISSUED OR PENDING.



                                   ARTICLE 17
                                 CONFIDENTIALITY

         17.1 Confidential Information. Except as expressly provided herein, the Parties agree that the receiving Party shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by the other Party hereto pursuant to this Agreement which if disclosed in tangible form is marked "Confidential" or with other similar designation to indicate its confidential or proprietary nature or if disclosed orally is indicated orally to be confidential or proprietary by the Party disclosing such information at the time of such disclosure and is confirmed in writing as confidential or proprietary by the disclosing Party within a reasonable time after such disclosure (collectively, "Confidential Information"). Notwithstanding the foregoing, Confidential Information shall not include information that, in each case as demonstrated by written documentation:

               17.1.1 was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure or, as shown by written documentation, was developed by the receiving Party independent of disclosure by the disclosing Party;

               17.1.2 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

               17.1.3 became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

               17.1.4 was subsequently lawfully disclosed to the receiving Party by a person other than a Party or developed by the receiving Party without reference to any information or materials disclosed by the disclosing Party.

          17.2 Permitted Disclosures. Notwithstanding the provisions of Section
17.1 above, each Party hereto may disclose the other Party's Confidential Information to the extent such disclosure is reasonably necessary to exercise the rights granted to it, or reserved by it (including without limitation in the case of Schering use of Data and DUSA Know-How to support marketing and sales activities, public relations activities, professional services activities, and medical education activities for Collaboration Products in the Field in the applicable Product Territory), under this Agreement (including the right to grant sublicenses, as applicable), prosecuting or defending litigation,




                                      60--
complying with applicable governmental regulations, submitting information to tax or other governmental authorities, or conducting clinical trials hereunder with respect to Collaboration Products, provided that if a Party is required to make any such disclosure of the other Party's Confidential Information, to the extent it may legally do so, it will give reasonable advance notice to the latter Party of such disclosure and, save to the extent inappropriate in the case of patent applications or otherwise, will use its reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). If the Party whose Confidential Information is to be disclosed has not filed a patent application with respect to such Confidential Information, it may require the other Party to delay the proposed disclosure (to the extent the disclosing Party may legally do so), for [c.i.] to allow for the filing of such an application. This Article 17 shall not limit either Party's right under Article 7 to use and disclose Data.

         17.3 Prior Non-Disclosure Agreements. Upon execution of this Agreement, the terms of this Article 17 shall supercede any prior non-disclosure, secrecy, or confidentiality agreement between the Parties.



                                   ARTICLE 18
                                 INDEMNIFICATION

         18.1 Indemnification of DUSA. Schering shall indemnify and hold harmless each of DUSA and its Affiliates and the directors, officers, and employees of DUSA and such Affiliates and the successors and assigns of any of the foregoing (the "DUSA Indemnitees"), from and against any and all liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees and other expenses of litigation) (any of the foregoing, a "Claim") incurred by any DUSA Indemnitee, arising from or occurring as a result of: (a) bodily injury or death of a human being caused by the use, marketing, distribution or sale of any Finished Product and/or Collaboration Product by Schering, its Affiliates or Sublicensees in the applicable Product Territory, but solely to the extent that such bodily injury or death arise out of or result from (i) the negligence or willful misconduct of Schering, or (ii) the breach by Schering of any warranties by Schering given in Article 16 above; or (b) infringement claims brought by third parties with respect to DUSA's manufacture or preparation of Finished Products and/or Collaboration Products hereunder or conduct of the Development Program (subject to [c.i.] pursuant to Section 14.4.2 above); (c) breach of any warranties by Schering in Article 16 above; or (d) the negligence or willful misconduct of Schering in the performance of its obligations under this Agreement.

         18.2 Indemnification of Schering. DUSA shall indemnify and hold harmless each of Schering and its Affiliates and Sublicensees and the directors, officers, and employees of Schering and its Sublicensees and of such Affiliates and the successors and assigns of any of the foregoing (the "Schering Indemnitees") from and against any and all Claims incurred by any Schering Indemnitee, arising from or occurring as a result of (a) bodily injury or death of a human, being caused by the manufacture, marketing, use, distribution or sale of any Finished Product and/or Collaboration Product, but solely to the extent that such bodily injury or death arise out of or result from (i) such Finished Product and/or Collaboration Product not having been manufactured in compliance with the




                                      61--
applicable Manufacturing Standards or not complying with the applicable Specifications through its applicable expiration date; (ii) the negligence or willful misconduct of DUSA, or (iii) the breach by DUSA of any warranties given by DUSA in Article 16 above; (b) any breach of any warranty by DUSA in Article 16 above or (c) the negligence or willful misconduct of DUSA in the performance of its obligations under this Agreement.

         18.3 General Indemnification of DUSA. Schering shall indemnify and hold harmless any of the DUSA Indemnitees from and against any and all Claims incurred by a DUSA Indemnitee resulting from or arising out of the use, marketing, distribution or sale of any Finished Product and/or Collaboration Product (excluding in each case the Initial Product) by Schering, its Affiliates or Sublicensees in the applicable Product Territory to the extent that such Claims incurred by such DUSA Indemnitee are not within the provisions of Section
18.1 or 18.2 and to the extent that such Claim exceeds any amount recoverable by the DUSA Indemnitee under any applicable DUSA Indemnitee insurance; [c.i.] that Schering's liability under this Section 18.3 [c.i.] of such Claims incurred by the DUSA Indemnitee.

         18.4 General Information of Schering. DUSA shall indemnify and hold harmless any of the Schering Indemnitees from and against any and all Claims incurred by a Schering Indemnitee resulting from or arising out of the manufacture, use, marketing, distribution or sale of any Finished Product and/or Collaboration Product in the applicable Product Territory to the extent that such Claims incurred by such Schering Indemnitee are not within the provisions of Section 18.1 or 18.2 and to the extent that such Claim exceeds any amount recoverable by the Schering Indemnitee under any applicable Schering Indemnitee insurance; [c.i.] that DUSA's liability under this Section 18.4 [c.i.] of such Claims incurred by the Schering Indemnitee.

         18.5 Procedure. A Party that intends to claim indemnification under this Article 18 (the "Indemnitee") shall promptly notify the other Party (the "Indemnitor") in writing of any Claim, in respect of which the Indemnitee intends to claim such indemnification, and except for matters described in
Section 18.1(b) above (which is subject to Section 14.4), the Indemnitor shall have sole control of the defense and/or settlement thereof. The indemnity arrangement in this Article 18 shall not apply to amounts paid in settlement of any action with respect to a Claim, if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Claim, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 18 but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this Article
18. The Indemnitee under this Article 18, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Claim covered by this indemnification.

         18.6 Insurance. DUSA maintains and will continue to maintain a general liability/product liability insurance policy providing coverage of at least $1,000,000 per incident, $2,000,000 aggregate and $4,000,000 excess at its cost. Schering shall obtain by the date of the first Marketing Approval for a Collaboration Product, at its cost, a general liability/product liability insurance policy providing coverage for damages in humans at a level which is customary in the pharmaceutical




                                      62--
industry and to maintain such insurance for the term of this Agreement. Schering shall alternatively have the right to satisfy the obligation under this Section
18.6 through a reasonable program of self-insurance. Both Parties shall provide written evidence of such insurance coverage to the other Party upon request.



                                   ARTICLE 19
                              TERM AND TERMINATION

          19.1 Term. This Agreement shall become effective as of the Execution Date and, unless earlier terminated pursuant to the other provisions of this
Article 19, shall expire as follows:

               19.1.1 Product-by-Product. As to each Collaboration Product in each country in the applicable Product Territory, this Agreement shall expire on the later of (i) [c.i.] after the First Commercial Sale of such Collaboration Product in such country, or (ii) the date that neither the manufacture, sale nor use of such Collaboration Product [c.i.] by a [c.i.] in such country.

               19.1.2 Entire Agreement. This Agreement shall expire in its entirety upon the expiration of this Agreement with respect to all Collaboration Products in all countries in the Territory (it being understood, however, that certain provisions of this Agreement shall survive, as expressly set forth in
Section 19.4.3 below).

          19.2 Termination for Cause.

               19.2.1 Breach. Either Party to this Agreement may terminate this Agreement in the event the other Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for [c.i.] after written notice thereof was provided to the breaching Party by the non-breaching Party. The Parties agree that [c.i.] of the [c.i.] which shall not have been cured within any applicable cure period, shall be deemed a breach of this Agreement for purposes of this
Section 19.2.1. Any termination shall become effective at the end of such [c.i.] unless the breaching Party (or any other Party on its behalf) has cured any such breach or default prior to the expiration of the [c.i.] Notwithstanding the foregoing, in the event of a non-monetary breach or default, if the default is not reasonably capable of being cured within the [c.i.] cure period by the breaching Party and such breaching Party is making a good faith effort to cure such breach or default, the notifying Party may not terminate this Agreement, provided, however, that the notifying Party may terminate this Agreement if such breach or default is not cured within [c.i.] of such original notice of breach or default. The right of either Party to terminate this Agreement as hereinabove provided shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous default.

          19.2.2 Termination for Insolvency.

                    (a) In the event that one of the Parties hereto shall be declared insolvent or go into liquidation, a receiver or a trustee be appointed for substantially all of the property or estate of that Party and said receiver or trustee is not removed within sixty (60) days, or the Party makes a




                                      63--
general assignment for the benefit of creditors (collectively, a "Bankruptcy Event"), and whether any of the aforesaid Bankruptcy Events be the outcome of the voluntary act of that Party, or otherwise, the other Party shall be entitled to terminate this Agreement (or in the event DUSA suffers such a Bankruptcy Event, Schering may effect its rights described in Section 19.2.2(b) forthwith by giving a written notice to DUSA). Each Party agrees (to the extent it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit the termination of this Agreement or in any way modify the effects thereof as provided herein; and each Party (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the other Party, but will suffer and permit the execution of every power as though no such law had been enacted.

                    (b) In the event of a Bankruptcy Event Schering may elect in lieu of terminating this Agreement to declare the [c.i.] pursuant to this Agreement [c.i.]. From the date of receipt of notice of such election, DUSA shall have no further rights or obligations under this Agreement, except that DUSA may enforce any financial obligations of Schering before or after such election, and Schering may enforce any manufacturing and supply obligations of DUSA; provided that if such election occurs prior to the First Commercial Sale of a Collaboration Product, any [c.i.] and [c.i.] incurred by Schering to Commercialize such Collaboration Product as a result of such election shall [c.i.] by Schering to DUSA.

               19.2.3 Termination Upon Change of Control. In the event (i) fifty percent (50%) or more of DUSA's outstanding shares of stock entitled to vote for the election of directors are acquired by a Major Pharmaceutical Company (by purchase or merger); or (ii) this Agreement is assigned to a Major Pharmaceutical Company pursuant to Section 20.7 below upon a sale of substantially all of the assets of DUSA (either event (i) or (ii) being deemed "Change of Control"); then in any such case Schering may terminate this Agreement upon [c.i.] written notice to DUSA provided that such notice is given within [c.i.] after the date DUSA gives Schering written notice of an event described in (i) or (ii). A "Major Pharmaceutical Company" shall be any third party (i) whose revenues from sales of pharmaceutical products, on a consolidated basis in the last full fiscal year prior to the closing of the Change of Control, were in excess of US $3 Billion; or (ii) that is engaged in the pharmaceuticals business, whose shares are publicly traded, and whose market capitalization based on shares outstanding as of the date of the closing of the Change of Control exceeds US $3 Billion.

          19.3 Termination Upon Notice. Schering may terminate this Agreement [c.i.] written notice to DUSA, provided that such notice is given after [c.i.] of the Execution Date. In addition, DUSA may terminate this Agreement as described in Section 13.1.2 (which termination shall be deemed a termination pursuant to this Section 19.3).

          19.4 Effects of Expiration or Termination.

               19.4.1 Accrued Obligations. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude




                                      64--
either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

               19.4.2 Early Termination.

                    (a) If this Agreement is terminated pursuant to Section 19.3, or DUSA terminates this Agreement pursuant to Section 19.2.1 by reason of a breach by Schering, Schering's funding obligation shall continue under Section
6.1 with respect to the Development Plan and Budget for Collaboration Products then under development until completion of the then-current phase of development, (i.e., Phase I, Phase II or Phase III) as applicable, for each such Collaboration Product. In the event that the Development Plan and Budget in effect at the time of termination does not extend through completion of the applicable Phase to be completed for each Collaboration Product then being developed under the Development Program, then the Development Costs to be reimbursed under this Section 19.4.2 (a) shall be the costs that are incurred by DUSA in completing the applicable Phase for each such Collaboration Product. Schering shall not have rights to market any products so funded and no such products shall be Collaboration Products for purposes of this Agreement.

                    (b) In the event of a termination by Schering pursuant to
Section 19.2.3 (Termination Upon Change of Control), the term "Collaboration Products" shall include, for all purposes of this Agreement, only those products within the Field for which Marketing Approvals have been obtained pursuant to the Development Program; and the provisions of Articles 2, 7, 8 (other than 8.8), 9, 10, 12, 13, 14, 15, 16, 17, 18, 19, and 20, and of Sections 4.3, 5.1.1,
5.2, 6.3, and 6.4, shall continue in full force and effect with respect to each Collaboration Product until such time as the term specified in Section 19.1.1 with respect to such Collaboration Product expires (at which time, the provisions of Section 19.4.3 shall apply).

                    (c) In the event Schering has the right to terminate this Agreement pursuant to Section 19.2.1 by reason of a breach by DUSA (other than by reason of a breach of Article 9), then in lieu of exercising that right, Schering may elect to instead send a "Notice of Limitation" to DUSA, and to continue, by its own efforts and at its sole expense, development and marketing of certain Collaboration Products, as specified below. If Schering sends such Notice of Limitation to DUSA, the term "Collaboration Products" shall include, for all purposes of this Agreement, only those products within the Field which are marketed by Schering or for which MAAs have been filed, or for which Phase III clinical trials were continuing, in each case at the time of the Notice of Limitation, pursuant to the Development Program or outside the U.S. under Schering's direction and in accordance with Section 4.2; and the provisions of Articles 2, 7, 8 (other than 8.8), 10, 12, 13, 14, 15, 16, 17, 18, 19, and 20, and of Sections 4.3, 5.1.1, 5.2, 6.3 and 6.4, shall continue in full force and effect with respect to each Collaboration Product until such time as the term specified in Section 19.1.1 with respect to such Collaboration Product expires (at which time, the provisions of Section 19.4.3 shall apply). Unless DUSA so notifies Schering otherwise, Article 9 also shall continue in effect, and, if DUSA notifies Schering that Article 9 will not so continue, then Section 9.13 shall survive and [c.i.] shall have [c.i.] the [c.i.]. Notwithstanding the foregoing, however, Schering shall have the right to prepare and file MAAs in [c.i.] for such Collaboration Products (i.e., notwithstanding Section [c.i.] above) and [c.i.] shall be required under [c.i.] of




                                      65--

Section [c.i.]. Further, Schering shall have the [c.i.] the [c.i.] portion of any Commercial Supply Price accruing to DUSA after such termination, [c.i.] of the Recoupable Development Costs incurred by Schering for [c.i.], in the same manner as is specified in Section [c.i.] above; provided that the [c.i.] may not be so reduced by [c.i.].

               19.4.3 Rights on Expiration. Upon the expiration, but not an earlier termination, of this Agreement with respect to a particular Collaboration Product:

                    (a) Sections 15.1, 15.3, 15.4,15.7 and 15.8 above shall
survive with respect to such Collaboration Product and the DUSA Marks, other than the DUSA tradename, under which such Collaboration Product was being marketed as of the date of such expiration; provided, however, that Schering shall pay to DUSA a royalty equal to [c.i.] of the Net Sales of such Collaboration Product ("Trademark Royalty"). Such payments shall be made [c.i.] for so long as Schering retains rights to such DUSA Marks, and Article 12 above shall survive with respect to such payment obligations. Schering shall have the right to terminate its license to the DUSA Marks with respect to any particular Collaboration Product upon [c.i.] notice to DUSA, in which case this Section
19.4.3 shall have no further force or effect from and after the effective date of such termination (subject to Section 19.5 below).

                    (b) Sections 15.1, 15.3, 15.4, 15.7 and 15.8 shall
survive with respect to such Collaboration Product and the Alternative Schering Marks under which such Collaboration Product was being marketed as of the date of such expiration; provided, however that Schering shall pay to DUSA a Trademark Royalty as defined above. Such payment shall be made quarterly for so long as Schering continues to market and promote such Collaboration Product with an Alternative Schering Mark, and Article 12 above shall survive with respect to such payment obligations. Schering shall have the right to terminate its use of the Alternative Schering Marks with respect to any particular Collaboration Product upon [c.i.] notice to DUSA, in which case this Section
19.4.3 shall have no further force or effect from and after the Effective Date of such termination (subject to Section 19.5 below).

                    (c) DUSA shall either continue to supply such Collaboration Product to Schering in accordance with Articles 9 and 10 above, provided that if competition from [c.i.] renders such Supply Price [c.i.] then the Supply Price [c.i.] by mutual agreement so as to be competitive with [c.i.], or if DUSA does not so elect, or the Parties are unable to agree, Schering shall have a [c.i.], without the [c.i.], under [c.i.] to [c.i.] such Collaboration Product within the Field in the Territory (subject to Schering's compliance with paragraph (a) above with respect to such Collaboration Product). During the period in which DUSA continues to supply a Collaboration Product to Schering under this Section 19.4.3(c), DUSA agrees that it shall not supply such Collaboration Product to any third party.

               19.4.4 Products in Inventory. Schering and its Affiliates and Sublicensees shall have the right to distribute Collaboration Products in their inventories or otherwise in their control as of the expiration or termination of this Agreement for a period [c.i.] from such expiration or termination, including pursuant to Section 19.4.3(a) and (b) (the "Trailing Period"), in all cases subject to the Supply Price payment obligation under Article 10 above.




                                      66--

               19.4.5 Return of Materials. All trademarks, marks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind relating to the Collaboration Products and received from or owned by DUSA shall remain the property of DUSA. [c.i.] after expiration of the Trailing Period, Schering shall destroy all tangible items bearing, containing, or contained in, any of the foregoing, in its possession or control and provide written certification of such destruction, or prepare such tangible items for shipment to DUSA, as DUSA may direct, at DUSA's expense. Schering shall not make or retain any copies of any Confidential Information of DUSA which may have been entrusted to it. Effective upon expiration of the Trailing Period, Schering shall cease to use all trademarks and trade names of DUSA. During the term of this Agreement and after any termination or expiration of this Agreement, without limiting Section
19.5 below, DUSA shall have the right to continue to use and disclose for any purpose customer lists, customer data and other customer information and any and all Data relating to the Collaboration Products, which is or was provided or required to be provided by Schering to DUSA pursuant to this Agreement.

               19.4.6 No Renewal, Extension or Waiver. Acceptance of any order from, or sale or license of, any Collaboration Product to Schering after the effective date of termination or expiration of this Agreement shall not be construed as a renewal or extension hereof, or as a waiver of termination of this Agreement.

          19.5 Survival. Articles 1, 17, 18, 19 and 20, and Sections 12.4, 14.2, 14.3.2, 14.3.3, 14.7, the last two sentences of Section 4.3.1(d) and the last sentence of Section 15.2 and Section 15.3(i) of this Agreement shall survive expiration or termination of this Agreement for any reason. Except as otherwise provided in this Article 19 all rights and obligations of the Parties under this Agreement shall terminate upon expiration or termination of this Agreement for any reason; provided that the expiration or any termination of this Agreement shall not release a Party from the obligations to make any payments that were due or had accrued as to the effective date of such termination.


                                   ARTICLE 20
                                  MISCELLANEOUS

          20.1 Governing Law, Venue. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the State of New York, U.S.A., without reference to conflicts of laws principles. Any legal action arising under this Agreement shall be brought in the United States District Court for the Southern District of New York. The U.N. Convention on the Sale of Goods shall not apply to this Agreement.

          20.2 Particular Disputes.

               20.2.1 Section 3.5 and 8.8 Disputes. The Parties agree that it is important to be able to clarify any disputes regarding Section 3.5 or Section
8.8 quickly. Accordingly, in the event that Schering disputes DUSA's right to proceed to grant any right or license to a third party, develop products or otherwise proceed, based upon Section 3.52 or Section 8.8, Schering shall initiate an



                                      67--
arbitration proceeding under Section 20.2.3 below [c.i.] after Schering's receipt of the Notice under Section 3.5, or the Initial Notice under Section 8.8, that is the subject of the dispute, or respectively, [c.i.] after DUSA notifies Schering that DUSA believes that Section 3.5 or Section 8.8 above does not apply to any subject matter or that such Section applies in any particular manner. If Schering does not initiate such arbitration within such [c.i.] or [c.i.], as applicable, Schering shall have no further right to dispute DUSA's right to grant any right or license, or otherwise claim rights pursuant to
Section 3.5 or Section 8.8 in or relating to the product within the Field, Collaboration Product or other subject matter that was the subject of such dispute.

               20.2.2 Arbitration. In the event of a dispute pursuant to Section 9.12.1(c), the matter shall be resolved pursuant to Section 20.2.3 below. However, notwithstanding Section 9.12.1(c) such arbitration shall be conducted as a "baseball" style arbitration, so that the only decision of the arbitration shall be to adopt the proposal of either DUSA or Schering as to the measures that DUSA must undertake to remedy or prevent a failure to adequately supply Schering's requirements of Finished Products and/or Collaboration Products in accordance with this Agreement. In no event, however, shall DUSA be obligated to undertake measures that are not commercially reasonable or inconsistent with the terms of this Agreement.

               20.2.3 Procedures. Any dispute or claim (i) arising out of or in connection with Section 8.8 of this Agreement or the performance or breach thereof, (ii) the application of Section 8.9 or 9.12.1(c) or (iii) the sales expectation for year three for an additional indication under Section 6.3.1 above, shall be finally settled by binding arbitration in New York, New York under the Rules of American Arbitration Association by a single arbitrator appointed in accordance with the Rules; provided however, that upon request by either Party in the event of a claim or dispute as to the application of Section
8.9 or 9.12.1(c), such arbitration shall be conducted by a panel of three (3) arbitrators chosen in accordance with such Rules. The decision and/or award rendered by the arbitrators shall be written, final and non-appealable and may be entered in any court of competent jurisdiction. The costs of any arbitration, including administrative fees and fees of the arbitrators, shall be shared equally by the Parties, unless otherwise determined by the arbitrators. Each Party shall bear the cost of its own attorneys' and expert fees; provided that the arbitrators may in their discretion award to the prevailing Party the costs and expenses incurred by the prevailing Party in connection with the arbitration proceeding. THE PARTIES AND ARBITRATOR SHALL USE ALL DILIGENT EFFORTS TO COMPLETE ANY ARBITRATION OF A CLAIM OR DISPUTE DESCRIBED IN (i) ABOVE (I.E., WITH RESPECT TO SECTION 8.8) [c.i.] OF APPOINTMENT OF THE ARBITRATOR, AND TO COMPLETE ANY ARBITRATION OF A CLAIM OR DISPUTE DESCRIBED IN (ii) ABOVE (I.E.,WITH RESPECT TO SECTION 8.9) [c.i.] AFTER APPOINTMENT OF THE ARBITRATOR (OR ARBITRATION PANEL, AS APPLICABLE).

          20.3 Force Majeure. Nonperformance of any Party shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of the nonperforming Party.




                                      68--

          20.4 No Implied Waivers; Rights Cumulative. No failure on the part of DUSA or Schering to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          20.5 Independent Contractors. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute DUSA or Schering as partners in the legal sense. No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any third party. This agreement does not create a partnership for USA federal income tax purposes (as defined in Section 761 of the USA Internal Revenue Code), for any USA state or local jurisdiction, or in any country other than the USA. Therefore there is no requirement to file Form 1065, USA Partnership Return of Income, any similar USA state or local income tax return, or any similar document with tax authorities in any country other than the USA.

          20.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto:


Schering:                              Schering AG
                                       D-13342
                                       Berlin, Germany
                                       Attn:  Head, Center of Dermatology


With a copy to:                        Schering AG
                                       D-13342
                                       Berlin, Germany
                                       Attn:  Legal Department

DUSA:                                  DUSA Pharmaceuticals, Inc.
                                       25 Upton Drive,.
                                       Wilmington, Massachusetts,
                                       01887, USA
                                       Attn: D. Geoffrey Shulman
                                       Fax: 978-657-9193

with a copy to:                        Wilson Sonsini Goodrich & Rosati
                                       Professional Corporation
                                       650 Page Mill Road
                                       Palo Alto, California 94304-1050
                                       Attn:  Kenneth A. Clark, Esq.
                                       Fax:  (650) 493-6811



                                      69--

         20.7 Assignment. This Agreement shall not be assignable by either Party to any third party hereto without the written consent of the other Party hereto; either Party may assign this Agreement without the other Party's consent to an entity that acquires substantially all of the business or assets of the assigning Party (or that portion thereof to which this Agreement relates), in each case whether by merger, acquisition, or otherwise (it being understood that the foregoing shall not be deemed to limit Schering's rights under Section 19.2.3) the acquiring Party assumes this Agreement in writing or by operation of law. In addition, either Party shall have the right to assign this Agreement to an Affiliate upon notice to the non-assigning Party; provided that if the non-assigning Party reasonably believes such assignment could result in material adverse tax consequences to the non-assigning Party, such assignment shall not be made without the non-assigning Party's consent.

         20.8 Affiliate Assignment. Subject to the last sentence of Section 20.7 above, Schering may assign any of its rights or obligations under this Agreement in any country to any of its Affiliates; provided, however, that such assignment shall not relieve Schering of its responsibilities for performance of all of its obligations under this Agreement. Schering shall promptly inform DUSA of such assignment and the terms thereof. Any assignment under this Section must obligate the assignee to the terms and conditions of this Agreement.

         20.9 Modification. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by all Parties hereto. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all Parties.

         20.10 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. In the event a Party seeks to avoid a provision of this Agreement by asserting that such provision is invalid, illegal or otherwise unenforceable, the other Party shall have the right to terminate this Agreement [c.i.] prior written notice to the asserting Party, unless such assertion is eliminated and the effect of such assertion cured within such [c.i.] period. Any termination in accordance with the foregoing sentence shall be deemed a termination pursuant to Section 19.2 and the Party who made such assertion shall be deemed the breaching Party for purposes of applying Sections 19.4 and 19.5.

         20.11 Publicity Review. Neither Party shall originate any written publicity, news release or other announcement or statement relating to the announcement or terms of this Agreement (collectively, a "Written Disclosure"), without the prompt prior review and written approval of the other Party, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may make any public Written Disclosure it believes in good faith based upon the advice of counsel is required by applicable law, rule or regulation or any listing or trading




                                      70--
agreement concerning its or its Affiliates' publicly traded securities; provided, however, that such Written Disclosure shall minimize to the extent possible the financial information disclosed, and that prior to making such Written Disclosure, the disclosing Party shall provide to the other Party a copy of the materials proposed to be disclosed and provide the receiving Party with an opportunity to promptly review the Written Disclosure. Notwithstanding the foregoing, the Parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding Question & Answer outline for use in responding to inquiries about the Agreement; thereafter, Schering and DUSA may each disclose to third parties the information contained in such press release and Question & Answer outline without the need for further approval by the other.

         20.12 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

         20.13 Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

         20.14 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of DUSA and Schering are subject to prior compliance with United States and foreign export regulations and such other United States and foreign laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments of the United States and foreign jurisdictions. DUSA and Schering shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

         20.15 Entire Agreement. This Agreement, the Light Source Agreement, the Stock Purchase Agreement, the Guaranty, and the Credit Agreement, together with all the Exhibits thereto, constitute the entire agreement, both written or oral, with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings or agreements, whether written or oral, between DUSA and Schering with respect to such subject matter.


                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered in duplicate originals as of the date first above written.


DUSA PHARMACEUTICALS, INC.                               SCHERING AG


By: /s/ D. Geoffrey Shulman                         By: /s/ Klaus Pohle

Name: D. Geoffrey Shulman, MD, FRCPC                Name: Prof. Klaus Pohle

Title: President and Chief Executive Officer        Title: Vice Chairman of the
                                                           Board of Executive
                                                           Directors


                                                    By: /s/ Hans Maier

                                                    Name: Dr. Hans Maier

                                                    Title: Head of Center
                                                           of Dermatology






                                      71--

                                                              By:

                                                              Name:

                                                              Title:




                                      72--

                                   EXHIBIT 1.4

                             AMINOLEVULINIC ACID HCL


                                     [c.i.]







                                      1--

                                  EXHIBIT 1.17

                                  DUSA PATENTS

                                  EXHIBIT 1.17

                                  DUSA PATENTS

-----------------------------------------------------------------------------------------------------------------------------------

                                                    ISSUED PATENTS
-----------------------------------------------------------------------------------------------------------------------------------
COUNTRY       SERIAL NO.          PATENT NO.    FILING DATE  ISSUE DATE      TITLE
------------- ------------------- ------------- ------------ --------------- ------------------------------------------------------
U.S.A         07/386,414          5,079,262     07/28/89     01/07/92        Method of treatment and detection of malignant and
                                                                             non-malignant lesions utilizing 5-aminolevulinic acid.


------------- ------------------- ------------- ------------ --------------- ------------------------------------------------------
U.S.A         07/783,750          5,211,938     10/28/91     05/18/93        Method of detection of malignant and non-malignant
                                                                             lesions by photochemotherapy of protoporhyrin IX
                                                                             precursors.


------------- ------------------- ------------- ------------ --------------- ------------------------------------------------------
U.S.A         07/865,151          5,234,940     04/08/92     08/10/93        Photchemotherapeutic method using 5-aminlevulinic acid
                                                                             and precursors therof.


------------- ------------------- ------------- ------------ --------------- ------------------------------------------------------
U.S.A         08/082,113          5,422,093     06/28/93     06/06/95        Photochemotherapeutic method using 5-aminolevulinic
                                                                             acid and precursors thereof.


------------- ------------------- ------------- ------------ --------------- ------------------------------------------------------
U.S.A         08/136,831          5,441,531     10/18/93     08/15/95        Illuminator and methods for photodynamic therapy.

              Corres to Canada
              2,108,654
------------- ------------------- ------------- ------------ --------------- ------------------------------------------------------
U.S.A         08/215,273          5,474,528     03/21/94     12/12/95        Combination controller and patch for the photodynamic
                                                                             therapy of dermal lesion.


-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                    ISSUED PATENTS
-----------------------------------------------------------------------------------------------------------------------------------
U.S.A          08/215,274            5,489,279     03/12/94     02/06/96     Method of applying photodynamic therapy to dermal
                                                                             lesion.


-------------- --------------------- ------------- ------------ ------------ ------------------------------------------------------
U.S.A          08/215,272            5,505,726     03/21/94     04/09/96     Article of manufacture for the photodynamic therapy of
                                                                             dermal lesion.


-------------- --------------------- ------------- ------------ ------------ ------------------------------------------------------
U.S.A          08/466,427            5,782,895     06/06/95     07/21/98     Illuminator for photodynamic therapy.


-------------- --------------------- ------------- ------------ ------------ ------------------------------------------------------
U.S.A          08/921,664            5,856,566     09/02/97     01/05/99     Sterilized 5-aminolevulinic acid.


-------------- --------------------- ------------- ------------ ------------ ------------------------------------------------------
U.S.A          08/962,294            5,954,703     10/31/97     09/21/99     Method and Apparatus for Applying ALA


-------------- --------------------- ------------- ------------ ------------ ------------------------------------------------------
U.S.A          08/465,242            5,955,490     06/05/95     09/21/99     Photochemotherapeutic method using 5-aminlevulinic
                                                                             acid and other precursors of endogenous porhyrins.
               CIP of 08/092,925

-------------- --------------------- ------------- ------------ ------------ ------------------------------------------------------
Australia      60343/90              624,985       07/25/90     10/19/92     Method of detection and treatment of malignant and
                                                                             non-malignant lesions by photochemotherapy.
               Corres to USSN
               07/386,414
-------------- --------------------- ------------- ------------ ------------ ------------------------------------------------------
Australia      38832/93              674,310       04/02/93     04/09/97     Photochemotherapeutic method using 5-aminolevulinic
                                                                             acid and precursors thereof.
               Corres to USSN
               07/865,151
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                    ISSUED PATENTS
-----------------------------------------------------------------------------------------------------------------------------------
New Zealand    251,284               251,284      04/02/93     11/10/97        Photochemotherapeutic method using 5-aminolevulinic
                                                                               acid and precursors thereof.
               Corres to USSN
               07/865,151
-------------- --------------------- ------------ ------------ --------------- ----------------------------------------------------
Japan          02-510192             2731032      07/25/90     Granted, but    Photochemotherapeutic Method
                                                               in opposition
               Corres USSN
               07/386,414
-------------- --------------------- ------------ ------------ --------------- ----------------------------------------------------
Korea          700294/1991           178277       07/25/90     Granted         Method For Treating Skin Disorders With
                                                                               Photochemotherapy

               Corres USSN
               07/386,414
-------------- --------------------- ------------ ------------ --------------- ----------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                           FOREIGN AND PCT PATENT APPLICATIONS
-----------------------------------------------------------------------------------------------------------------------------------
COUNTRY              SERIAL NO.           PATENT NO.    FILING DATE   ISSUE DATE  TITLE
-------------------- -------------------- ------------- ------------- ----------- -------------------------------------------------
Corresponding to USSN 07/386,414 (US Patent No 5,079,262)
-----------------------------------------------------------------------------------------------------------------------------------
Korea                Divisional of        178277                      Abandoned   Method For Treating Skin Disorders With
                                                                                  Photochemotherapy

                     700294/1991
-------------------- -------------------- ------------- ------------- ----------- -------------------------------------------------
[c.i.]
-------------------- -------------------- ------------- ------------- ----------- -------------------------------------------------

-------------------- -------------------- ------------- ------------- ----------- -------------------------------------------------
Corresponding to USSN 07/865,151 (US Patent No 5,234,940)
-----------------------------------------------------------------------------------------------------------------------------------
[c.i.]
-------------------- -------------------- ------------- ------------- ----------- -------------------------------------------------

------------------------ --------------- ----------- ----------- ------------ -----------------------------------------------------
EPO                      93907704                    04/02/93    Abandoned
------------------------ --------------- ----------- ----------- ------------ -----------------------------------------------------
[c.i.]
------------------------ --------------- ----------- ----------- ------------ -----------------------------------------------------
New Zealand              314801          251284      05/13/97    Granted      Photochemotherapeutic Method Using 5-Aminolevulinic
                                                                              Acid and precursors thereof.
-----------------------------------------------------------------------------------------------------------------------------------
Corresponding to USSN 08/082,113 (US Patent No 5,422,093)
-----------------------------------------------------------------------------------------------------------------------------------
[c.i.]
------------------------ --------------- ----------- ----------- ------------ -----------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Corresponding to CASN 2,108,654
-----------------------------------------------------------------------------------------------------------------------------------
Israel                   111,222                     10/10/94    Abandoned
------------------------ --------------- ----------- ----------- ------------ -----------------------------------------------------
Mexico                   9408,007        188009      10/10/94    Granted      Illumination Lamp For Photodynamic Therapy
------------------------ --------------- ----------- ----------- ------------ -----------------------------------------------------
[c.i.]
------------------------ --------------- ----------- ----------- ------------ -----------------------------------------------------
[c.i.]
------------------------ --------------- ----------- ----------- ------------ -----------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Corresponding to USSNs 08/215,272, 08/215,273, 08/215,273
-----------------------------------------------------------------------------------------------------------------------------------
[c.i.]
------------------------ --------------- ----------- ----------- ------------ -----------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Corresponding to USSN 08/465,242
-----------------------------------------------------------------------------------------------------------------------------------
[c.i.]
------------------------ --------------- ----------- ----------- ------------ -----------------------------------------------------
[c.i.]
------------------------ --------------- ----------- ----------- ------------ -----------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Corresponding to USSN 08/962,294 (US Patent No 5,954,703)
-----------------------------------------------------------------------------------------------------------------------------------
[c.i.]
------------------------ --------------- ----------- ----------- ------------ -----------------------------------------------------

------------------------ --------------- ----------- ----------- ------------ -----------------------------------------------------

                                  EXHIBIT 1.21

                      U.S. STANDARD PACKAGING AND LABELING

                              DRAFT SPECIFICATION

DUSA PHARMACEUTICALS, INC.                                        WILMINGTON, MA

     [c.i.]

     [IMAGE]

     [c.i.]

     [IMAGES]

     [c.i.]

                                  EXHIBIT 1.38

                         INITIAL PRODUCT SPECIFICATIONS

                                     [c.i.]

                                  EXHIBIT 4.1.1

                              INITIAL PRODUCT PLAN


                                     [c.i.]

                                 EXHIBIT 8.1(b)

        REGIONS                                           KEY MARKETS
        -------                                           -----------


                                     [c.i.]

                                   EXHIBIT 8.6

                             INITIAL MARKETING PLAN

                                     [c.i.]

                                   EXHIBIT 9.3

                            SCHERING INITIAL FORECAST

                                     [c.i.]

                                   EXHIBIT 9.7

                       INITIAL PRODUCT INSPECTION CRITERIA


                                     [c.i.]

                                  EXHIBIT 14.3

                                  CORE PATENTS

                                  EXHIBIT 14.3
                                  CORE PATENTS

#5,079,262 Method of detection and treatment of malignant and non-malignant lesions utilizing 5-aminolevulinic acid (1/7/92)

#5,211,938 Method of detection of malignant and non-malignant lesions by photochemotherapy of protoporhyrin IX precursors (5/18/93)

#5,234,940 Photchemotherapeutic method using 5-aminolevulinic acid and precursors therof (8/10/93)

#5,422,093 Photochemotherapeutic method using 5-aminolevulinic acid and precursors thereof (6/6/95)

#5,954,703 Method and Apparatus for Applying ALA (9/21/99)

                                  EXHIBIT 14.6

                             THIRD PARTY LICENSORS

                                  EXHIBIT 14.6

                              THIRD PARTY LICENSORS

Amended and Restated License Agreement, dated March 11, 1998, between DUSA and PARTEQ

Co-Development Agreement, dated June 2, 1995, between DUSA and National
     Biological Corporation

Purchase and Supply Agreement dated November 5, 1998, between DUSA and National
     Biological Corporation

                                  EXHIBIT 15.3

                           REGISTRATION OF DUSA MARKS

                                  EXHIBIT 15.3

                           REGISTRATION OF DUSA MARKS

--------------------------------------------------------------------------------------------------------------------------------
                                                     REGISTRATION    REGISTRATION   APPLICATION   APPLICATION   APPLICATION
DUSA MARK                      COUNTRY/TERRITORY     DATE            NUMBER         PENDING       DATE          NUMBER
================================================================================================================================
DUSA Pharmaceuticals, Inc.     United States         3/7/95          1,882,782
================================================================================================================================
Levulan                        United States         12/23/97        2,124,359
================================================================================================================================
Levulan                        Europe                2/1/99          572,263
================================================================================================================================
Kerastick                      United States         TBD             TBD                  x       10/27/97      75/379489
================================================================================================================================
Kerastick                      Europe                TBD             TBD                  x       04/26/99      001152347
================================================================================================================================
BLU-U                          United States         TBD             TBD                  x       10/27/99      75/379349
================================================================================================================================
BLU-U                          Europe                TBD             TBD                  x       04/26/99      001151844
================================================================================================================================